Exhibit 99.1

EXECUTION COPY

AGENCY SUCCESSION AND AMENDMENT AGREEMENT

THIS AGENCY SUCCESSION AND AMENDMENT AGREEMENT (this “Agreement”), dated as of March 30, 2011 by and among GATEHOUSE MEDIA HOLDCO, INC. (“Holdco”), GATEHOUSE MEDIA OPERATING, INC. (the “Company”), GATEHOUSE MEDIA MASSACHUSETTS I, INC. (“GateHouse I”), GATEHOUSE MEDIA MASSACHUSETTS II, INC. (“GateHouse II”) and ENHE ACQUISITION, LLC (“ENHE” and, together with GateHouse I and GateHouse II, collectively the “Subsidiary Borrowers” and individually a “Subsidiary Borrower”), those subsidiaries of Holdco party hereto as Guarantors (together with Holdco, collectively the “Guarantors” and individually a “Guarantor”; the Guarantors, together with the Company and the Subsidiary Borrowers, collectively the “Credit Parties” and individually a “Credit Party”), the Required Lenders party hereto, WELLS FARGO BANK, N.A. (“Wells Fargo”), successor-by-merger to Wachovia Bank, National Association, as the resigning Administrative Agent and Control Agent (in such capacities, the “Existing Agent”) under that certain Credit Agreement (as defined below), and the Successor Agent (as defined below). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

RECITALS

WHEREAS, the Credit Parties, the Lenders and the Existing Agent are parties to that certain Amended and Restated Credit Agreement dated as of February 27, 2007 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”);

WHEREAS, the Existing Agent desires to resign as Administrative Agent and Control Agent under the Credit Agreement and the other Credit Documents;

WHEREAS, the Required Lenders desire to appoint GLEACHER PRODUCTS CORP. (“Gleacher”), as successor Administrative Agent and successor Control Agent (in such capacities together, the “Successor Agent”) under the Credit Agreement and the other Credit Documents, the Company desires to approve such appointment, and the Successor Agent wishes to accept such appointment;

WHEREAS, the Credit Parties and the Existing Agent are parties to an Amended and Restated Security Agreement dated as of February 28, 2007 (as amended, supplemented or otherwise modified and in effect from time to time, the “Security Agreement”);

WHEREAS, the Credit Parties and the Existing Agent are parties to an Amended and Restated Pledge Agreement dated as of February 28, 2007 (as amended, supplemented or otherwise modified and in effect from time to time, the “Pledge Agreement”);

WHEREAS, the parties hereto wish now to amend the Credit Agreement, the Security Agreement and the Pledge Agreement in certain respects, as provided herein; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

Section 1. Agency Succession.

1.01 Agency Resignation, Waiver, Consent and Appointment. As of the Effective Date (as defined below), (a) the Existing Agent hereby resigns as the Administrative Agent and Control Agent as provided under Section 8.9 (Successor Administrative Agent) of the Credit Agreement and shall have no further obligations under the Credit Documents in such capacities; (b) the Required Lenders hereby appoint Gleacher as successor Administrative Agent under the Credit Agreement and the other Credit Documents; (c) the Credit Parties and the Required Lenders hereby waive any notice requirement provided for under Section 8.9 (Successor Administrative Agent) of the Credit Agreement in respect of such resignation or appointment and the requirement in Section 8.9 (Successor Administrative Agent) of the Credit Agreement that the successor agent must be selected from among the Lenders; (d) the Company hereby consents to the appointment of the Successor Agent; and (e) Gleacher hereby accepts its appointment as Successor Agent.

1.02 Agent Rights and Obligations. The parties hereto hereby confirm that the Successor Agent succeeds to the rights and obligations of the Administrative Agent under the Credit Agreement and the other Credit Documents and becomes vested with all the rights, powers, privileges and duties of the Administrative Agent and Control Agent under each of the Credit Documents, and the Existing Agent is discharged from all its duties and obligations as the Administrative Agent and Control Agent under the Credit Agreement and the other Credit Documents, in each case, as of the Effective Date.

1.03. Assignment of Liens. The Existing Agent hereby assigns to the Successor Agent each of the Liens and security interests granted to the Existing Agent under the Credit Documents and the Successor Agent hereby assumes all such Liens and security interests, for its benefit and the benefit of the Secured Parties. The Successor Agent is hereby authorized to execute and file any and all documents necessary to effectuate the assignment of any and all Liens and security interests (including, without limitation, amendments under the Uniform Commercial Code, assignments of mortgages and deeds of trust, assignments of security interests in trademarks, patents and copyrights and assignments of control agreements with respect to the Credit Parties’ deposit accounts).

1.04 Post-Effective Date Cooperation. On and after the Effective Date, the Existing Agent hereby agrees to execute all documents, agreements or instruments (at the expense of the Credit Parties) as may be reasonably requested by the Successor Agent to transfer the rights and privileges of the Existing Agent under the Credit Documents (including, without limitation, the Existing Agent’s liens and security interests in the Collateral) to the Successor Agent and to deliver all Collateral in the possession of the Existing Agent to the Successor Agent. Without limiting the foregoing, the Existing Agent shall deliver to the Successor Agent each of the items specified in Section 5.04 of this Agreement that is not delivered on or prior to the Effective Date.

1.05 Continuing Benefit of Credit Agreement. From and after the Effective Date the provisions of Article VIII (The Administrative Agent) and Section 9.5 (Payment of Expenses and Taxes) of the Credit Agreement as in effect immediately prior to the Effective Date shall continue in effect for the benefit of Wells Fargo and its Affiliates and their respective officers, directors, employees, partners, members, counsel, agents, representatives, trustees, advisors and affiliates (collectively, “Related Parties”) with respect to any actions taken or omitted to be taken by Wells Fargo or any of its Related Parties while Wells Fargo was Existing Agent. In addition to the foregoing, the parties to this Agreement agree that, on and after the Effective Date, the provisions of Article VIII (The Administrative Agent) and Section 9.5 (Payment of Expenses and Taxes) of the Credit Agreement of the Credit Agreement as in effect immediately prior to the Effective Date shall continue in effect for the benefit of Wells Fargo and its Related Parties with respect to any actions taken or omitted to be taken by Wells Fargo or any of its Related Parties (solely to the extent Wells Fargo or such Related Parties, as applicable, are acting in connection with Wells Fargo’s capacity as resigning administrative agent under the Credit Agreement) on and after the Effective Date in connection with the transactions contemplated hereby, including, without limitation, actions with respect to the execution and delivery of any documentation to transfer Collateral and the filing and recording of UCC financing statements, intellectual property notices, mortgage instruments and other collateral documentation.

1.06 Limitation of Liability of Agents. The parties hereto agree that Gleacher, in its individual capacity and in its capacity as Successor Agent, shall bear no responsibility or liability for (i) any actions taken or omitted to be taken by the Existing Agent while it served as Administrative Agent and Control Agent under the Credit Agreement and the other Credit Documents, or (ii) any event, circumstance, condition, or action, existing on or prior to the Effective Date, with respect to the Collateral, the Agreement, or any other Credit Document, or the transactions contemplated thereby. The parties hereto agree that Wells Fargo, in its capacity as Existing Agent, shall bear no responsibility or liability for (i) any actions taken or omitted to be taken by the Successor Agent as Administrative Agent or Control Agent under the Credit Agreement and the other Credit Documents, or (ii) any event, circumstance, condition, or action, existing after the Effective Date, with respect to the Collateral, the Agreement, or any other Credit Document, or the transactions contemplated thereby.

1.07 Acknowledgements Regarding Successor Agent. It is acknowledged and agreed by each of the parties hereto that Gleacher, in succeeding to the position of the Administrative Agent and Control Agent under the Credit Agreement and the other Credit Documents, (i) has undertaken no analysis of the Security Documents or the Collateral and (ii) has made no determination as to (x) the validity, enforceability, effectiveness or priority of any Liens granted or purported to be granted pursuant to the Security Documents or (y) the accuracy or sufficiency of the documents, filings, recordings and other actions taken to create, perfect or maintain the existence, perfection or priority of the Liens granted or purported to be granted pursuant to the Security Documents. Gleacher shall be entitled to assume that, as of the Effective Date, all Liens purported to be granted pursuant to the Security Documents are valid and perfected Liens having the priority intended by the Lenders and the Credit Documents.

1.08 Possessory Collateral. On and after the Effective Date, all possessory collateral held by the Existing Agent for the benefit of the Lenders shall be deemed to be held by the Existing Agent as agent and bailee for the Successor Agent for the ratable benefit of the Lenders until such time as such possessory collateral has been delivered to the Successor Agent. Notwithstanding anything herein to the contrary or the effectiveness of the terms hereof, each Credit Party agrees that all of such Liens granted by any Credit Party, shall in all respects be continuing and in effect and are hereby ratified and reaffirmed by each Credit Party. Without limiting the generality of the foregoing, any reference to the Existing Agent in any publicly filed document, to the extent such filing relates to the liens and security interests in the Collateral assigned hereby and until such filing is modified to reflect the interests of the Successor Agent, shall, with respect to such liens and security interests, constitute a reference to the Existing Agent as collateral representative of the Successor Agent (provided, that the parties hereto agree that the Existing Agent’s role as such collateral representative shall impose no duties, obligations, or liabilities on the Existing Agent, including, without limitation, any duty to take any type of direction regarding any action to be taken against such Collateral, whether such direction comes from the Successor Agent, the Required Lenders, or otherwise and the Existing Agent shall have the full benefit of the protective provisions of the Credit Agreement, including, without limitation, Article VIII (The Administrative Agent), and Section 9.5 (Payment of Expenses and Taxes), while serving in such capacity). The Successor Agent agrees to take possession of any possessory collateral delivered to the Successor Agent following the Effective Date upon tender thereof by the Existing Agent.

Section 2. Amendments to the Credit Agreement. Effective as of the Effective Date, the Credit Agreement is hereby amended as follows:

2.01. References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to (i) “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby, (ii) the “Security Agreement” (including references to the Security Agreement as amended hereby and indirect references such as “therein” and “thereof”) shall be deemed to be references to the Security Agreement as amended hereby and (iii) “the Pledge Agreement” (including references to the Pledge Agreement as amended hereby and indirect references such as “therein” and “thereof”) shall be deemed to be references to the Pledge Agreement as amended hereby.

2.02. Amended Language. The Credit Agreement is hereby amended to delete the bold, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold, double-underlined text (indicated textually in the same manner as the following example: ~~double-underlined text~~) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

Section 3. Amendments to the Security Agreement. Effective as of the Effective Date, the Security Agreement is hereby amended as follows:

3.01. References Generally. References in the Security Agreement (including references to the Security Agreement as amended hereby) to (i) “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Security Agreement as amended hereby, (ii) “the Credit Agreement” (including references to the Credit Agreement as amended hereby and indirect references such as “therein” and “thereof”) shall be deemed to be references to the Credit Agreement as amended hereby and (iii) “the Pledge Agreement” (including references to the Pledge Agreement as amended hereby and indirect references such as “therein” and “thereof”) shall be deemed to be references to the Pledge Agreement as amended hereby.

3.02. Amended Language. The Security Agreement is hereby amended to delete the bold, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Security Agreement attached as Exhibit B hereto.

Section 4. Amendments to the Pledge Agreement. Effective as of the Effective Date, the Pledge Agreement is hereby amended as follows:

4.01. References Generally. References in the Pledge Agreement (including references to the Pledge Agreement as amended hereby) to (i) “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Pledge Agreement as amended, (ii) “the Credit Agreement” (including references to the Credit Agreement as amended hereby and indirect references such as “therein” and “thereof”) shall be deemed to be references to the Credit Agreement as amended hereby and (iii) “the Security Agreement” (including references to the Security Agreement as amended hereby and indirect references such as “therein” and “thereof”) shall be deemed to be references to the Security Agreement as amended hereby.

4.02. Amended Language. The Pledge Agreement is hereby amended to delete the bold, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Pledge Agreement attached as Exhibit C hereto.

Section 5. Conditions Precedent to Effectiveness. For the purposes of this Agreement, the term “Effective Date” means the first date on which all of the following conditions have been satisfied:

5.01. Execution. Each of the Required Lenders, the Credit Parties, the Existing Agent and the Successor Agent shall have executed and delivered a counterpart to this Agreement.

5.02. Payments to Agents. (a) The Existing Agent shall have received from the Company payment in immediately available funds of all costs, expenses, accrued and unpaid fees and other amounts payable to it as the Existing Agent pursuant to the Credit Documents (including fees and expenses of counsel), to the extent invoiced to the Company at least one Business Day prior to the Effective Date, and (b) the Successor Agent shall have received from the Company payment in immediately available funds of all costs, expenses, accrued and unpaid fees and other amounts payable to it as the Successor Agent (including fees and expenses of counsel) pursuant to the fee letter dated as of February 15, 2011 entered into between the Company and the Successor Agent in the case of expenses, to the extent invoiced to the Company at least one Business Day prior to the Effective Date.

5.03. Possessory Collateral. The Successor Agent shall received the items set forth on Schedule 1 hereto.

5.04. Agency Deliverables. The Successor Agent (except as otherwise agreed by it) shall have received the following documents from the Existing Agent:

a)	copies of the Credit Documents existing as of the date hereof, together with all amendments and supplements thereto;

b)	a list of all of the Lenders and their respective commitments as of the close of business on the Business Day prior to the date of this Agreement;

c)	an executed assignment of mortgage or deed of trust (as applicable and if reasonably necessary) with regard to each of the mortgages and deeds of trust in its capacity as Administrative Agent (provided that neither the Existing Agent nor the Successor Agent shall be responsible for the form, content or filing of any such assignments or the applicable mortgages);

d)	(i) copies of all of the Existing Agent’s books and records concerning the Loans (including without limitation all of those books and records that evidence the amount of principal, interest and other sums due under the Credit Documents), (ii) such other information and data as shall be reasonably necessary for the Successor Agent to establish an IntraLinks website (or substantially similar electronic transmission system) for purposes of general communications with the parties to the Credit Documents;

e)	an executed assignment of each instrument that grants a Lien in Trademarks, Patents and Copyrights (provided that the Existing Agent shall not be responsible for the form or content of any such assignment); and

f)	an executed assignment of each control agreement that perfects a Lien over security accounts or deposit accounts (provided that the Existing Agent shall not be responsible for the form or content of any such assignment).

Section 6. Representations and Warranties. Each Credit Party represents and warrants to the Lenders and the Successor Agent, that it is legally authorized to enter into and has duly executed and delivered this Agreement.

Section 7. Existing Agent Expenses. The Company shall reimburse the Existing Agent for all reasonable, documented out-of-pocket costs and expenses incurred by the Existing Agent in connection with the actions required to be taken by it pursuant to this Agreement on and after the Effective Date. The Existing Agent estimates that the aggregate amount of such costs and expenses will not exceed $20,000, which estimate shall be nonbinding and not limit the obligations of the Company pursuant to this Section 7.

Section 8. Confirmation of Credit Documents. Each Credit Party, by its execution of this Agreement, hereby consents to this Agreement and confirms and ratifies that all of its respective obligations under the Credit Documents to which it is a party shall continue in full force and effect for the benefit of the Secured Parties with respect to the Credit Documents as amended hereby. Each Credit Party, by its execution of this Agreement, hereby confirms that the security interests granted by it under each of the Security Documents to which it is a party shall continue in full force and effect in favor of the Secured Parties with respect to the Credit Documents as amended hereby.

Section 9. Release. Each Lender acknowledges that it has no Claims against the Existing Agent or the Successor Agent or any of their respective directors, officers, employees, agents, attorneys, financial advisors, legal representatives, affiliates, shareholders, partners, successors and assigns (the Existing Agent, the Successor Agent and their respective directors, officers, employees, agents, attorneys, financial advisors, legal representatives, affiliates, shareholders, partners, successors and assigns are jointly and severally referred to as the “Agent Group”), that directly or indirectly arise out of or are based upon or in any manner connected with any Prior Event (as defined below) and each Lender hereby releases each member of the Agent Group from any liability whatsoever should any Claims nonetheless exist. As used herein the term “Prior Event” means any transaction, event, circumstances, action, failure to act or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun prior to the execution of this Agreement and occurred, existed, was taken, permitted or begun in accordance with, pursuant to or by virtue of any terms of the Credit Agreement, this Agreement, any other Loan Document or any of the transactions contemplated herein or therein or any oral or written agreement relating to any of the foregoing, including without limitation any approval or acceptance given or denied.

Section 10. Return of Payments.

10.01. To the Lenders or Successor Agent. In the event that, after the Effective Date, the Existing Agent receives any principal, interest or other amount owing to any Lender or the Successor Agent under the Credit Agreement or any other Credit Document, the Existing Agent agrees that such payment shall be held in trust for the Successor Agent, and the Existing Agent shall return such payment to the Successor Agent for payment to the Person entitled thereto.

10.02. To the Existing Agent. In the event that, after the Effective Date, the Successor Agent receives any principal, interest or other amount owing to Existing Agent under the Credit Agreement or any other Credit Document, the Successor Agent agrees that such payment shall be held in trust for the Existing Agent, and the Successor Agent shall return such payment to the Existing Agent.

Section 11. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.

Section 12. Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

Section 13. Miscellaneous. Except as herein provided, the Credit Agreement, the Security Agreement and the Pledge Agreement shall remain unchanged and in full force and effect. This Agreement is a Credit Document for all purposes of the Credit Agreement. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

WELLS FARGO BANK, N.A., successor-by- merger to Wachovia Bank, National Association, as Existing Agent

By:	/s/ Russ Lyons
	Name:	Russ Lyons
	Title:	Director

GLEACHER PRODUCTS CORP., as Successor Agent

By:	/s/ Joanna Anderson
	Name:	Joanna Anderson
	Title:	Authorized Signatory

Abrams Capital Partners I, LP

Abrams Capital Partners II, LP

Great Hollow International, L.P.

Whitecrest Partners, LP

By: Abrams Capital Management, LP

By: Abrams Capital Management, LLC

______________________________,

as a Lender

By:	/s/ Travis Rhodes
	Name:	Travis Rhodes
	Title:	Authorized Signatory

ACA CLO 2006-1, LTD.

ACA CLO 2006-2, LTD.

ACA CLO 2007-1, LTD.

Apidos CDO I

Apidos CDO II

Apidos CDO III

Apidos CDO IV

Apidos CDO V

Apidos Cinco CDO

Apidos Quattro CDO,

By their investment adviser Apidos Capital

Management, LLC.

San Gabriel CLO I, LTD

Shasta CLO I, LTD

By Apidos Capital Management, LLC on behalf of Resource Capital Asset Management (RCAM)

as a Lender

By:	/s/ Gretchen Bergstresser
	Name:	Gretchen Bergstresser
	Title:	Managing Director

American International Group, Inc. By: PineBridge Investment LLC., Its Investment Manager	Saturn CLO, Ltd. By: PineBridge Investment LLC., Its Collateral Manager

PineBridge Bank Loan Fund Ltd. By: PineBridge Investment LLC., Its Investment Manager	Galaxy CLO 2003-1, Ltd. By: PineBridge Investment LLC., Its Collateral Manager

Galaxy III CLO, Ltd. By: PineBridge Investment LLC., Its Collateral Manager	Galaxy IV CLO, Ltd. By: PineBridge Investment LLC., Its Collateral Manager

Galaxy V CLO, Ltd. By: PineBridge Investment LLC., Its Collateral Manager	Galaxy VI CLO, Ltd. By: PineBridge Investment LLC., Its Collateral Manager

Galaxy VII CLO, Ltd. By: PineBridge Investment LLC., Its Collateral Manager	Galaxy VIII CLO, Ltd. By: PineBridge Investment LLC., Its Collateral Manager

Galaxy X CLO, Ltd. By: PineBridge Investment LLC., Its Collateral Manager

,
as a Lender

By:	/s/ John Wesley Burgess
	Name:	John Wesley Burgess
	Title:	Vice President

By:
Name:
Title:

ARES ENHANCED LOAN INVESTMENT STRATEGY III, LTD., as a Lender

ARES ENHANCED LOAN INVESTMENT STRATEGY III, LTD.

BY: ARES ENHANCED LOAN MANAGEMENT III, L.P., ITS PORTFOLIO MANAGER

BY: ARES ENHANCED LOAN III GP, LLC, ITS GENERAL PARTNER

By:	/s/ Americo Cascella
	Name:	Americo Cascella
	Title:	Authorized Signatory

ARES IIIR/IVR CLO LTD., as a Lender

ARES IIIR/IVR CLO LTD.

BY: ARES CLO MANAGEMENT IIIR/IVR, L.P., ITS ASSET MANAGER

BY: ARES CLO GP IIIR/IVR, LLC, ITS GENERAL PARTNER

By:	/s/ Americo Cascella
	Name:	Americo Cascella
	Title:	Authorized Signatory

ARES IX CLO LTD., as a Lender ARES IX CLO LTD.

BY: ARES CLO MANAGEMENT IX, L.P., ITS INVESTMENT MANAGER

BY: ARES CLO GP IX, LLC, ITS GENERAL PARTNER

By:	/s/ Americo Cascella
	Name:	Americo Cascella
	Title:	Authorized Signatory

Ares NF CLO XIII Ltd., as a Lender Ares NF CLO XIII Ltd

BY: Ares NF CLO XIII Management, L.P., its collateral manager

BY: Ares NF CLO XIII Management LLC, its general partner

By:	/s/ Americo Cascella
	Name:	Americo Cascella
	Title:	Authorized Signatory

Ares NF CLO XIV Ltd., as a Lender Ares NF CLO XIV Ltd

By: Ares NF CLO XIV Management, L.P., its collateral manager

BY: Ares NF CLO XIV Management LLC, its general partner

By:	/s/ Americo Cascella
	Name:	Americo Cascella
	Title:	Authorized Signatory

Ares NF CLO XV Ltd., as a Lender

Ares NF CLO XV Ltd

By: Ares NF CLO XV Management, L.P., its collateral manager

By: Ares NF CLO XV Management LLC, its general partner

By:	/s/ Americo Cascella
	Name:	Americo Cascella
	Title:	Authorized Signatory

ARES VIR CLO LTD., as a Lender

ARES VIR CLO LTD.

BY: ARES CLO MANAGEMENT VIR, L.P., ITS INVESTMENT MANAGER

BY: ARES CLO GP VIR, LLC, ITS GENERAL PARTNER

By:	/s/ Americo Cascella
	Name:	Americo Cascella
	Title:	Authorized Signatory

Ares VR CLO Ltd., as a Lender

ARES VR CLO LTD.

BY: ARES CLO MANAGEMENT VR, L.P., ITS INVESTMENT MANAGER

BY: ARES CLO GP VR, LLC, ITS GENERAL PARTNER

By:	/s/ Americo Cascella
	Name:	Americo Cascella
	Title:	Authorized Signatory

ARES XI CLO LTD., as a Lender

ARES XI CLO LTD.

By: ARES CLO MANAGEMENT XI, L.P., ITS ASSET MANAGER

By: ARES CLO GP XI, LLC, ITS GENERAL PARTNER

By:	/s/ Americo Cascella
	Name:	Americo Cascella
	Title:	Authorized Signatory

ARES XII CLO LTD., as a Lender

ARES XII CLO LTD.

BY: ARES CLO MANAGEMENT XII, L.P., ITS ASSET MANAGER

BY: ARES CLO GP XII, LLC, ITS GENERAL PARTNER

By:	/s/ Americo Cascella
	Name:	Americo Cascella
	Title:	Authorized Signatory

ATLANTIS FUNDING LTD.
By:	INVESCO Senior Secured Management, Inc.
As Collateral Manager

as a Lender

By:	/s/ Kevin Egan
	Name:	Kevin Egan
	Title:	Authorized Signatory

By:
Name:
Title:

AVALON CAPITAL LTD. 3
By:	INVESCO Senior Secured Management, Inc.
As Asset Manager

,
as a Lender

By:	/s/ Kevin Egan
	Name:	Kevin Egan
	Title:	Authorized Signatory

By:
Name:
Title:

BELHURST CLO LTD.
By:	INVESCO Senior Secured Management, Inc. As Collateral Manager

as a Lender

By:	/s/ Kevin Egan
Name: Kevin Egan
Title: Authorized Signatory

By:
Name: Title:

Bank of America, N.A., as a Lender

By:	/s/ Erik S. Grossman
Name: Erik S. Grossman Title: Vice President

BIG SKY III SENIOR LOAN TRUST
By:	EATON VANCE MANAGEMENT AS INVESTMENT ADVISOR

, as a Lender

By:	/s/ Michael B. Botthof
Name: Michael B. Botthof Title: Vice President

By:
Name: Title:

BLT 2009-1 LTD.
By:	INVESCO Senior Secured Management, Inc. As Collateral Manager

, as a Lender

By:	/s/ Kevin Egan
Name: Kevin Egan Title: Authorized Signatory

By:
Name: Title:

BLT 38 LLC. as a Lender

By:	/s/ Ronald Gotz
Name: Ronald Gotz Title: Authorized Signatory

THE BANK OF NEW YORK MELLON as a Lender

By:	/s/ EDWARD J. DeSALVIO
Name: EDWARD J. DeSALVIO Title: MANAGING DIRECTOR

BOSTON HARBOR CLO 2004-1, Ltd.

By:	/s/ Beth Mazor
By: Beth Mazor Title: V.P.

CELTS CLO 2007-1 LTD
By:	INVESCO Senior Secured Management, Inc. As Portfolio Manager

, as a Lender

By:	/s/ Kevin Egan
Name: Kevin Egan Title: Authorized Signatory

By:
Name: Title:

CHAMPLAIN CLO, LTD.
By:	INVESCO Senior Secured Management, Inc. As Collateral Manager

, as a Lender

By:	/s/ Kevin Egan
Name: Kevin Egan Title: Authorized Signatory

By:
Name: Title:

Confluent 3 Limited.
By:	Invesco Senior Secured Management, Inc. As Investment Manager

as a Lender

By:	/s/ Kevin Egan
Name: Kevin Egan Title: Authorized Signatory

By:
Name: Title:

Cornerstone CLO Ltd.
By: Stone Tower Debt Advisors LLC As Its Collateral Manager, as a Lender

By:	/s/ Michael W. DelPercio
Name: Michael W. DelPercio Title: Authorized Signatory

By:
Name: Title:

CREDIT SUISSE LOAN FUNDING LLC as a Lender

By:	/s/ Ronald Gotz
Name: Ronald Gotz Title: Authorized Signatory

By:	/s/ Dan Sullivan
Name: Dan Sullivan Title: Authorized Signatory

DIVERSIFIED CREDIT PORTFOLIO LTD.
By:	INVESCO Senior Secured Management, Inc. as Investment Adviser

, as a Lender

By:	/s/ Kevin Egan
Name: Kevin Egan Title: Authorized Signatory

By:
Name: Title:

Dryden IX – Senior Loan Fund 2005 p.l.c By: Prudential Investment Management, Inc., Collateral Manager, as a Lender

By:	/s/ Joseph Lemanowicz
Name: Joseph Lemanowicz Title: Vice President

Dryden XI – Leveraged Loan CDO 2006 By: Prudential Investment Management, Inc., Collateral Manager, as a Lender

By:	/s/ Joseph Lemanowicz
Name: Joseph Lemanowicz Title: Vice President

Dryden VIII – Leveraged Loan CDO 2005 By: Prudential Investment Management, Inc., as Collateral Manager, as a Lender

By:	/s/ Joseph Lemanowicz
Name: Joseph Lemanowicz Title: Vice President

Dryden XVIII – Leveraged Loan 2007 Ltd. By: Prudential Investment Management, Inc., as Collateral Manager, as a Lender

By:	/s/ Joseph Lemanowicz
Name: Joseph Lemanowicz Title: Vice President

Dryden XVI – Leveraged Loan CDO 2006 By: Prudential Investment Management, Inc., as Collateral Manager, as a Lender

By:	/s/ Joseph Lemanowicz
Name: Joseph Lemanowicz Title: Vice President

Eaton Vance CDO VII PLC By: Eaton Vance Management as Interim Investment Advisor __________________________, as a Lender

By:	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

By:
Name:
Title:

Eaton Vance CDO VIII, Ltd. By: Eaton Vance Management As Investment Advisor __________________________, as a Lender

By:	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

By:
Name:
Title:

Eaton Vance CDO IX Ltd. By: Eaton Vance Management as Investment Advisor __________________________, as a Lender

By:	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

By:
Name:
Title:

Eaton Vance CDO X PLC By: Eaton Vance Management as Investment Advisor

__________________________, as a Lender

By:	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

By:
Name:
Title:

EATON VANCE SENIOR FLOATING-RATE TRUST
BY:	EATON VANCE MANAGEMENT AS INVESTMENT ADVISOR

__________________________, as a Lender

By:	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

By:
Name:
Title:

EATON VANCE FLOATING-RATE INCOME TRUST
BY:	EATON VANCE MANAGEMENT AS INVESTMENT ADVISOR

__________________________, as a Lender

By:	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

By:
Name:
Title:

Eaton Vance Medallion Floating-Rate Income Portfolio
By:	Eaton Vance Management as Investment Advisor

__________________________, as a Lender

By:	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

By:
Name:
Title:

EATON VANCE SENIOR INCOME TRUST
BY:	EATON VANCE MANAGEMENT AS INVESTMENT ADVISOR

__________________________, as a Lender

By:	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

By:
Name:
Title:

EATON VANCE SHORT DURATION DIVERSIFIED INCOME FUND
BY:	EATON VANCE MANAGEMENT AS INVESTMENT ADVISOR

__________________________, as a Lender

By:	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

By:
Name:
Title:

EATON VANCE INSTITUTIONAL SENIOR LOAN FUND
BY:	EATON VANCE MANAGEMENT AS INVESTMENT ADVISOR

__________________________, as a Lender

By:	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

By:
Name:
Title:

EATON VANCE LIMITED DURATION INCOME FUND
BY:	EATON VANCE MANAGEMENT AS INVESTMENT ADVISOR

__________________________, as a Lender

By:	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

By:
Name:
Title:

EATON VANCE VT FLOATING-RATE INCOME FUND
BY:	EATON VANCE MANAGEMENT AS INVESTMENT ADVISOR

__________________________________________, as a Lender

By:	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

By:
Name:
Title:

G FML I LLC, as a Lender

By:	/s/ Julian Weldon
	Name:	Julian Weldon
	Title:	Secretary

Garrison Credit Opportunities Holdings, L.P, as a Lender

By:	/s/ Julian Weldon
	Name:	Julian Weldon
	Title:	Secretary

Garrison Funding 2008-1 Ltd., as a Lender

By:	/s/ Julian Weldon
	Name:	Julian Weldon
	Title:	Secretary

Gateway CLO Limited By: Prudential Investment Management, Inc., as Collateral Manager, as a Lender

By:	/s/ Joseph Lemanowicz
Name: Joseph Lemanowicz
Title: Vice President

General Electric Capital Corporation, as a Lender

By:	/s/ Karen A. Austin
Name: Karen A. Austin
Title: Duly Authorized Signatory

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender

By:	/s/ Lawrence DeCamillo
Name: Lawrence DeCamillo
Title: Authorized Signatory

By:
Name:
Title:

Granite Ventures I Ltd. By Stone Tower Debt Advisors LLC As Its Collateral Manager, as a Lender

By:	/s/ Michael W. DelPercio
Name: Michael W. DelPercio
Title: Authorized Signatory

By:
Name:
Title:

Granite Ventures II Ltd. By Stone Tower Debt Advisors LLC As Its Collateral Manager, as a Lender

By:	/s/ Michael W. DelPercio
Name: Michael W. DelPercio
Title: Authorized Signatory

By:
Name:
Title:

Granite Ventures III Ltd. By Stone Tower Debt Advisors LLC As Its Collateral Manager, as a Lender

By:	/s/ Michael W. DelPercio
Name: Michael W. DelPercio
Title: Authorized Signatory

By:
Name:
Title:

GRAYSON & CO By: Boston Management and Research as Investment Advisor

,
as a Lender

By:	/s/ Michael B. Botthof
Name: Michael B. Botthof
Title: Vice President

By:
Name:
Title:

HARCH CLO II LIMITED

,
as a Lender

By:	/s/ Michael E. Lewitt
Name: Michael E. Lewitt
Title: Authorized Signatory

HARCH CLO III LIMITED

,
as a Lender

By:	/s/ Michael E. Lewitt
Name: Michael E. Lewitt
Title: Authorized Signatory

The Hartford Mutual Funds, Inc., on behalf of The Hartford Floating Rate Fund

,
as a Lender

By:	/s/ Michael J. Bacevich
Name: Michael J. Bacevich
Title: Managing Director

By:
Name:
Title:

HUDSON CANYON FUNDING II SUBSIDARY HOLDING COMPANY II LLC
By:	INVESCO Senior Secured Management, Inc.
As Collateral Manager & Attorney InFact

,
as a Lender

By:	/s/ Kevin Egan
Name: Kevin Egan
Title: Authorized Signatory

By:
Name:
Title:

THE PUTNAM ADVISORY COMPANY, LLC ON BEHALF OF IG PUTNAM HIGH YIELD INCOME FUND

/s/ S. Deshaies
Name: Suzanne Deshaies
Title: VP

THE PUTNAM ADVISORY COMPANY, LLC ON BEHALF OF INTERPOLIS PENSIOENEN GLOBAL HIGH YIELD POOL

/s/ S. Deshaies
Name: Suzanne Deshaies
Title: VP

Invesco Floating Rate Fund
By:	INVESCO Senior Secured Management, Inc.
As Sub-Adviser

,
as a Lender

By:	/s/ Kevin Egan
Name: Kevin Egan
Title: Authorized Signatory

By:
Name:
Title:

Invesco Funds III – Invesco US Senior Loan Fund

By:	Invesco Asset Management S.A.
As Investment Manager

,
as a Lender

By:	/s/ Kevin Egan
Name: Kevin Egan
Title: Authorized Signatory

By:
Name:
Title:

Invesco Prime Income Trust
By:	Invesco Senior Secured Management, Inc.
as Sub-Adviser

,
as a Lender

By:	/s/ Kevin Egan
Name: Kevin Egan
Title: Authorized Signatory

By:
Name:
Title:

Invesco Van Kampen Dynamic Credit Opportunities Fund

By:	Invesco Senior Secured Management, Inc. as Sub-Adviser
___________________________________________,
as a Lender

By:	/s/ Kevin Egan
	Name:	Kevin Egan
	Title:	Authorized Signatory

By:
Name:
Title:

Invesco Van Kampen Senior Income Trust

By:	Invesco Senior Secured Management, Inc. as Sub-Adviser
___________________________________________,
as a Lender

By:	/s/ Kevin Egan
	Name:	Kevin Egan
	Title:	Authorized Signatory

By:
Name:
Title:

Invesco Van Kampen Senior Loan Fund
By:	Invesco Senior Secured Management, Inc. as Sub-Adviser
___________________________________________,
as a Lender

By:	/s/ Kevin Egan
	Name:	Kevin Egan
	Title:	Authorized Signatory

By:
Name:
Title:

KATONAH V, LTD.
By:	INVESCO Senior Secured Management, Inc. As Investment Manager

___________________________________________,
as a Lender

By:	/s/ Kevin Egan
	Name:	Kevin Egan
	Title:	Authorized Signatory

By:
Name:
Title:

LIMEROCK CLO I
By:	INVESCO Senior Secured Management, Inc. As Investment Manager

___________________________________________,
as a Lender

By:	/s/ Kevin Egan
	Name:	Kevin Egan
	Title:	Authorized Signatory

By:
Name:
Title:

Marsh & McLennan Companies, Inc. U.S. Retirement Plan – High Yield by Putnam Fiduciary Trust Company

/s/ Kerry O’Donnell
Name: Kerry O’Donnell
Title: Manager

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:	/s/ Donna Souza
	Name:	Donna Souza
	Title:	Authorized Signatory

By:
Name:
Title:

MSIM Peconic Bay, Ltd.
By:	Invesco Senior Secured Management, Inc. As Collateral Manager

___________________________________________,
as a Lender

By:	/s/ Kevin Egan
	Name:	Kevin Egan
	Title:	Authorized Signatory

By:
Name:
Title:

NAUTIQUE FUNDING LTD.
By:	INVESCO Senior Secured Management, Inc. As Collateral Manager

___________________________________________,
as a Lender

By:	/s/ Kevin Egan
	Name:	Kevin Egan
	Title:	Authorized Signatory

By:
Name:
Title:

Newcastle CDO VIII 1, Limited, as a Lender

By:	Newcastle Investment Corp., as collateral manager

By:	/s/ Phillip J. Evanski
	Name:	Phillip J. Evanski
	Title:	Chief Investment Officer
Newcastle Investment Corp.

Newcastle CDO IX 1, Limited, as a Lender

By:	Newcastle Investment Corp., as collateral manager

By:	/s/ Phillip J. Evanski
	Name:	Phillip J. Evanski
	Title:	Chief Investment Officer
Newcastle Investment Corp.

Newcastle CDO X, Limited, as a Lender

By:	Newcastle Investment Corp., as collateral manager

By:	/s/ Phillip J. Evanski
	Name:	Phillip J. Evanski
	Title:	Chief Investment Officer
Newcastle Investment Corp.

PUTNAM DIVERSIFIED INCOME TRUST

By:	/s/ Beth Mazor
By: Beth Mazor
Title: V.P.

PUTNAM DIVERSIFIED INCOME TRUST (CAYMAN) MASTER FUND
By The Putnam Advisory Company, LLC

/s/ Angela Patel
Name: Angela Patel
Title: Vice President

PUTNAM FLOATING RATE INCOME FUND

By:	/s/ Beth Mazor
By: Beth Mazor
Title: V.P.

PUTNAM HIGH YIELD ADVANTAGE FUND

By:	/s/ Beth Mazor
By: Beth Mazor
Title: V.P.

PUTNAM HIGH YIELD TRUST

By:	/s/ Beth Mazor
By: Beth Mazor
Title: V.P.

PUTNAM MASTER INTERMEDIATE INCOME TRUST

By:	/s/ Beth Mazor
By: Beth Mazor
Title: V.P.

PUTNAM PREMIER INCOME TRUST

By:	/s/ Beth Mazor
By: Beth Mazor
Title: V.P.

PUTNAM VARIABLE TRUST – PVT HIGH YIELD FUND

By:	/s/ Beth Mazor
	By:	Beth Mazor
	Title:	V.P.

PUTNAM VARIABLE TRUST – PVT DIVERSIFIED INCOME FUND

By:	/s/ Beth Mazor
	By:	Beth Mazor
	Title:	V.P.

The Putnam Advisory Company, LLC on behalf of Putnam Global Funds – Putnam Worldwide Income Fund

/s/ Lauren Silk
Name: Lauren Silk
Title: Vice President

Qualcomm Global Trading, Inc. By: Invesco Senior Secured Management, Inc. As Investment Manager

,
as a Lender

By:	/s/ Kevin Egan
	Name:	Kevin Egan
	Title:	Authorized Signatory

By:
Name:
Title:

Rampart CLO 2007 Ltd. By Stone Tower Debt Advisors LLC As Its Collateral Manager, as a Lender

By:	/s/ Michael W. DelPercio
	Name:	Michael W. DelPercio
	Title:	Authorized Signatory

By:
Name:
Title:

Rampart CLO 2006-1 Ltd. By Stone Tower Debt Advisors LLC As Its Collateral Manager, as a Lender

By:	/s/ Michael W. DelPercio
	Name:	Michael W. DelPercio
	Title:	Authorized Signatory

By:
Name:
Title:

SAGAMORE CLO LTD. By: INVESCO Senior Secured Management, Inc. As Collateral Manager

,
as a Lender

By:	/s/ Kevin Egan
	Name:	Kevin Egan
	Title:	Authorized Signatory

By:
Name:
Title:

SARATOGA CLO I, LIMITED By: INVESCO Senior Secured Management, Inc. As Asset Manager

,
as a Lender

By:	/s/ Kevin Egan
	Name:	Kevin Egan
	Title:	Authorized Signatory

By:
Name:
Title:

SENIOR DEBT PORTFOLIO By: Boston Management and Research as Investment Advisor

,
as a Lender

By:	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

By:
Name:
Title:

Stone Tower CDO Ltd. By Stone Tower Debt Advisors LLC As Its Collateral Manager, as a Lender

By:	/s/ Michael W. DelPercio
	Name:	Michael W. DelPercio
	Title:	Authorized Signatory

By:
Name:
Title:

Stone Tower CLO III Ltd. By Stone Tower Debt Advisors LLC As Its Collateral Manager, as a Lender

By:	/s/ Michael W. DelPercio
	Name:	Michael W. DelPercio
	Title:	Authorized Signatory

By:
Name:
Title:

Stone Tower CLO IV Ltd. By Stone Tower Debt Advisors LLC As Its Collateral Manager, as a Lender

By:	/s/ Michael W. DelPercio
	Name:	Michael W. DelPercio
	Title:	Authorized Signatory

By:
Name:
Title:

Stone Tower CLO V Ltd. By Stone Tower Debt Advisors LLC As Its Collateral Manager, as a Lender

By:	/s/ Michael W. DelPercio
	Name:	Michael W. DelPercio
	Title:	Authorized Signatory

By:
Name:
Title:

Stone Tower CLO VI Ltd. By Stone Tower Debt Advisors LLC As Its Collateral Manager, as a Lender

By:	/s/ Michael W. DelPercio
	Name:	Michael W. DelPercio
	Title:	Authorized Signatory

By:
Name:
Title:

Stone Tower CLO VII Ltd. By Stone Tower Debt Advisors LLC As Its Collateral Manager, as a Lender

By:	/s/ Michael W. DelPercio
	Name:	Michael W. DelPercio
	Title:	Authorized Signatory

By:
Name:
Title:

SunAmerica Senior Floating Rate Fund, Inc., as Lender

By: Wellington Management Company, LLP, as its Investment Adviser

By:	/s/ Robert J. Toner
Robert J. Toner
Vice President and Counsel

WASATCH CLO LTD By: INVESCO Senior Secured Management, Inc. As Portfolio Manager

_________________________________________,
as a Lender

By:	/s/ Kevin Egan
	Name:	Kevin Egan
	Title:	Authorized Signatory

By:
Name:
Title:

Wells Fargo Capital Finance, Inc. as a Lender

By:	/s/ James Belanger
	Name:	James Belanger
	Title:	Sr. Account Officer, VP

By:
Name:
Title:

COMPANY:	GATEHOUSE MEDIA OPERATING, INC., a Delaware corporation

	By:	/s/ Michael E. Reed
	Name:	Michael E. Reed
	Title:	Chief Executive Officer

SUBSIDIARY BORROWERS:	GATEHOUSE MEDIA MASSACHUSETTS I, INC., a Delaware corporation

	By:	/s/ Michael E. Reed
	Name:	Michael E. Reed
	Title:	Chief Executive Officer

GATEHOUSE MEDIA MASSACHUSETTS II, INC., a Delaware corporation

	By:	/s/ Michael E. Reed
	Name:	Michael E. Reed
	Title:	Chief Executive Officer

ENHE ACQUISITION, LLC, a Delaware limited liability company

	By:	/s/ Michael E. Reed
	Name:	Michael E. Reed
	Title:	Chief Executive Officer

HOLDCO:	GATEHOUSE MEDIA HOLDCO, INC., a Delaware corporation

	By:	/s/ Michael E. Reed
	Name:	Michael E. Reed
	Title:	Chief Executive Officer

GUARANTORS:	GATEHOUSE MEDIA DIRECTORIES HOLDINGS, INC., a Delaware corporation

	By:	/s/ Michael E. Reed
	Name:	Michael E. Reed
	Title:	Chief Executive Officer

GATEHOUSE MEDIA ARIZONA HOLDINGS, INC., a Delaware corporation

	By:	/s/ Michael E. Reed
	Name:	Michael E. Reed
	Title:	Chief Executive Officer

GATEHOUSE MEDIA ARKANSAS HOLDINGS, INC., a Delaware corporation

	By:	/s/ Michael E. Reed
	Name:	Michael E. Reed
	Title:	Chief Executive Officer

GATEHOUSE MEDIA CALIFORNIA HOLDINGS, INC., a Delaware corporation

	By:	/s/ Michael E. Reed
	Name:	Michael E. Reed
	Title:	Chief Executive Officer

GATEHOUSE MEDIA COLORADO HOLDINGS, INC., a Delaware corporation

	By:	/s/ Michael E. Reed
	Name:	Michael E. Reed
	Title:	Chief Executive Officer

GATEHOUSE MEDIA CORNING HOLDINGS, INC., a Nevada corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA FREEPORT HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA ILLINOIS HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA IOWA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA KANSAS HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA LANSING PRINTING, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA LOUISIANA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MANAGEMENT SERVICES, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MICHIGAN HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MINNESOTA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MISSOURI HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA NEBRASKA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA NEVADA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA NEW YORK HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA NORTH DAKOTA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA PENNSYLVANIA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA SUBURBAN NEWSPAPERS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

LIBERTY SMC, L.L.C., a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

MINERAL DAILY NEWS TRIBUNE, INC., a West Virginia corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

NEWS LEADER, INC., a Louisiana corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

TERRY NEWSPAPERS, INC., an Iowa corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

ENTERPRISE NEWSMEDIA HOLDING, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

ENTERPRISE NEWSMEDIA, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

LRT FOUR HUNDRED, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GEORGE W. PRESCOTT PUBLISHING COMPANY, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

LOW REALTY, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

ENTERPRISE PUBLISHING COMPANY, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

SUREWEST DIRECTORIES, a California corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

COPLEY OHIO NEWSPAPERS, INC., an Illinois corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

THE PEORIA JOURNAL STAR, INC., an Illinois corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA CONNECTICUT HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA DELAWARE HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer
By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA FLORIDA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA ILLINOIS HOLDINGS II, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA KANSAS HOLDINGS II, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MICHIGAN HOLDINGS II, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MISSOURI HOLDINGS II, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA NEBRASKA HOLDINGS II, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA OHIO HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA OKLAHOMA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA TENNESSEE HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

EXHIBIT A

[Please see attached]

~~[COMPOSITE COPY THROUGH THE SECOND AMENDMENT. THIS IS NOT A LEGAL DOCUMENT. IT IS TO BE USED AS A REFERENCE ONLY]~~

$960,000,000

AMENDED AND RESTATED CREDIT AGREEMENT

among

GATEHOUSE MEDIA HOLDCO, INC.,

as Holdco,

GATEHOUSE MEDIA OPERATING, INC.

as the Company,

GATEHOUSE MEDIA MASSACHUSETTS I, INC.,

GATEHOUSE MEDIA MASSACHUSETTS II, INC.,

and

ENHE ACQUISITION, LLC,

as Subsidiary Borrowers,

THE DOMESTIC SUBSIDIARIES OF HOLDCO

FROM TIME TO TIME PARTIES HERETO,

as Guarantors,

THE LENDERS PARTIES HERETO,

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as Syndication Agent,

MORGAN STANLEY SENIOR FUNDING, INC.,

and

BMO CAPITAL MARKETS FINANCING, INC.,

as Co-Documentation Agents

and

~~WACHOVIA BANK, NATIONAL ASSOCIATION,~~

GLEACHER PRODUCTS CORP.,

as Administrative Agent

Dated as of February 27, 2007

WACHOVIA CAPITAL MARKETS, LLC,

GOLDMAN SACHS CREDIT PARTNERS L.P.,

GENERAL ELECTRIC CAPITAL CORPORATION,

and

MORGAN STANLEY SENIOR FUNDING, INC.,

as Joint Lead Arrangers and Joint Book Runners

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS		61
Section 1.1	Defined Terms	61
Section 1.2	Other Definitional Provisions	~~39~~99
Section 1.3	Accounting Terms	99
Section 1.4	Resolution of Drafting Ambiguities	100
Section 1.5	Time References	~~40~~100

ARTICLE II THE LOANS; AMOUNT AND TERMS		100
Section 2.1	Revolving Loans	100
Section 2.2	Initial Term Loan and Add-On Term Loan	102
Section 2.3	Delayed Draw Term Loan	104
Section 2.4	Letter of Credit Subfacility	106
Section 2.5	Swingline Loan Subfacility [Intentionally Omitted]	110
Section 2.6	Incremental Term Facility	~~52~~112
Section 2.7	Fees	~~53~~113
Section 2.8	Commitment Reductions	~~54~~114
Section 2.9	Prepayments	~~54~~115
Section 2.10	Default Rate and Payment Dates	~~61~~121
Section 2.11	Conversion Options	~~62~~122
Section 2.12	Computation of Interest and Fees; Usury	~~62~~123
Section 2.13	Pro Rata Treatment and Payments	~~64~~124
Section 2.14	Non-Receipt of Funds by the Administrative Agent	~~66~~126
Section 2.15	Inability to Determine Interest Rate	~~67~~127
Section 2.16	Illegality	~~67~~127
Section 2.17	Requirements of Law	~~68~~128
Section 2.18	Indemnity	~~69~~130
Section 2.19	Taxes	~~70~~130
Section 2.20	Indemnification; Nature of Issuing Lender’s Duties	~~72~~132
Section 2.21	Obligation to Mitigate	~~73~~134
Section 2.22	Replacement of Lenders	~~74~~134

ARTICLE III REPRESENTATIONS AND WARRANTIES		~~74~~135
Section 3.1	Financial Condition	~~75~~135
Section 3.2	No Change	~~76~~136
Section 3.3	Corporate Existence; Compliance with Law	~~76~~137
Section 3.4	Corporate Power; Authorization; Enforceable Obligations	~~77~~137
Section 3.5	No Legal Bar; No Default	~~77~~137
Section 3.6	No Material Litigation	~~77~~138
Section 3.7	Investment Company Act, Etc.	~~78~~138
Section 3.8	Margin Regulations	~~78~~138
Section 3.9	ERISA	~~78~~138

i

Section 3.10	Environmental Matters	~~78~~139
Section 3.11	Use of Proceeds	~~79~~140
Section 3.12	Subsidiaries	~~80~~140
Section 3.13	Ownership	~~80~~140
Section 3.14	Indebtedness	~~80~~141
Section 3.15	Taxes	~~80~~141
Section 3.16	Intellectual Property Rights	~~81~~141
Section 3.17	Solvency	~~81~~142
Section 3.18	Investments	~~81~~142
Section 3.19	Location of Collateral	~~82~~142
Section 3.20	No Burdensome Restrictions	~~82~~142
Section 3.21	Brokers’ Fees	~~82~~142
Section 3.22	Labor Matters	~~82~~143
Section 3.23	Accuracy and Completeness of Information	~~82~~143
Section 3.24	Insurance	~~83~~143
Section 3.25	Security Documents	~~83~~143
Section 3.26	Classification of Senior Indebtedness	~~83~~144
Section 3.27	Anti-Terrorism Laws	~~83~~144
Section 3.28	Compliance with OFAC Rules and Regulations	~~83~~144
Section 3.29	Directors; Capitalization	~~84~~144
Section 3.30	Consummation of Acquisition; Representations and Warranties from Other Documents	~~84~~144
Section 3.31	Compliance with FCPA	~~84~~144

ARTICLE IV CONDITIONS PRECEDENT		~~84~~145
Section 4.1	Conditions to Effective Date	~~84~~145
Section 4.2	Conditions to All Extensions of Credit	~~90~~150

ARTICLE V AFFIRMATIVE COVENANTS		~~91~~151
Section 5.1	Financial Statements	~~91~~151
Section 5.2	Certificates; Other Information	~~92~~153
Section 5.3	Payment of Taxes and Other Obligations	~~94~~154
Section 5.4	Conduct of Business and Maintenance of Existence	~~94~~154
Section 5.5	Maintenance of Property; Insurance	~~94~~155
Section 5.6	Inspection of Property; Books and Records; Discussions	~~95~~155
Section 5.7	Notices	~~95~~156
Section 5.8	Environmental Laws	~~96~~157
Section 5.9	Financial Covenant	~~97~~158
Section 5.10	Additional Guarantors	~~98~~159
Section 5.11	Compliance with Law	~~98~~159
Section 5.12	Pledged Assets	~~99~~159
Section 5.13	Hedging Agreements	~~99~~160
Section 5.14	Covenants Regarding Patents, Trademarks and Copyrights	~~99~~160
Section 5.15	Credit Facility Ratings	~~101~~162
Section 5.16	Public/Private Designation	~~101~~162
Section 5.17	Post-Closing Covenants; Further Assurances	~~101~~162

ARTICLE VI NEGATIVE COVENANTS		~~102~~163
Section 6.1	Indebtedness	~~103~~163
Section 6.2	Liens	~~104~~165
Section 6.3	Nature of Business	~~104~~165
Section 6.4	Consolidation, Merger, Sale or Purchase of Assets, etc.	~~104~~165
Section 6.5	Advances, Investments and Loans	~~107~~167
Section 6.6	Transactions with Affiliates	~~107~~168
Section 6.7	Ownership of Subsidiaries; Restrictions	~~107~~168
Section 6.8	Corporate Changes; Accounting Methods	~~107~~168
Section 6.9	Limitation on Restricted Actions	~~108~~168
Section 6.10	Restricted Payments	~~108~~169
Section 6.11	Amendment to Subordinated Debt	~~109~~170
Section 6.12	Sale Leasebacks	~~109~~170
Section 6.13	No Further Negative Pledges	~~110~~170
Section 6.14	Account Control Agreements; Additional Accounts	~~110~~171

ARTICLE VII EVENTS OF DEFAULT		~~111~~171
Section 7.1	Events of Default	~~111~~171
Section 7.2	Acceleration; Remedies	~~114~~175

ARTICLE VIII THE ADMINISTRATIVE AGENT		~~116~~177
Section 8.1	Appointment	~~116~~177
Section 8.2	Delegation of Duties	~~116~~177
Section 8.3	Exculpatory Provisions	~~117~~177
Section 8.4	Reliance by Administrative Agent	~~117~~178
Section 8.5	Notice of Default	~~118~~178
Section 8.6	Non-Reliance on Administrative Agent and Other Lenders	~~118~~179
Section 8.7	Indemnification	~~119~~180
Section 8.8	Administrative Agent in Its Individual Capacity	~~119~~180
Section 8.9	Successor Administrative Agent	~~119~~180
Section 8.10	Nature of Duties	~~120~~181
Section 8.11	Releases	~~120~~181

ARTICLE IX MISCELLANEOUS		~~120~~181
Section 9.1	Amendments, Waivers and Release of Collateral	~~120~~181
Section 9.2	Notices	~~123~~184
Section 9.3	No Waiver; Cumulative Remedies	~~124~~186
Section 9.4	Survival of Representations and Warranties	~~125~~186
Section 9.5	Payment of Expenses and Taxes	~~125~~186
Section 9.6	Successors and Assigns; Participations	~~126~~187
Section 9.7	Adjustments; Set-off	~~129~~191
Section 9.8	Table of Contents and Section Headings	~~131~~192
Section 9.9	Counterparts	~~131~~192
Section 9.10	Effectiveness	~~131~~192

Section 9.11	Severability	~~131~~192
Section 9.12	Integration	~~131~~192
Section 9.13	Governing Law	~~131~~192
Section 9.14	Consent to Jurisdiction and Service of Process	~~132~~192
Section 9.15	Confidentiality	~~132~~192
Section 9.16	Acknowledgments	~~133~~194
Section 9.17	Waivers of Jury Trial; Waiver of Consequential Damages	~~133~~195
Section 9.18	Patriot Act Notice	~~134~~195
Section 9.19	Joint and Several Liability of Borrowers; Company as Agent	~~134~~195
Section 9.20	Determinations of Satisfaction by the Lenders	196

ARTICLE X GUARANTY		~~135~~196
Section 10.1	The Guaranty	~~135~~196
Section 10.2	Bankruptcy	~~135~~197
Section 10.3	Nature of Liability	~~136~~197
Section 10.4	Independent Obligation	~~136~~198
Section 10.5	Authorization	~~136~~198
Section 10.6	Reliance	~~136~~198
Section 10.7	Waiver	~~137~~198
Section 10.8	Limitation on Enforcement	~~138~~200
Section 10.9	Confirmation of Payment	~~138~~200

Schedules

Schedule 1.1(a)	Account Designation Letter
Schedule 1.1(b)	Investments
Schedule 1.1(c)	Liens
Schedule 1.1(d)	Cost Savings
Schedule 1.1(e)	Consolidated Historical Fixed Charges
Schedule 1.1(f)	Consolidated Historical EBITDA
Schedule 1.1(g)	Existing Letters of Credit
Schedule 1.1(h)	Form of Tax Sharing Agreement
Schedule 2.1(b)(i)	Form of Notice of Borrowing
Schedule 2.1(e)	Form of Revolving Note
Schedule 2.2(d)	Form of Term Loan Note
Schedule 2.2(e)	Form of Add-On Term Loan Note
Schedule 2.3(e)	Form of Delayed Draw Term Loan Note
Schedule ~~2.5(d)~~2.6	Form of ~~Swingline~~Promissory Note
Schedule 2.9(a)(1)	Form of Company Assignment Agreement
Schedule 2.9(a)(2)	Notice of an Offer to Purchase
Schedule 2.11	Form of Notice of Conversion/Extension
Schedule 2.19	Tax Exempt Certificate
Schedule 3.3	Jurisdictions of Organization and Qualification
Schedule 3.12	Subsidiaries
Schedule 3.16	Intellectual Property
Schedule 3.19(a)	Location of Real Property
Schedule 3.19(b)	Location of Collateral
Schedule 3.19(c)	Chief Executive Offices
Schedule 3.22	Labor Matters
Schedule 3.24	Insurance
Schedule 3.29	Directors; Capitalization
Schedule 4.1(a)	Form of Lender Consent
Schedule 4.1(b)	Form of Secretary’s Certificate
Schedule 4.1(i)	Form of Solvency Certificate
Schedule 5.2(b)	Form of Officer’s Compliance Certificate
Schedule 5.10	Form of Joinder Agreement
Schedule 6.1(b)	Indebtedness
Schedule 9.6(c)	Form of Assignment Agreement
Schedule 9.19	Non-Joint and Several Borrowers

v

AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 27, 2007, among GATEHOUSE MEDIA HOLDCO, INC., a Delaware corporation (“Holdco”), GATEHOUSE MEDIA OPERATING, INC., a Delaware corporation (the “Company”), GATEHOUSE MEDIA MASSACHUSETTS I, INC., a Delaware corporation (“GateHouse I”), GATEHOUSE MEDIA MASSACHUSETTS II, INC., a Delaware corporation (“GateHouse II”), and ENHE ACQUISITION, LLC, a Delaware limited liability company (“ENHE” and, together with GateHouse I and GateHouse II, collectively the “Subsidiary Borrowers” and individually a “Subsidiary Borrower”), each of those Domestic Subsidiaries of Holdco identified as a “Guarantor” on the signature pages hereto and such other Domestic Subsidiaries of Holdco as may from time to time become a party hereto (together with Holdco, collectively the “Guarantors” and individually a “Guarantor”), the several banks and other financial institutions from time to time parties to this Credit Agreement (collectively the “Lenders” and individually a “Lender”), and ~~WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association~~GLEACHER PRODUCTS CORP., a Delaware corporation, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent” or the “Agent”).

W I T N E S S E T H:

WHEREAS, the Company has requested that the Lenders make loans and other financial accommodations to the Borrowers in the amount of up to $960,000,000, as more particularly described herein;

WHEREAS, the Lenders have agreed to make such loans and other financial accommodations to the Credit Parties on the terms and conditions contained herein; and

WHEREAS, this Credit Agreement shall amend and restate the Existing Credit Agreement (as defined below).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms.

As used in this Credit Agreement, terms defined in the preamble to this Credit Agreement have the meanings therein indicated, and the following terms have the following meanings:

“ABR Default Rate” shall have the meaning set forth in Section 2.10.

“Accessible Borrowing Availability” shall mean, as of any date of determination, the amount that the Borrowers are able to borrow on such date under the Revolving Committed Amount without a Default or Event of Default occurring or existing after giving pro forma effect to such borrowing.

“Account Control Agreement” shall mean an agreement among a Credit Party, a depository institution or securities intermediary, and the Administrative Agent, which agreement is in a form acceptable to the Administrative Agent and which provides the Administrative Agent with “control” (as such term is used in Article 8 or Article 9 (as applicable) of the Uniform Commercial Code) over the deposit accounts or securities accounts described therein, as the same may be amended, restated, supplemented, extended, replaced or otherwise modified from time to time.

“Account Designation Letter” shall mean the Account Designation Letter dated as of the Closing Date from the Company to the Administrative Agent in substantially the form attached hereto as Schedule 1.1(a).

“Acquisition” shall mean the acquisition by the Company of the outstanding capital stock of the Acquired Company pursuant to the Acquisition Documents.

“Acquired Company” shall mean SureWest Directories, a California corporation.

“Acquisition Documents” shall mean (a) that certain Share Purchase Agreement, dated as of January 28, 2007 by and among the Parent, as the purchaser, the Acquired Company, and SureWest Communications, Inc., as the seller, and (b) any other material agreement, document, instrument or opinion executed in connection with the foregoing, in each case as amended, modified, extended, restated, replaced, or supplemented from time to time.

“Add-On Term Loan” shall have the meaning set forth in Section 2.2(a).

“Add-On Term Loan Commitment” shall mean, with respect to each Add-On Term Loan Lender, the commitment of such Add-On Term Loan Lender to make its portion of the Add-On Term Loan in a principal amount equal to such Add-On Term Loan Lender’s Add-On Term Loan Commitment Percentage of the Add-On Term Loan Committed Amount.

“Add-On Term Loan Commitment Percentage” shall mean, for any Add-On Term Loan Lender, the percentage identified as its Add-On Term Loan Commitment Percentage in its Lender Commitment Letter or in the Register.

“Add-On Term Loan Committed Amount” shall have the meaning set forth in Section 2.2(a).

“Add-On Term Loan Lender” shall mean a Lender that makes an Add-On Term Loan.

“Add-On Term Loan Note” or “Add-On Term Loan Notes” shall mean the promissory notes of the Company (if any) in favor of any of the Add-On Term Loan Lenders evidencing the portion of the Add-On Term Loan provided by any such Add-On Term Loan Lender pursuant to

Section 2.2(e), as such promissory notes may be amended, modified, restated, amended and restated, supplemented, extended, renewed or replaced from time to time.

“Additional Credit Party” shall mean each Person that becomes a Guarantor by execution of a Joinder Agreement in accordance with Section 5.10.

“Additional Term Loan” shall have the meaning set forth in Section 2.6.

“Administrative Agent” or “Agent” shall have the meaning set forth in the first paragraph of this Credit Agreement and any successors in such capacity.

“Administrative Details Form” shall mean, with respect to any Lender, a document containing such Lender’s contact information for purposes of notices provided under this Credit Agreement and account details for purposes of payments made to such Lender under this Credit Agreement.

“Affected Lender” shall have the meaning set forth in Section 2.16.

“Affiliate” shall mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” or “Credit Agreement” shall mean this Credit Agreement, as amended, restated, amended and restated, modified or supplemented from time to time in accordance with its terms.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: “Prime Rate” shall mean, at any time, the rate of interest ~~per annum publicly announced or otherwise identified from time to time by Wachovia at its principal office in Charlotte, North Carolina as its prime rate. The parties hereto acknowledge that the rate announced publicly by Wachovia as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks~~which is identified as the “Prime Rate” and normally published in the Money Rates section of The Wall Street Journal (or, if such rate ceases to be so published, as quoted from such other generally available and recognizable source as the Administrative Agent may select); and “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Effective Rate including the inability or ailure of the Administrative Agent to obtain sufficient quotations in accordance with the terms above, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the opening of business on the date of such change.

“Alternate Base Rate Loans” shall mean Loans that bear interest at an interest rate based on the Alternate Base Rate.

“Applicable Percentage” shall mean, for any day, the following:

(a) (i) with respect to the Initial Term Loans and the Delayed Draw Term Loans, (A) 2.00% in the case of LIBOR Rate Loans and (B) 1.00% in the case of Alternate Base Rate Loans and (ii) with respect to the Add-On Term Loans, (A) if the corporate family ratings and the corporate credit ratings of the Company by Moody’s and S&P, respectively, as of such date are at least B1 and B+ (stable outlook), respectively (or the equivalent rating given by a successor rating agency chosen by the Company as set forth below), (y) 2.00% in the case of LIBOR Rate Loans and (z) 1.00% in the case of Alternate Base Rate Loans and (B) if the ratings condition set forth in clause (a)(ii)(A) is not met (including as a result of the Company not being rated), (y) 2.25% in the case of LIBOR Rate Loans and (z) 1.25% in the case of Alternate Base Rate Loans; and

(b) with respect to Revolving Loans and the Commitment Fee, the rate per annum set forth below opposite the applicable Level then in effect, it being understood that the Applicable Percentage for (i) Revolving Loans that are Alternate Base Rate Loans shall be the percentage set forth under the column “Revolving Loans” and “Base Rate Margin”, (ii) Revolving Loans that are LIBOR Rate Loans shall be the percentage set forth under the column “Revolving Loans” and “LIBOR Margin & L/C Fee” and (iii) the Commitment Fee shall be the percentage set forth under the column “Revolving Loans” and “Commitment Fee”:

Applicable Percentage

		Revolving Loans
Level	Total Leverage Ratio	LIBOR Margin & L/C Fee	Base Rate Margin	Commitment Fee
I	> 5.50 to 1.0	2.00%	1.00%	0.500%
II	<5.50 to 1.0 but > 5.00 to 1.0	1.75%	0.75%	0.375%
III	< 5.00 to 1.0	1.50%	0.50%	0.250%

For the purposes of calculating the Total Leverage Ratio for purposes of determining the Applicable Percentage only, Consolidated Indebtedness shall be calculated net of cash and Cash Equivalents of Holdco and its Restricted Subsidiaries if the total amount of such cash and Cash Equivalents exceeds $10,000,000; provided, however, the total amount of such cash and Cash

Equivalents deducted from Consolidated Indebtedness shall not exceed a total amount of $25,000,000. In the case of Revolving Loans and the Commitment Fee, the Applicable Percentage shall, in each case, be determined and adjusted quarterly on the date three (3) Business Days after the date on which the Administrative Agent has received from the Credit Parties the quarterly financial information (in the case of the first three fiscal quarters of the Company), the annual financial information (in the case of the fourth fiscal quarter of the Company) and the certifications required to be delivered to the Administrative Agent and the Lenders in accordance with the provisions of Sections 5.1(a), 5.1(b) and 5.2(b) (each an “Interest Determination Date”). Such Applicable Percentage shall be effective from such Interest Determination Date until the next such Interest Determination Date. After the Effective Date, if the Credit Parties shall fail to provide the financial information or certifications in accordance with the provisions of Sections 5.1(a), 5.1(b) and 5.2(b), the Applicable Percentage for Revolving Loans and the Commitment Fee shall, on the date three (3) Business Days after the date by which the Credit Parties were so required to provide such financial information or certifications to the Administrative Agent and the Lenders, be based on Level I until such time as such information or certifications are provided, whereupon the Level shall be determined by the then current Total Leverage Ratio. Notwithstanding the foregoing, the Applicable Percentage for Revolving Loans and the Commitment Fee shall be as set forth above opposite Level I until the Interest Determination Date occurring after the end of the first complete fiscal quarter after the Effective Date.

In the event that any financial statement, calculation or certification delivered pursuant to Section 5.1(a), 5.1(b) or 5.2(b) is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Percentage for any period (an “Applicable Period”) than the Applicable Percentage applied for such Applicable Period, and only in such case, then the Company shall immediately (i) deliver to the Administrative Agent a corrected compliance certificate for such Applicable Period, (ii) determine the Applicable Percentage for such Applicable Period based upon the corrected financial statement, calculation or certificate, and (iii) immediately pay to the Agent the accrued additional interest owing as a result of such increased Applicable Percentage for such Applicable Period. It is acknowledged and agreed that nothing contained herein shall limit the rights of the Administrative Agent and Lenders with respect to Sections 2.10 and 7.1 and other of their respective rights under this Agreement.

In the case of the Add-On Term Loans, the Applicable Percentage shall be determined and adjusted on the Effective Date and on the date of any change in the corporate family ratings or the corporate credit ratings of the Company by Moody’s and S&P, respectively (or their successors). The Company shall promptly notify the Administrative Agent of any change in the corporate family ratings or the corporate credit ratings of the Company by Moody’s and S&P, respectively (or their successors). For purposes of determining the Applicable Percentage, to the extent that the corporate family ratings or the corporate credit ratings of the Company by Moody’s and S&P, respectively, are unavailable, the Company shall select a successor rating agency that is recognized by the Securities and Exchange Commission, subject to the reasonable approval of the Administrative Agent. Any reduction in the stated rate of interest on the Add-On Term Loan shall only require the written consent of each Lender holding a portion of the outstanding Add-On Term Loan. Notwithstanding any of the foregoing, if the Applicable Percentage for any Additional Term Loan at any time is more than 0.25% higher than the Applicable Percentage for the Initial Term Loans, the Delayed Draw Term Loans and/or the Add-On Term Loans, as applicable, the Applicable Percentage for the Initial Term Loans, the Delayed Draw Term Loans and/or the Add-On Term Loans, as applicable, shall be automatically increased to be 0.25% less than the Applicable Percentage for such Additional Term Loan without any action or consent of any Credit Party, any Lender or the Administrative Agent, and any further reduction of the Applicable Percentage for the Add-On Term Loans contemplated above as a result of the corporate credit ratings and the corporate family ratings of the Company shall no longer apply.

“Approved Fund” shall mean, with respect to any Lender, any fund or trust or entity that invests in commercial bank loans in the ordinary course and is advised or managed by (a) such Lender, (b) an Affiliate of such Lender, (c) any other Lender or any Affiliate thereof or (d) the same investment advisor as any Person described in clauses (a) – (c).

“Arrangers” shall mean Wachovia Capital Markets, LLC, Goldman Sachs Credit Partners L.P., Morgan Stanley Senior Funding, Inc. and General Electric Capital Corporation, together with their respective successors and assigns.

“Asset Disposition” shall mean the disposition of any or all of the assets (including, without limitation, the Capital Stock of a Subsidiary or any ownership interest in a joint venture) of any Credit Party or any Subsidiary whether by sale, lease, transfer or otherwise including, without limitation, any such transaction permitted by Section 6.12. The term “Asset Disposition” shall not include (a) the sale, lease or transfer of assets permitted by Subsections 6.4(a)(i) through (xiii), or (b) any Equity Issuance.

“Assignment Agreement” shall mean an Assignment Agreement, in substantially the form of Schedule 9.6(c).

“Attributable EBITDA” means, for any period and as to any assets or Subsidiaries of Holdco, that portion of Consolidated EBITDA that was produced by the business in which such assets were used or generated or the business conducted by such Subsidiary.

“Attributable Revenues” shall mean, for any period and as to any assets or Subsidiaries of Holdco, that portion of the revenues of Holdco and its Restricted Subsidiaries that was earned by or derived from the business in which such assets were used or generated or the business conducted by such Subsidiary.

“Bankruptcy Code” shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Bankruptcy Event” shall mean any of the events described in Section 7.1(e).

“Borrowers” shall mean the Company and each Subsidiary Borrower, and “Borrower” shall mean any one of them.

“Borrowing Date” shall mean, in respect of any Loan, the date such Loan is made.

“Business” shall have the meaning set forth in Section 3.10.

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close; provided, however, that when used in connection with a rate determination, borrowing or payment in respect of a LIBOR Rate Loan, the term “Business Day” shall also exclude any day on which banks in London, England are not open for dealings in Dollar deposits in the London interbank market.

“Capital Lease” shall mean any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

“Capital Lease Obligations” shall mean the capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.

“Capital Stock” shall mean (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (excluding fees in the nature of brokers or finders fees).

“Cash Equivalents” shall mean (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody’s; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s.

“Change of Control” shall mean the occurrence of one or more of the following events: (a) the Parent shall fail, directly or indirectly, to own and control 100% of the Capital Stock of Holdco, (b) Holdco shall fail, directly or indirectly, to own and control 100% of the Capital Stock of the Company, (c) any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than Fortress is or becomes the “beneficial owner” (as defined in Rule l3d-3 under the Securities Exchange Act of 1934) of 35% or more of the outstanding Voting Stock of the Parent and such percentage of the outstanding Voting Stock of the Parent is equal to or more than the Voting Stock then owned or controlled directly or indirectly by Fortress, or (d) any “Change of Control”, as defined in any document evidencing any Subordinated Debt.

“Clearing Price” shall have the meaning set forth in the Offer Document.

“Closing Date” shall mean the date of this Credit Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean a collective reference to the collateral which is identified in, and at any time will be covered by, the Security Documents and any other property or assets of a Credit Party, whether tangible or intangible and whether real or personal, that may from time to time secure the Credit Party Obligations.

“Commitment” shall mean the Revolving Commitments, the LOC Commitments, the Initial Term Loan Commitments, the Add-On Term Loan Commitments~~,~~ and the Delayed Draw Term Loan Commitments ~~and the Swingline Commitments~~, individually or collectively, as appropriate.

“Commitment Fee” shall have the meaning set forth in Section 2.7(a).

“Commitment Percentage” shall mean the Revolving Commitment Percentage, the Initial Term Loan Commitment Percentage, the Add-On Term Loan Commitment Percentage and/or the Delayed Draw Term Loan Commitment Percentage, as appropriate.

“Commitment Period” shall mean (a) with respect to Revolving Loans, the period from and including the Effective Date to but excluding the Revolver Maturity Date and (b) with respect to Letters of Credit, the period from and including the Effective Date to but excluding the date that is fifteen (15) days prior to the Revolver Maturity Date.

“Commonly Controlled Entity” shall mean an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group that includes the Company and that is treated as a single employer under Section 414 of the Code.

“Company” shall have the meaning set forth in the first paragraph of this Credit Agreement.

“Company Assignment Agreement” shall mean, with respect to any assignment to the Company pursuant to Section 2.9(a)(ii) hereof, an Assignment Agreement substantially in the form of Schedule 2.9(a)(1), with such amendments or modifications as may be approved by the Administrative Agent and the Company.

“Company Assignment Effective Date” shall have the meaning set forth in Section 2.9(a)(ii)(D).

“Company Loan Purchase” shall mean any purchase of an Initial Term Loan, Add-On Term Loan or Delayed Draw Term Loan by the Company pursuant to Section 2.9(a)(ii).

“Consolidated Capital Expenditures” shall mean, as of any date of determination for the four quarter period ending on such date, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Holdco and its Restricted Subsidiaries) by Holdco and its Restricted Subsidiaries during that period that, in conformity with GAAP, are included in “additions to property, plant or equipment” or comparable items reflected in the consolidated statement of cash flows of Holdco and its Restricted Subsidiaries. Notwithstanding the foregoing, the term “Consolidated Capital Expenditures” shall not include (i) Permitted Acquisitions, (ii) the Acquisition, (iii) capital expenditures financed with the proceeds of equity contributions to Holdco and (iv) up to $150,000, in the aggregate, of capital expenditures incurred after the Effective Date in connection with the relocation of the corporate headquarters of Holdco and the Company to Rochester, New York. For purposes of determining Consolidated Fixed Charges, the Credit Parties may elect to exclude Non-Maintenance Capital Expenditures during any period from the calculation of Consolidated Capital Expenditures for such period, in an aggregate amount not to exceed $15,000,000 during the term of this Agreement. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with Net Cash Proceeds from Asset Dispositions or Recovery Events in accordance with the terms of Section 2.9(b)(iii) or (vi), respectively, shall be included in Consolidated Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such Net Cash Proceeds, as the case may be.

“Consolidated Cash Taxes” shall mean, as of any date of determination for the four quarter period ending on such date, the aggregate of all taxes based on income (including, without limitation, any federal, state, local and foreign taxes) actually paid by Holdco and its Restricted Subsidiaries on a consolidated basis during such period.

“Consolidated EBITDA” shall mean, as of any date of determination for any period ending on such date, (a) Consolidated Net Income for such period plus (b) the sum of the following to the extent deducted in calculating Consolidated Net Income, without duplication: (i) Consolidated Interest Expense for such period, (ii) Consolidated Income Tax Expense for such period, (iii) depreciation and amortization expense of Holdco and its Restricted Subsidiaries for such period, (iv) all other non-cash items of Holdco and its Restricted Subsidiaries (other than any such non-cash item incurred in the ordinary course of business to the extent it represents an accrual of or reserve for cash expenditures in any future period) including, without limitation, non-cash items of Holdco and its Restricted Subsidiaries arising from changes in the values of the assets of any pension and post-retirement benefit plans; provided, that cash payments made in such period or in any future period in respect of such non-cash items (other than any such non-cash item incurred in the ordinary course of business to the extent it represents an accrual of or reserve for cash expenditures in any future period) shall be subtracted from Consolidated Net Income in calculating Consolidated EBITDA in the period when such payments are made, (v) fees, costs and expenses payable by Holdco or any of its Restricted Subsidiaries in connection with the Transactions not to exceed $6,000,000, (vi) any non-recurring out-of-pocket expenses or charges relating to any offering of Capital Stock of Holdco or any of its Restricted Subsidiaries or any direct or indirect parent corporation of Holdco, any Asset Sale, any Permitted Investment under clause (n) of the definition thereof, or Permitted Acquisitions made by Holdco or any of its Restricted Subsidiaries, or any Indebtedness incurred by Holdco or any of its Restricted Subsidiaries permitted to be incurred hereunder including any refinancing thereof (in each case in this clause (vi), whether or not successful), (vii) extraordinary losses and unusual or non-recurring charges, severance costs, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans, (viii) amounts charged in respect of discontinued operations or restructuring activities, (ix) losses from early extinguishments of Indebtedness or Hedging Agreements of Holdco or any of its Restricted Subsidiaries, (x) non-recurring fees, costs and expenses incurred prior to the date of this Agreement and set forth on Schedule 1.1(f), and (xi) non-recurring fees, costs and expenses in connection with the relocation of the corporate headquarters of Holdco and the Borrower to Rochester, New York in an aggregate amount not to exceed $150,000, plus (c) cost savings and adjustments for such period set forth on Schedule 1.1(d) minus (d) the sum of the following to the extent included in calculating Consolidated Net Income, without duplication: (i) non-cash charges of Holdco and its Restricted Subsidiaries previously added back to Consolidated Net Income in determining Consolidated EBITDA to the extent such non-cash charges have become cash charges during such period, (ii) any extraordinary and unusual or non-recurring gains and (iii) gains from early extinguishment of Indebtedness or Hedging Agreements of Holdco or any of its Restricted Subsidiaries. Notwithstanding the foregoing, (A) for purposes of calculating Consolidated EBITDA for any fiscal quarter ending prior to the Effective Date, Consolidated EBITDA for such fiscal quarter shall be the amount set forth on Schedule 1.1(f) and (B) for all purposes of calculating Consolidated EBITDA hereunder, the effects of purchase accounting with respect to the Acquired Company shall be ignored.

“Consolidated Fixed Charges” shall mean, as of any date of determination for any period ending on such date, the sum of (a) Consolidated Interest Expense paid in cash during such period plus (b) Consolidated Scheduled Debt Payments for such period plus (c) Consolidated Cash Taxes for such period plus (d) Consolidated Capital Expenditures for such period plus (e) dividends paid by the Credit Parties (other than dividends paid to Holdco or a wholly-owned Restricted Subsidiary of Holdco that is a Credit Party), in each case for Holdco and its Restricted Subsidiaries on a consolidated basis. Notwithstanding the foregoing, for purposes of calculating Consolidated Fixed Charges for any fiscal quarter ending prior to the Effective Date, Consolidated Fixed Charges for such fiscal quarter shall be the amounts set forth on Schedule 1.1(e).

“Consolidated Income Tax Expense” shall mean, for any period, the income tax expense of Holdco and its Restricted Subsidiaries on a consolidated basis.

“Consolidated Indebtedness” shall mean, on any date of calculation, the aggregate stated balance sheet amount of all Indebtedness (other than Indebtedness of the types set forth in clauses (c), (e), (g), (i), (j) (to the extent undrawn) and (k) of the definition thereof) of Holdco and its Restricted Subsidiaries on a consolidated basis.

“Consolidated Interest Expense” shall mean, as of any date of determination for any period ending on such date, all interest expense (excluding amortization of debt discount and premium, but including the interest component under Capital Leases and synthetic leases, tax retention operating leases, off-balance sheet loans and similar off-balance sheet financing products) for such period of Holdco and its Restricted Subsidiaries on a consolidated basis. For purposes hereof, Consolidated Interest Expense for the first three complete fiscal quarters to occur after the Effective Date shall be determined by annualizing Consolidated Interest Expense such that for the first complete fiscal quarter to occur after the Effective Date such components would be multiplied by four (4), the first two complete fiscal quarters would be multiplied by two (2) and the first three fiscal quarters would be multiplied by one and one-third (1 1/3).

“Consolidated Net Income” shall mean, as of any date of determination for any period ending on such date, the net income (or loss) of Holdco and its Restricted Subsidiaries on a consolidated basis for such period taken as a single accounting period; provided, that there shall be excluded (a) the income (or loss) of any Person (other than a Restricted Subsidiary of Holdco) in which any other Person (other than Holdco or any of its Restricted Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Holdco or any of its Restricted Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of Holdco or is merged into or consolidated with Holdco or any of its Restricted Subsidiaries or that Person’s assets are acquired by Holdco or any of its Restricted Subsidiaries, (c) the income of any Subsidiary (other than a Restricted Subsidiary) of Holdco to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax gains or losses attributable to asset sales or returned surplus assets of any Plan, and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net extraordinary losses.

“Consolidated Scheduled Debt Payments” shall mean, as of any date of determination for any period ending on such date, the sum of all scheduled payments of principal on Consolidated Indebtedness for such period (including the principal component of payments due on Capital Leases during the applicable period ending on such date); it being understood that Consolidated Scheduled Debt Payments shall not include optional prepayments or the mandatory prepayments required pursuant to Section 2.9.

“Consolidated Working Capital” shall mean, as of any date of determination, the sum (which may be a negative number) of (a) the total assets of Holdco and its Restricted

Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, except cash and Cash Equivalents and the current portion of deferred tax assets, minus (b) the total liabilities of Holdco and its Restricted Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, except the current portion of long-term debt and the current portion of deferred tax liabilities.

“Consolidated Working Capital Adjustment” shall mean, as of any date of determination for any period ending on such date, on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period, adjusted to exclude the effects of (a) reclassification of (i) current assets or liabilities as deferred assets or liabilities or (ii) deferred assets or liabilities as current assets or liabilities and (b) acquisitions and divestitures.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any contract, agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

“Control Agent” shall mean ~~Wachovia Bank, National Association~~Gleacher Products Corp., in its capacity as control agent pursuant to the Security Agreement.

“Copyright Licenses” shall mean any agreement, whether written or oral, providing for the grant by or to a Person of any right under any Copyright, including, without limitation, any thereof referred to in Schedule 3.16 to this Credit Agreement.

“Copyrights” shall mean all copyrights of the Credit Parties and their Restricted Subsidiaries in all works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Copyright Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 3.16 and all renewals thereof.

“Credit Documents” shall mean this Credit Agreement, each of the Notes, any Joinder Agreement, the Letters of Credit, LOC Documents and the Security Documents and all other agreements, documents, certificates and instruments delivered to the Administrative Agent or any Lender by any Credit Party in connection therewith (other than any agreement, document, certificate or instrument related to a Hedging Agreement).

“Credit Parties” shall mean Holdco, the Borrowers and the Guarantors and “Credit Party” shall mean any one of the foregoing.

“Credit Party Obligations” shall mean, without duplication, (a) all of the obligations, indebtedness and liabilities of the Credit Parties to the Lenders (including the Issuing Lender) and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes or any of the other Credit Documents, including principal, interest, fees, reimbursements and indemnification obligations and other amounts (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (b) all liabilities and obligations, whenever arising, owing from Holdco or any of its Restricted Subsidiaries to any Hedging Agreement Provider arising under any Secured Hedging Agreement.

“Debt Issuance” shall mean the issuance of any Indebtedness by Holdco or any of its Restricted Subsidiaries (excluding any Equity Issuance or any Indebtedness of Holdco and its Restricted Subsidiaries permitted to be incurred pursuant to Section 6.1(b)(i)–(xi) hereof).

“Default” shall mean any of the events specified in Section 7.1, whether or not any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

“Defaulting Lender” shall mean, at any time, any Lender that, at such time (a) has failed to make a Loan or fund a Participation Interest required pursuant to the terms of this Credit Agreement, (b) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement and such default remains uncured, or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

“Delayed Draw Commitment Termination Date” shall mean the date that is six (6) months following the Effective Date.

“Delayed Draw Funding Date” shall mean any Business Day occurring on or after the Effective Date but prior to the Delayed Draw Commitment Termination Date in which the Borrowers deliver a Notice of Borrowing in accordance with Section 2.3(b).

“Delayed Draw Term Loan” shall have the meaning set forth in Section 2.3(a).

“Delayed Draw Term Loan Commitment” shall mean, with respect to each Delayed Draw Term Loan Lender, the commitment of such Delayed Draw Term Loan Lender to make its portion of the Delayed Draw Term Loan in a principal amount equal to such Delayed Draw Term Loan Lender’s Delayed Draw Term Loan Commitment Percentage of the Delayed Draw Term Loan Committed Amount, as appropriate.

“Delayed Draw Term Loan Commitment Percentage” shall mean, for any Delayed Draw Term Loan Lender, the percentage identified as its Delayed Draw Term Loan Commitment Percentage as specified in its Lender Commitment Letter or in the Assignment Agreement pursuant to which such Delayed Draw Term Loan Lender became a Lender hereunder, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6.

“Delayed Draw Term Loan Committed Amount” shall have the meaning set forth in Section 2.3(a).

“Delayed Draw Term Loan Lender” shall mean, as of any date of determination, any Lender that holds a Delayed Draw Term Loan Commitment and/or a portion of the outstanding Delayed Draw Term Loan on such date.

“Delayed Draw Term Note” or “Delayed Draw Term Notes” shall mean the promissory notes of the Company in favor of any of the Delayed Draw Term Loan Lenders evidencing the portion of the Delayed Draw Term Loan provided pursuant to Section 2.3(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Domestic Lending Office” shall mean, initially, the office of each Lender designated as such Lender’s Domestic Lending Office shown in such Lender’s Administrative Details Form; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Company as the office of such Lender at which Alternate Base Rate Loans of such Lender are to be made.

“Domestic Subsidiary” shall mean any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

“Effective Date” shall mean the date upon which all the conditions precedent to funding under Article IV shall have been satisfied, and the initial Extensions of Credit are made hereunder, which in any event, shall occur no later than February 28, 2007.

“Effective Date Material Adverse Change” shall have the meaning set forth in Section 4.1(r).

“Eligible Assignee” means (i) any Lender, any Affiliate of any Lender and any Approved Fund of any Lender; and (ii) (a) a commercial bank organized under the laws of the United States or any state thereof; (b) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (c) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (1) such bank is acting through a branch or agency located in the United States or (2) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; (d) any other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) that extends credit or buys loans in the ordinary course including insurance companies, mutual funds and lease financing companies; and (e) solely for purposes of any purchases of Term Loans in accordance with Section 2.9(a)(ii) of this Agreement, the Company; provided, other than as set forth in clause (e) of this definition, neither the Company nor any Subsidiary of the Company shall be an Eligible Assignee.

“ENHE” shall have the meaning set forth in the first paragraph of this Credit Agreement.

“Environmental Laws” shall mean any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time be in effect during the term of this Credit Agreement.

“Equity Issuance” shall mean any issuance by the Parent, Holdco, any Borrower or any Restricted Subsidiary to any Person which is not a Credit Party of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants, (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity or (d) warrants or options that are exercisable for shares of its Capital Stock. The term “Equity Issuance” shall not include (i) any Capital Stock issuance constituting consideration for a Permitted Acquisition, (ii) proceeds of any Capital Stock which are used as consideration for such Permitted Acquisition, (iii) any Asset Disposition, (iv) any Debt Issuance, (v) any Capital Stock issued in connection with any exercise of any options or warrants by officers, directors and employees of the Parent, Holdco or any Restricted Subsidiary under any employee equity subscription agreement, stock option agreement or similar agreements or plans or (vi) any Capital Stock issued by a Subsidiary to its parent company.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurodollar Reserve Percentage” shall mean for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Event of Default” shall mean any of the events specified in Section 7.1; provided, however, that any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

“Excess Cash Flow” shall mean, with respect to any fiscal year period of Holdco and its Restricted Subsidiaries on a consolidated basis, an amount equal to (without duplication) (a) Consolidated EBITDA for such period plus/minus (b) the Consolidated Working Capital Adjustment for such period minus (c) Consolidated Capital Expenditures to the extent not financed through the incurrence of Indebtedness for such period minus (d) Consolidated Interest Expense for such period to the extent paid or payable in cash minus (e) Consolidated Cash Taxes paid during such period minus (f) Consolidated Scheduled Debt Payments and optional prepayments or mandatory prepayments of the Loans (excluding repayments of Revolving Loans except to the extent the Revolving Loan Committed Amount is permanently reduced in connection with such repayments) required pursuant to Section 2.9 made during such period minus (g) all expenses, fees, charges and amounts to the extent added back to Consolidated

EBITDA minus (h) the purchase price paid in cash during such period with respect to Permitted Acquisitions to the extent not financed minus (i) cash dividends paid by the Credit Parties (other than dividends paid to Holdco or a wholly-owned Restricted Subsidiary of Holdco that is a Credit Party) to the extent permitted by Section 6.10 minus (j) cash payments made by the Credit Parties and their Restricted Subsidiaries in respect of Investments permitted pursuant to clause (j) of the definition of Permitted Investments, except for (i) Investments funded from the reinvestment of Net Cash Proceeds of Assets Dispositions or Recovery Events pursuant to Section 2.9(b)(iii)(B) and 2.9(b)(vi)(B) and (ii) Investments in Subsidiaries, minus (k) the aggregate net amount of non-cash gains and non-cash credits accrued by Holdco and its Restricted Subsidiaries during such fiscal year, to the extent included in Consolidated Net Income minus (l) any nonrecurring cash charges to the extent added back to Consolidated EBITDA minus (m) other cash capital expenditures set forth in clauses (iii) and (iv) of the definition of Consolidated Capital Expenditures.

“Existing Credit Agreement” shall mean that certain First Lien Credit Agreement, dated as of June 6, 2006, as amended, by and among Holdco, the Company, GateHouse I (successor by merger to Gatehouse Media Massachusetts III, Inc., ENM, Inc. and ENM Merger Sub, Inc.), GateHouse II (successor by merger to Heritage Partners Media, Inc. and HPM Merger Sub, Inc.), ENHE, certain Domestic Subsidiaries of Holdco as guarantors, the lenders party thereto, and the Administrative Agent.

“Existing Letter of Credit” shall mean each of the letters of credit described by date of issuance, amount, purpose and the date of expiry on Schedule 1.1(g) hereto.

“Expiration Time” shall have the meaning set forth in the Offer Document.

“Extension of Credit” shall mean, as to any Lender, the making of a Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.

“Federal Funds Effective Rate” shall have the meaning set forth in the definition of “Alternate Base Rate”.

“Fee Letter” shall mean the letter agreement dated February ~~5, 2007,~~15, 2011, addressed to the Company from ~~Wachovia, Wachovia Capital Markets, LLC, Goldman, Sachs Credit Partners, L.P. and Morgan Stanley Senior Funding, Inc.~~Gleacher, as amended, modified or otherwise supplemented.

“Financial Covenant” shall mean the financial covenant set forth in Section 5.9.

“First Amendment Effective Date” shall mean May 7, 2007.

“Fixed Charge Coverage Ratio” shall mean, as of any date of determination, for Holdco and its Restricted Subsidiaries on a consolidated basis for the four consecutive quarters ending on or immediately prior to such date, the ratio of (i) Consolidated EBITDA for such four fiscal quarter period to (ii) Consolidated Fixed Charges for such four fiscal quarter period.

“Flow-Through Entity” shall mean any Person that is not treated as a separate tax paying entity for United States federal income tax purposes.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“Fortress” shall mean Fortress Investment Group, LLC, or any one or more of its Affiliates, or any entity managed exclusively by Fortress Investment Group LLC, or one or more of its Affiliates.

“GAAP” shall mean generally accepted accounting principles in effect in the United States of America applied on a consistent basis, subject, however, in the case of determination of compliance with the financial covenant set out in Section 5.9 to the provisions of Section 1.3.

“GateHouse I” shall have the meaning set forth in the first paragraph of this Credit Agreement.

“GateHouse II” shall have the meaning set forth in the first paragraph of this Credit Agreement.

“Gleacher” shall mean Gleacher Products Corp., a Delaware corporation, together with its successors and assigns.

“Governing Body” shall mean the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

“Government Acts” shall have the meaning set forth in Section 2.20.

“Governmental Approvals” shall mean all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantor” shall have the meaning set forth in the first paragraph of this Credit Agreement.

“Guaranty” shall mean the guaranty of the Credit Parties set forth in Article X.

“Guaranty Obligations” shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

“Hedging Agreement Provider” shall mean (a) with respect to the Hedging Agreements entered into between the Company and Goldman Sachs Capital Markets, L.P. as of May 10, 2006 and May 30, 2006, Goldman Sachs Capital Markets, L.P., and (b) with respect to any other Hedging Agreement that is permitted by Section 6.1(b)(iii) (including Secured Hedging Agreements outstanding as of the Effective Date), any Person that is party to a Secured Hedging Agreement with a Credit Party or any of its Restricted Subsidiaries to the extent such Person is (i) the Administrative Agent, (ii) an Arranger, (iii) a Lender, (iv) an Affiliate of the Administrative Agent, an Arranger or a Lender or (v) any other Person that was the Administrative Agent, an Arranger or a Lender (or an Affiliate of any such Person) at any time such Secured Hedging Agreement was outstanding but has ceased to be the Administrative Agent, an Arranger or a Lender (or whose Affiliate has ceased to be the Administrative Agent, an Arranger or a Lender) under the Credit Agreement.

“Hedging Agreements” shall mean, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate hedging agreements.

“Holdco” shall have the meaning set forth in the first paragraph of this Credit Agreement.

“Incurrence Test” shall mean, with respect to any incurrence of Indebtedness, any payment or any other event as the context may require, the requirement that the Total Leverage Ratio, after giving effect to such Indebtedness, payment or event on a Pro Forma Basis, shall be less than 6.5 to 1.0.

“Indebtedness” shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person incurred, issued or assumed as the deferred purchase price of property or services purchased by such Person, which purchase price is (i) due more than six months after the incurrence of the obligation in respect thereof or (ii) evidenced by note or similar written instrument thereof, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the principal portion of all Capital Lease Obligations of such Person, (i) all obligations of such Person under Hedging Agreements, excluding any portion thereof which would be accounted for as interest expense under GAAP, (j) the maximum amount of all letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (l) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product and (m) the attributable portion of any Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, except to the extent such Indebtedness is expressly non-recourse to such Person.

“Initial Term Loan” shall have the meaning set forth in Section 2.2(a).

“Initial Term Loan Commitment” shall mean, with respect to each Initial Term Loan Lender, the commitment of such Initial Term Loan Lender to make its portion of the Initial Term Loan in a principal amount equal to such Initial Term Loan Lender’s Initial Term Loan Commitment Percentage of the Initial Term Loan Committed Amount.

“Initial Term Loan Commitment Percentage” shall mean, for any Initial Term Loan Lender, the percentage identified as its Initial Term Loan Commitment Percentage in its Lender Commitment Letter.

“Initial Term Loan Committed Amount” shall have the meaning set forth in Section 2.2(a).

“Initial Term Loan Lender” shall mean a Lender holding an Initial Term Loan Commitment or a portion of the outstanding Initial Term Loan.

“Initial Term Loan Note” or “Initial Term Loan Notes” shall mean the promissory notes of the Company (if any) in favor of any of the Initial Term Loan Lenders evidencing the portion of the Initial Term Loan provided by any such Initial Term Loan Lender pursuant to Section 2.2(a), as such promissory notes may be amended, modified, restated, amended and restated, supplemented, extended, renewed or replaced from time to time.

“Insolvency” shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

“Intellectual Property” shall mean the Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses of the Credit Parties and their Restricted Subsidiaries, all goodwill associated therewith and all rights to sue for infringement thereof.

“Interest Payment Date” shall mean (a) as to any Alternate Base Rate Loan, the last day of each March, June, September and December and on the applicable Maturity Date, (b) as to any LIBOR Rate Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any LIBOR Rate Loan having an Interest Period longer than three months, (i) each three (3) month anniversary following the first day of such Interest Period and (ii) the last day of such Interest Period and (d) as to any Loan which is the subject of a mandatory prepayment required pursuant to Section 2.9(b), the date on which such mandatory prepayment is due.

“Interest Period” shall mean, with respect to any LIBOR Rate Loan,

(a) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such LIBOR Rate Loan and ending one, two, three or six months thereafter (or, if available to all applicable Lenders, nine or twelve months thereafter), as selected by the Company in the Notice of Borrowing or Notice of Conversion given with respect thereto; and

(b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Rate Loan and ending one, two, three or six months thereafter (or, if available to all applicable Lenders, nine or twelve months thereafter), as selected by the Company by irrevocable notice to the Administrative Agent not less than three (3) Business Days prior to the last day of the then current Interest Period with respect thereto; provided that the foregoing provisions are subject to the following:

(i) if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

(iii) if the Company shall fail to give notice as provided above, the Company shall be deemed to have selected an Alternate Base Rate Loan to replace the affected LIBOR Rate Loan;

(iv) no Interest Period in respect of any Loan shall extend beyond the applicable Maturity Date and, further with regard to the Term Loans, no Interest Period shall extend beyond any principal amortization payment date with respect to such Term Loan unless the portion of such Term Loan consisting of Alternate Base Rate Loans together with the portion of such Term Loan consisting of LIBOR Rate Loans with Interest Periods expiring prior to or concurrently with the date such principal amortization payment date is due, is at least equal to the amount of such principal amortization payment due on such date; and

(v) no more than eight (8) LIBOR Rate Loans may be in effect at any time. For purposes hereof, LIBOR Rate Loans with different Interest Periods shall be considered as separate LIBOR Rate Loans, even if they shall begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Rate Loan with a single Interest Period.

“Investment” shall mean (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of shares of Capital Stock, other ownership interests or other securities of any Person or bonds, notes, debentures or all or substantially all of the assets of any Person or (b) any deposit with, or advance, loan or other extension of credit to, any Person (other than deposits made in the ordinary course of business) or (c) any other capital contribution to or investment in any Person, including, without limitation, any Guaranty Obligation (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.

“Issuing Lender” shall mean Wachovia or any successor in such capacity.

“Issuing Lender Fees” shall have the meaning set forth in Section 2.7(c).

“Joinder Agreement” shall mean a Joinder Agreement in substantially the form of Schedule 5.10, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 5.10.

“Lender” shall have the meaning set forth in the first paragraph of this Credit Agreement and shall include the Issuing Lender ~~and the Swingline Lender~~.

“Lender Commitment Letter” shall mean, with respect to any Lender, the letter (or other correspondence) to such Lender from the Administrative Agent notifying such Lender of its LOC Commitment, Revolving Commitment Percentage, Initial Term Loan Commitment Percentage, Add-On Term Loan Commitment Percentage and/or Delayed Draw Term Loan Commitment Percentage.

“Lender Percentage” shall mean, for each Lender as of any date of determination, the percentage obtained by dividing (a)(i) the sum of such Lender’s outstanding Revolving Commitments, Initial Term Loan, Add-On Term Loan and Delayed Draw Term Loan Commitments (to the extent such Delayed Draw Term Loan Commitments have not been funded and remain in effect) and outstanding Delayed Draw Term Loan, (ii) if the Revolving Commitments have been terminated, the sum of such Lender’s outstanding Loans and Delayed Draw Term Loan Commitments (to the extent such Delayed Draw Term Loan Commitments have not been funded and remain in effect) or (iii) if all Commitments have been terminated, such Lenders outstanding Loans by (b)(i) the aggregate of the outstanding Revolving Commitments, Initial Term Loan, Add-On Term Loan and Delayed Draw Term Loan

Commitments (to the extent such Delayed Draw Term Loan Commitments have not been funded and remain in effect) and the outstanding Delayed Draw Term Loan, (ii) if the Revolving Commitments have been terminated, the aggregate of the outstanding Loans, and Delayed Draw Term Loan Commitments (to the extent such Delayed Draw Term Loan Commitments have not been funded and remain in effect) or (iii) if all Commitments have been terminated, the outstanding Loans.

“Letters of Credit” shall mean (a) any letter of credit issued by the Issuing Lender pursuant to the terms hereof and (b) any Existing Letter of Credit, in each case as such letter of credit may be amended, modified, extended, renewed or replaced from time to time.

“Letter of Credit Facing Fee” shall have the meaning set forth in Section 2.7(c).

“Letter of Credit Fee” shall have the meaning set forth in Section 2.7(b).

“LIBOR” shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on ~~Telerate~~Reuters Page ~~3750~~LIBOR01 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 ~~A.M. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term “LIBOR” shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00~~ A.M. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). If, for any reason, neither of such rates is available, then “LIBOR” shall mean the rate per annum at which, as determined by the Administrative Agent, Dollars in an amount comparable to the Loans then requested are being offered to leading banks at approximately 11:00 A.M. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

“LIBOR Lending Office” shall mean, initially, the office of each Lender designated as such Lender’s LIBOR Lending Office in such Lender’s Administrative Details Form; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Company as the office of such Lender at which the LIBOR Rate Loans of such Lender are to be made.

“LIBOR Rate” shall mean a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00 - Eurodollar Reserve Percentage

“LIBOR Rate Loan” shall mean Loans the rate of interest applicable to which is based on the LIBOR Rate.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

“Loan” shall mean a Revolving Loan, the Initial Term Loan, the Add-On Term Loan and/or the Delayed Draw Term ~~Loan and/or a Swingline~~ Loan, as appropriate.

“LOC Commitment” shall mean the commitment of the Issuing Lender to issue Letters of Credit and with respect to each Revolving Lender, the commitment of such Revolving Lender to purchase participation interests in the Letters of Credit up to such Lender’s LOC Committed Amount as specified in the Lender Commitment Letter or in the Register, as such amount may be reduced from time to time in accordance with the provisions hereof.

“LOC Committed Amount” shall have the meaning set forth in Section 2.4(a).

“LOC Documents” shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or (b) any collateral security for such obligations.

“LOC Obligations” shall mean, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

“Mandatory LOC Borrowing” shall have the meaning set forth in Section 2.4(e).

~~“Mandatory Swingline Borrowing” shall have the meaning set forth in Section 2.5(b)(ii).~~

“Massachusetts Acquisitions” shall mean the acquisitions of all of the equity interests of Enterprise NewsMedia, LLC and certain of its subsidiaries and Affiliates and substantially all the assets of CP Media, Inc.

“Material Adverse Effect” shall mean a material adverse effect on (a) business, operations, property, assets or financial condition of Holdco and its Restricted Subsidiaries taken as a whole or (b) the validity or enforceability against any Credit Party of this Credit Agreement, any of the Notes or any of the other Credit Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Material Contract” shall mean any contract, license, covenant or other arrangement to which Holdco or any of its Restricted Subsidiaries is a party (other than the Credit Documents) and of which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Materials of Environmental Concern” shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maturity Date” shall mean the Revolver Maturity Date or the Term Loan Maturity Date, as applicable.

“Maximum Offer Amount” shall have the meaning set forth in the Offer Document.

“Maximum Permitted Offer” shall have the meaning set forth in Section 2.9(a)(ii)(A).

“Maximum Purchase Price” shall have the meaning set forth in the Offer Document.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage Instrument” shall mean any mortgage, deed of trust or deed to secure debt executed by a Credit Party in favor of the Administrative Agent pursuant to the terms of Section 4.1(e), 5.10 or 5.12, as the same may be amended, modified, restated or supplemented from time to time.

“Mortgaged Property” shall mean any owned or leased real property of a Credit Party with respect to which such Credit Party executes a Mortgage Instrument in favor of the Administrative Agent.

“Multiemployer Plan” shall mean a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” shall mean the aggregate cash proceeds received by any Credit Party or any Restricted Subsidiary in respect of any Asset Disposition, Equity Issuance, Debt Issuance or Recovery Event, net of (a) bona fide direct costs paid or payable (including, without limitation, legal, accounting and investment banking fees, and sales commissions) associated therewith, (b) amounts held in escrow to be applied as part of the purchase price of any Asset Disposition, (c) taxes paid or payable as a result thereof, (d) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of an Asset Disposition (it being understood such amounts held in reserve shall constitute Net Cash Proceeds upon the release of such indemnification liabilities) and (e) the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is (i) secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of any such Asset Disposition or Recovery Event and (ii) actually paid at the time of receipt of such cash payment to a Person that is not a Credit Party; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by any Credit Party or any Restricted Subsidiary in any Asset Disposition, Equity Issuance, Debt Issuance or Recovery Event and any cash released from escrow as part of the purchase price in connection with any Asset Disposition. Notwithstanding the foregoing, Net Cash Proceeds shall not include proceeds of an Asset Disposition or Recovery Event to the extent the amount of such proceeds is equal to or less than $2,000,000.

“Non-Maintenance Capital Expenditures” shall mean non-recurring capital expenditures not incurred for the maintenance, repair, restoration or refurbishment of existing assets of Holdco and its Restricted Subsidiaries.

“Note” or “Notes” shall mean the Revolving Notes, the Initial Term Loan Notes, the Add-On Term Loan Notes~~,~~ and/or the Delayed Draw Term Loan Notes ~~and/or the Swingline Notes~~, collectively, separately or individually, as appropriate.

“Notice of Borrowing” shall mean a request for a Revolving Loan borrowing pursuant to Section 2.1(b)(i), a request for a Delayed Draw Term Loan pursuant to Section 2.3(b)(i) ~~or a request for a Swingline Loan borrowing pursuant to Section 2.5(b)(i), as appropriate~~. A Form of Notice of Borrowing is attached as Schedule 2.1(b)(i).

“Notice of Conversion/Extension” shall mean the written notice of conversion of a LIBOR Rate Loan to an Alternate Base Rate Loan or an Alternate Base Rate Loan to a LIBOR Rate Loan, or extension of a LIBOR Rate Loan, in each case substantially in the form of Schedule 2.11.

“Obligations” shall mean, collectively, Loans and LOC Obligations and all other obligations of the Credit Parties to the Administrative Agent and the Lenders under the Credit Documents.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Offer” shall have the meaning set forth in Section 2.9(a)(ii)(A).

“Offer Document” shall mean a Notice of an Offer to Purchase by the Company, together with all attachments thereto, all in the form of Schedule 2.9(a)(2), as the same may be amended or modified from time to time.

“Operating Lease” shall mean, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

“Parent” shall mean GateHouse Media, Inc., a Delaware corporation.

“Parent Acquisition Facilities” shall mean the credit facilities that the Parent may enter into from time to time to obtain financing for acquisitions by the Parent or any of the Credit Parties.

“Partially-Owned Subsidiary” means any Subsidiary incorporated or organized in the United States of America for which less than 100% but more than 50% of the outstanding Capital Stock is beneficially owned solely by Holdco or a wholly-owned Subsidiary of Holdco.

“Participant” shall have the meaning set forth in Section 9.6(b).

“Participation Interest” shall mean a participation interest purchased by a Revolving Lender in LOC Obligations as provided in Section 2.4(c) ~~and in Swingline Loans as provided in Section 2.5.~~.

“Patent Licenses” shall mean all agreements, whether written or oral, providing for the grant by or to a Person of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 3.16 to the Credit Agreement.

“Patents” shall mean (i) all letters patent of the United States or any other country, now existing or hereafter arising, and all improvement patents, reissues, reexaminations, patents of additions, renewals and extensions thereof, including, without limitation, any thereof referred to in Schedule 3.16 to this Credit Agreement, and (ii) all applications for letters patent of the United States or any other country, now existing or hereafter arising, and all provisionals, divisions, continuations and continuations-in-part and substitutes thereof, including, without limitation, any thereof referred to in Schedule 3.16 to this Credit Agreement, in each case of the Credit Parties and their Restricted Subsidiaries.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Permitted Acquisition” shall mean an acquisition or any series of related acquisitions by a Credit Party of (a) all or substantially all of the assets or a majority of the Voting Stock of a Person, (b) a Person by a merger, amalgamation or consolidation or any other combination with such Person or (c) any division, line of business or other business unit of a Person (such Person or such division, line of business or other business unit of such Person shall be referred to herein as the “Target”), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by the Credit Parties and their Restricted Subsidiaries pursuant to Section 6.3, so long as (i) no Default or Event of Default shall then exist or would exist after giving effect thereto, (ii) the Credit Parties shall have delivered to the Administrative Agent (A) at least five (5) Business Days prior to the consummation of the proposed acquisition, a Compliance Certificate evidencing compliance on a Pro Forma Basis with Section 5.9, together with all relevant financial information with respect to such acquired assets or acquired Target, including the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 5.9; provided, however, the Credit Parties shall not be required to show compliance with Section 5.9 to the extent that, immediately prior to and immediately after giving effect to such Permitted Acquisition, there are no outstanding

Extensions of Credit under the Revolving Facility~~, Swingline Loans~~ or Letters of Credit, (iii) unless the Target shall be designated by the Company as an Unrestricted Subsidiary in compliance with the definition thereof, the Administrative Agent, on behalf of the Lenders, shall have received (or shall receive in connection with the closing of such acquisition) a first priority perfected security interest in all property (including, without limitation, Capital Stock) acquired with respect to the Target in accordance with the terms of Sections 5.10 and 5.12 and the Target, if a Person, shall have executed a Joinder Agreement in accordance with the terms of Section 5.10, (iv) such acquisition shall not be a “hostile” acquisition and shall have been approved by the Governing Body and/or shareholders of the applicable Credit Party and the Target, and (v) after giving effect to such acquisition, there shall be at least $5,000,000 of Accessible Borrowing Availability under the Revolving Committed Amount.

“Permitted Investments” shall mean:

(a) cash and Cash Equivalents;

(b) Investments set forth on Schedule 1.1(b);

(c) receivables owing to the Credit Parties or any of their Restricted Subsidiaries or any receivables and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(d) Investments in and loans to any Credit Party;

(e) loans and advances to officers, directors and employees in an aggregate amount not to exceed $3,000,000 at any time outstanding; provided that such loans and advances shall comply with all applicable Requirements of Law;

(f) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(g) Investments, acquisitions or transactions permitted under Section 6.4(b) (including any Investments owned by a Person acquired in a Permitted Acquisition);

(h) Hedging Agreements to the extent permitted hereunder;

(i) capital expenditures to the extent permitted hereunder;

(j) Investments in promissory notes and other non-cash consideration received in connection with any Asset Disposition permitted by Section 6.4(a);

(k) Investments in securities in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to Holdco or any of its Restricted Subsidiaries or as security for any such Indebtedness or claim;

(l) loans and advances to Parent (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Parent (or such parent) in accordance with Section 6.10;

(m) loans to Partially-Owned Subsidiaries and Unrestricted Subsidiaries if (i) (A) a security interest in such loans has been granted to the Administrative Agent for the benefit of the Lenders and (B) if such loans are evidenced by a promissory note or other instrument, such promissory note or instrument has been pledged to the Administrative Agent pursuant to the Security Documents, (ii) after giving effect to such loan, no Event of Default has occurred and is continuing and (iii) the aggregate Unrecovered Investments to all Partially-Owned Subsidiaries and Unrestricted Subsidiaries does not exceed the sum of (the “Adjusted Investment Amount”): (A) $35,000,000 plus (B) 50% of the aggregate amount of capital contributions received by Holdco after the Effective Date (excluding (y) any Specified Equity Contribution and (z) any other proceeds that are used to fund Permitted Acquisitions or capital expenditures); and

(n) other Investments in an aggregate amount not to exceed the Adjusted Investment Amount less Unrecovered Investments to Partially-Owned Subsidiaries and Unrestricted Subsidiaries made pursuant to clause (m) above.

“Permitted Liens” shall mean:

(a) Liens created by or otherwise existing under or in connection with this Credit Agreement or the other Credit Documents in favor of the Administrative Agent on behalf of the Secured Parties;

(b) Liens in favor of a Hedging Agreement Provider in connection with a Secured Hedging Agreement; provided that such Liens shall secure the Credit Party Obligations and the obligations under such Secured Hedging Agreement on a pari passu basis;

(c) Liens securing purchase money indebtedness and Capital Lease Obligations (and refinancings thereof) up to an aggregate amount not to exceed $30,000,000; provided, that (i) any such Lien attaches to such property concurrently with or within thirty (30) days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction and (iii) such Lien secures only those obligations that it secures on the date of such acquisition or the date such Person becomes a restricted Subsidiary and any Permitted Refinancing thereof;

(d) Liens for taxes, assessments, charges or other governmental levies the payment of which is not at the time required by Section 5.3;

(e) statutory Liens such as carriers’, warehousemen’s, mechanics’, materialmen’s, landlords’, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than ninety (90) days or which are being contested in good faith by appropriate proceedings; provided that a reserve or other appropriate provision shall have been made therefor;

(f) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(g) deposits to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h) easements, rights of way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(i) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in this definition (other than Liens set forth on Schedule 1.1(c)); provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property);

(j) Liens existing on the Effective Date and set forth on Schedule 1.1(c); provided that (i) no such Lien shall at any time be extended to cover property or assets other than the property or assets subject thereto on the Effective Date and improvements thereon and (ii) the principal amount of the Indebtedness secured by such Lien shall not be extended, renewed, refunded or refinanced;

(k) Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary;

(l) any zoning, building or similar laws or rights reserved to or vested in any Governmental Authority;

(m) restrictions on transfers of securities imposed by applicable securities laws or agreement (other than Capital Stock of a Subsidiary pledged pursuant to the Pledge Agreement);

(n) Liens arising out of judgments or awards not resulting in an Event of Default; provided that the applicable Credit Party or Restricted Subsidiary shall in good faith be prosecuting an appeal or proceedings for review;

(o) Liens on the property of a Person existing at the time such Person becomes a Restricted Subsidiary of a Credit Party in a transaction permitted hereunder; provided, however, that any such Lien may not extend to any other property of any Credit Party or any other Restricted Subsidiary that is not a Subsidiary of such Person; provided, further, that any such Lien was not created in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary of a Credit Party;

(p) any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by any Credit Party or any Restricted Subsidiary thereof in the ordinary course of its business and covering only the assets so leased, licensed or subleased;

(q) assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens or rights reserved in any lease for rent or for compliance with the terms of such lease;

(r) Liens arising from filing UCC financing statements relating solely to leases not prohibited hereunder;

(s) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(t) licenses (with respect to Intellectual Property and other property), leases or subleases granted to third parties to the extent permitted by the applicable terms of the Security Documents and not interfering in any material respect with the ordinary conduct of the business of Holdco or any of its Restricted Subsidiaries or resulting in a material diminution in the value of the collateral so licensed, leased or subleased;

(u) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Holdco and its Restricted Subsidiaries; and

(v) additional Liens so long as the principal amount of Indebtedness and other obligations secured thereby does not exceed $10,000,000 in the aggregate at any one time outstanding.

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan” shall mean, as of any date of determination, any employee benefit plan which is covered by Title IV of ERISA and in respect of which any Credit Party or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement” shall mean the Amended and Restated Pledge Agreement dated as of the Effective Date executed by the Credit Parties in favor of the Administrative Agent, for the benefit of the Secured Parties, as the same may from time to time be amended, restated, amended and restated, supplemented or otherwise modified in accordance with the terms hereof and thereof.

“Prime Rate” shall have the meaning set forth in the definition of Alternate Base Rate.

“Pro Forma Basis” shall mean, with respect to any transaction, that such transaction shall be deemed to have occurred as of the first day of the twelve-month period ending as of the most recent quarter end preceding the date of such transaction.

“Pro Forma Revenues” shall mean, for any period, total revenues of Holdco and its Restricted Subsidiaries for such period determined on a consolidated basis, plus the amount by which such total revenues would have been increased for such period if each Permitted Acquisition that was consummated in such period had been consummated on the first day thereof.

“Properties” shall have the meaning set forth in Section 3.10(a).

“Purchase Notice” shall have the meaning set forth in Section 2.9(a)(ii)(A).

“Purchase Termination Date” shall mean the earlier to occur of (a) December 31, 2011 and (b) the date upon which any Restricted Payment is made pursuant to the terms of Section 6.10(e) or Section 6.10(f).

“Qualified Preferred Equity” shall mean any preferred Capital Stock issued by Holdco that, on or prior to the date that is 91 days after the Term Loan Maturity Date, is not convertible into Indebtedness or subject to mandatory sinking fund payments, redemption or other acceleration, and upon which all dividends or other distributions (if any) shall be payable solely in additional shares of such Capital Stock on terms and conditions reasonably satisfactory to the ~~Administrative Agent~~Required Lenders.

“Recovery Event” shall mean the receipt by the Credit Parties or any of their Restricted Subsidiaries of any cash insurance proceeds or condemnation or expropriation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets other than obsolete property or assets no longer used or useful in the business of the Credit Parties or any of their Restricted Subsidiaries.

“Register” shall have the meaning set forth in Section 9.6(d).

“Reimbursement Obligation” shall mean the obligation of the Borrowers to reimburse the Issuing Lender pursuant to Section 2.4(d) for amounts drawn under Letters of Credit.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reorganization” shall mean, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under PBGC Reg. §4043.

“Required Add-On Term Loan Lenders” shall mean, as of any date of determination, Add-On Term Loan Lenders holding at least a majority of the outstanding Add-On Term Loan; provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Add-On Term Loan Lenders, Obligations owing to such Defaulting Lender.

“Required Delayed Draw Term Loan Lenders” shall mean, as of any date of determination, Delayed Draw Term Loan Lenders holding at least a majority of the outstanding Delayed Draw Term Loans and the outstanding Delayed Draw Term Loan Commitments (to the extent such Delayed Draw Term Loan Commitments have not been funded and remain in effect); provided, however, that if any Delayed Draw Term Loan Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Delayed Draw Term Loan Lenders, Obligations owing to such Defaulting Lender and such Defaulting Lender’s Delayed Draw Term Loan Commitments.

“Required Lenders” shall mean, as of any date of determination, Lenders holding at least a majority of (a) the aggregate of the outstanding Revolving Commitments, Initial Term Loan, Add-On Term Loan and Delayed Draw Term Loan Commitments (to the extent such Delayed Draw Term Loan Commitments have not been funded and remain in effect) and the outstanding Delayed Draw Term Loan, (b) if the Revolving Commitments have been terminated, the aggregate of the outstanding Loans, Participation Interests and Delayed Draw Term Loan Commitments (to the extent such Delayed Draw Term Loan Commitments have not been funded and remain in effect) or (c) if all Commitments have been terminated, the outstanding Loans and Participation Interests; provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender’s Commitments.

“Required Revolving Lenders” shall mean, as of any date of determination, Revolving Lenders holding at least a majority of (a) the outstanding Revolving Commitments or (b) if the Revolving Commitments have been terminated, the outstanding Revolving Loans and

Participation Interests; provided, however, that if any Revolving Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Revolving Lenders, Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender’s Revolving Commitments.

“Required Term Loan Lenders” shall mean, as of any date of determination, Lenders holding at least a majority of the outstanding Initial Term Loans, Add-On Term Loans, Delayed Draw Term Loans and the Delayed Draw Term Loan Commitments (to the extent such Delayed Draw Term Loan Commitments have not been funded and remain in effect); provided, however, that if any such Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Term Loan Lenders, Obligations owing to such Defaulting Lender and such Defaulting Lender’s Term Loan Commitments.

“Requirement of Law” shall mean, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and each law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” shall mean, as to (a) the Company, the President, any Vice-President, the Chief Executive Officer, the Chief Financial Officer or the Chief Operating Officer or (b) any other Credit Party, any duly authorized officer thereof.

“Restricted Payment” shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Credit Party or any of its Restricted Subsidiaries, now or hereafter outstanding (including, without limitation, any payments made by a Credit Party to the Parent in respect of interest obligations in connection with any Parent Acquisition Facilities), (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Credit Party or any of its Restricted Subsidiaries, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Credit Party or any of its Restricted Subsidiaries, now or hereafter outstanding, (d) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt of any Credit Party or any of its Restricted Subsidiaries and (e) the payment by any Credit Party or any of its Restricted Subsidiaries of any management, advisory or consulting fee to any Affiliate.

“Restricted Subsidiary” shall mean each Subsidiary that is not an Unrestricted Subsidiary.

“Revolver Maturity Date” shall mean February 28, 2014.

“Revolving Commitment” shall mean, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans in an aggregate principal amount at any time outstanding up to an amount equal to such Revolving Lender’s Revolving Commitment Percentage of the Revolving Committed Amount.

“Revolving Commitment Percentage” shall mean, for each Lender, the percentage identified as its Revolving Commitment Percentage in its Lender Commitment Letter or in the Assignment Agreement pursuant to which such Lender became a Lender hereunder, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(c).

“Revolving Committed Amount” shall have the meaning set forth in Section 2.1(a).

“Revolving Facility” shall mean Revolving Commitments and the Extensions of Credit made pursuant to Sections ~~2.1, 2.4~~2.1 and ~~2.5.~~2.4.

“Revolving Lender” shall mean, as of any date of determination, a Lender holding a Revolving Commitment on such date.

“Revolving Loan” shall have the meaning set forth in Section 2.1.

“Revolving Note” or “Revolving Notes” shall mean the promissory notes of the Borrowers provided pursuant to Section 2.1(e) in favor of any of the Revolving Lenders evidencing the Revolving Loan provided by any such Revolving Lender pursuant to Section 2.1(a), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Sanctioned Country” shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time.

“Sanctioned Person” shall mean (i) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Secured Hedging Agreement” shall mean any Hedging Agreement between a Credit Party and a Hedging Agreement Provider, as amended, restated, amended and restated, modified, supplemented or extended from time to time.

“Secured Hedging Obligations” shall mean, without duplication, all of the obligations, indebtedness and liabilities of the Credit Parties to the Hedging Agreement Providers, whenever arising, under the Secured Hedging Agreements, including principal, interest, fees, premiums, scheduled periodic payments, breakage, termination and other payments, reimbursements and indemnification obligations and other amounts (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code).

“Secured Parties” shall mean the Administrative Agent, the Lenders and the Hedging Agreement Providers.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Security Agreement” shall mean the Amended and Restated Security Agreement dated as of the Effective Date executed by the Credit Parties in favor of the Administrative Agent, for the benefit of the Secured Parties, as amended, restated, amended and restated, modified or supplemented from time to time in accordance with its terms.

“Security Documents” shall mean the Security Agreement, the Pledge Agreement, the Mortgage Instruments, the Account Control Agreements and all other agreements, documents and instruments relating to, arising out of, or in any way connected with any of the foregoing documents or granting to the Administrative Agent, Liens or security interests to secure, inter alia, the Credit Party Obligations whether now or hereafter executed and/or filed, each as may be amended from time to time in accordance with the terms hereof, executed and delivered in connection with the granting, attachment and perfection of the Administrative Agent’s security interests and liens arising thereunder, including, without limitation, UCC financing statements.

“Senior Secured Consolidated Indebtedness” shall mean, as of any date of determination for Holdco and its Subsidiaries on a consolidated basis, all Consolidated Indebtedness (including, without limitation, Extensions of Credit hereunder) that is secured by one or more assets of a Credit Party and is not Subordinated Debt.

“Senior Secured Incurrence Test” shall mean, with respect to any incurrence of Senior Secured Consolidated Indebtedness, any payment or any other event as the context may require, the requirement that the Senior Secured Leverage Ratio, after giving effect to such Senior Secured Consolidated Indebtedness, payment or event on a Pro Forma Basis shall be less than 4.00 to 1.0.

“Senior Secured Leverage Ratio” shall mean, as of any date of determination, for Holdco and its Subsidiaries on a consolidated basis, the ratio of (i) Senior Secured Consolidated Indebtedness as of such date to (ii) Consolidated EBITDA for the four consecutive fiscal quarters ending on or immediately prior to such date.

“Single Employer Plan” shall mean any Plan that is not a Multiemployer Plan.

“Specified Equity Contribution” shall have the meaning set forth in the last paragraph of Section 5.9.

“Subordinated Debt” shall mean any Indebtedness incurred by any Credit Party which by its terms is specifically subordinated in right of payment to the prior payment of the Credit Party Obligations and contains subordination and other terms acceptable to the ~~Administrative Agent~~Required Lenders.

“Subsidiary” shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Governing Body or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Credit Agreement shall refer to a Subsidiary or Subsidiaries of Holdco.

“Subsidiary Borrower” and “Subsidiary Borrowers” shall have the meaning set forth in the first paragraph of this Credit Agreement.

~~“Swingline Commitment” shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount, and the commitment of the Revolving Lenders to purchase participation interests in the Swingline Loans as provided in Section 2.5(b)(ii), as such amounts may be reduced from time to time in accordance with the provisions hereof.~~

~~“Swingline Committed Amount” shall mean the amount of the Swingline Lender’s Swingline Commitment as specified in Section 2.5(a).~~

~~“Swingline Lender” shall mean Wachovia and any successor in such capacity.~~

~~“Swingline Loan” shall have the meaning set forth in Section 2.5(a).~~

~~“Swingline Note” shall mean the promissory note of the Borrowers in favor of the Swingline Lender evidencing the Swingline Loans provided pursuant to Section 2.5(d), as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time.~~

“Tax Exempt Certificate” shall have the meaning set forth in Section 2.19.

“Taxes” shall have the meaning set forth in Section 2.19.

“Term Loan” shall mean, collectively, the Initial Term Loan, the Add-On Term Loan and the Delayed Draw Term Loan.

“Term Loan Maturity Date” shall mean August 28, 2014.

“Ticking Fee” shall have the meaning set forth in Section 2.7(e).

“Total Leverage Ratio” shall mean, as of any date of determination, for Holdco and its Restricted Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Indebtedness as of such date to (b) Consolidated EBITDA for the four consecutive fiscal quarters ending on or immediately prior to such date.

“Trademark License” shall mean any agreement, whether written or oral, providing for the grant by or to a Person of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule 3.16 to this Credit Agreement.

“Trademarks” shall mean (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, elements of package or trade dress of goods or services, logos and other source or business identifiers, together with the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including, without limitation, any thereof referred to in Schedule 3.16 to this Credit Agreement, and (b) all renewals thereof including, without limitation, any thereof referred to in Schedule 3.16 in each case of any of the Credit Parties.

“Tranche” shall mean the collective reference to LIBOR Rate Loans whose Interest Periods begin and end on the same day.

“Transactions” shall mean the closing of this Agreement and the other Credit Documents and the consummation of the Acquisition and the other transactions contemplated hereby to occur in connection with such closing and Acquisition (including, without limitation, the initial borrowings under the Credit Documents and the payment of fees and expenses in connection with all of the foregoing).

“Transfer Effective Date” shall have the meaning set forth in each Assignment Agreement.

“Type” shall mean, as to any Loan, its nature as an Alternate Base Rate Loan or LIBOR Rate Loan, as the case may be.

“UCC” shall mean the Uniform Commercial Code from time to time in effect in any applicable jurisdiction.

“Unasserted Obligations” shall mean, at any time, Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (except for (i) the principal of and interest on, and fees relating to, any Indebtedness and (ii) contingent reimbursement obligations in respect of amounts that may be drawn under Letters of Credit) in respect of which no claim or demand for payment has been made (or, in the case of Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Unrecovered Investment” means, at any time as to any Partially-Owned Subsidiary or any Unrestricted Subsidiary, the aggregate amount of consideration paid in connection with the acquisition of such Partially-Owned Subsidiary or Unrestricted Subsidiary and of all other Investments made in such Partially-Owned Subsidiary or Unrestricted Subsidiary at any time by any Credit Party, net of the aggregate amount received or recovered by any Credit Party or any Restricted Subsidiary in cash on account of such acquisition consideration or other Investments, as a return of the principal thereof and not on account of interest thereon or earnings or income attributable thereto.

“Unrestricted Cash” shall mean, as of any date of determination, cash and Cash Equivalents of the Credit Parties that are readily available to the Credit Parties without causing any material adverse tax consequences and that are not subject to any Lien other than a Lien in favor of the Administrative Agent, on behalf of the Secured Parties.

“Unrestricted Subsidiaries” shall mean (a) any Subsidiary of Holdco (other than the Company, a Subsidiary Borrower or a Guarantor) designated as such by the Company upon notice to the Administrative Agent, (b) any newly created or acquired Subsidiary of Holdco designated by the Company as an Unrestricted Subsidiary upon notice to the Administrative Agent or (c) any Subsidiary (other than the Company, a Subsidiary Borrower or a Guarantor) of an Unrestricted Subsidiary; provided, that (i) at no time shall any creditor of any such Subsidiary have any claim (whether pursuant to a Guaranty Obligation, by operation of law or otherwise) against Holdco, the Company or any of their Restricted Subsidiaries in respect of any Indebtedness or other obligation of any such Subsidiary; (ii) neither Holdco, the Company nor any of their Restricted Subsidiaries shall become a general partner of any such Subsidiary; (iii) no default with respect to any Indebtedness of any such Subsidiary (including any right which the holders thereof may have to take enforcement action against any such Subsidiary) shall permit (upon notice, lapse of time or both) any holder of any Indebtedness of Holdco, the Company or any of their Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity; (iv) no such Subsidiary shall own any Capital Stock of, or own or hold any Lien on any property of, Holdco, the Company or any of their Restricted Subsidiaries; (v) no Investments may be made in any such Subsidiary by Holdco, the Company or any of its Restricted Subsidiaries except in compliance with clauses (m) or (n) of the definition of Permitted Investments; (vi) at the time of such designation, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and (vii) such Unrestricted Subsidiary shall have entered into a tax sharing agreement with Holdco and any applicable Subsidiaries of Holdco that own (directly or indirectly) the Capital Stock of such Unrestricted Subsidiary, substantially in the form of Schedule 1.1(h), or otherwise in form and substance reasonably satisfactory to the Administrative Agent, whereby such Unrestricted Subsidiary agrees to reimburse Holdco or the applicable Subsidiary for taxes paid on the income of such Unrestricted Subsidiary as a result of filing a consolidated tax return. It is understood that Unrestricted Subsidiaries shall be disregarded for purposes of any calculation pursuant to this Credit Agreement relating to financial matters with respect to any Credit Party. Any Subsidiary designated an “Unrestricted Subsidiary” by the Company may subsequently be designated a “Restricted Subsidiary” by notice from the Company of such designation to the Administrative Agent and certification by the Company to the Administrative Agent that, after giving effect to such designation on a Pro

Forma Basis, the Credit Parties and their Restricted Subsidiaries are in compliance with the financial covenant set forth in Section 5.9, provided, however, the Company shall not be required to show compliance with Section 5.9 to the extent that, immediately prior to and immediately after giving effect to such designation, there are no outstanding Extensions of Credit under the Revolving Credit Facility.

“Voting Stock” shall mean, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote may be or have been suspended by the happening of such a contingency.

“Wachovia” shall mean Wachovia Bank, National Association, a national banking association, together with its successors and~~/or~~ assigns.

“Works” shall mean all works which are subject to copyright protection pursuant to Title 17 of the United States Code.

Section 1.2 Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Credit Agreement shall have the defined meanings when used in the Notes or other Credit Documents or any certificate or other document made or delivered pursuant hereto.

(b) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provision of this Credit Agreement, and Section, subsection, Schedule and Exhibit references are to this Credit Agreement unless otherwise specified.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

Section 1.3 Accounting Terms.

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of Holdco delivered to the Lenders; provided that, if the Company shall notify the Administrative Agent that it wishes amend any covenant in Section 5.9 to eliminate the effect of any change in GAAP on the operation of any such definition or provision (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend any such definition or provision for such purpose), then the Credit Parties’ compliance with such provisions shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such definition or provision is amended in a manner satisfactory to the Company and the Required Lenders.

The Company shall deliver to the Administrative Agent and each Lender at the same time as the delivery of any annual or quarterly financial statements given in accordance with the provisions of Section 5.1, (i) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding quarterly or annual financial statements as to which no objection shall have been made in accordance with the provisions above and (ii) a reasonable estimate of the effect on the financial statements on account of such changes in application.

Section 1.4 Resolution of Drafting Ambiguities.

Each Credit Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Credit Agreement and the other Credit Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

Section 1.5 Time References.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II

THE LOANS; AMOUNT AND TERMS

Section 2.1 Revolving Loans.

(a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans in Dollars (“Revolving Loans”) to the Borrowers from time to time for the purposes hereinafter set forth; provided, however, that (i) with regard to each Revolving Lender individually, the sum of such Revolving Lender’s Revolving Commitment Percentage of the aggregate principal amount of outstanding Revolving Loans plus ~~such Revolving Lender’s Revolving Commitment Percentage of outstanding Swingline Loans plus~~ such Revolving Lender’s Revolving Commitment Percentage of outstanding LOC Obligations shall not exceed such Revolving Lender’s Revolving Commitment and (ii) with regard to the Revolving Lenders collectively, the sum of the aggregate principal amount of outstanding Revolving Loans plus ~~outstanding Swingline Loans plus~~ outstanding LOC Obligations shall not exceed the Revolving Committed Amount then in effect. For purposes hereof, the aggregate principal amount available hereunder for Revolving Loans shall be TWENTY MILLION DOLLARS ($20,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section

2.8, the “Revolving Committed Amount”). Revolving Loans may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Company may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, the Revolving Loans made on the Effective Date and three (3) Business Days following the Effective Date may only consist of Alternate Base Rate Loans unless the Company delivers a funding indemnity letter reasonably acceptable to the Administrative Agent not less than three (3) Business Days prior to the Effective Date. LIBOR Rate Loans shall be made by each Revolving Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.

(b) Revolving Loan Borrowings.

(i) Notice of Borrowing. The Company shall request a Revolving Loan borrowing by delivering a Notice of Borrowing (or telephone notice promptly confirmed in writing by delivery of a Notice of Borrowing, which delivery may be by facsimile) to the Administrative Agent not later than 11:00 A.M. on the Business Day that is the date of the requested borrowing in the case of Alternate Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans. Each such Notice of Borrowing shall be irrevocable and shall specify (A) the applicable Borrower to which such Loan is to be made, (B) that a Revolving Loan is requested, (C) the date of the requested borrowing (which shall be a Business Day), (D) the aggregate principal amount to be borrowed and (E) whether the borrowing shall be comprised of Alternate Base Rate Loans, LIBOR Rate Loans or a combination thereof, and if LIBOR Rate Loans are requested, the Interest Period(s) therefor. If the Company shall fail to specify in any such Notice of Borrowing (1) an applicable Interest Period in the case of a LIBOR Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one month, (2) the Type of Revolving Loan requested, then such notice shall be deemed to be a request for an Alternate Base Rate Loan hereunder or (3) the applicable Borrower for such Loan, then such notice shall be deemed to be a request for a Revolving Loan for the Company. The Administrative Agent shall give notice to each Revolving Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Revolving Lender’s share thereof.

(ii) Minimum Amounts. Each Revolving Loan which is an Alternate Base Rate Loan shall be in a minimum aggregate amount of $500,000 and in integral multiples of $100,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less). Each Revolving Loan which is a LIBOR Rate Loan shall be in a minimum aggregate amount of $500,000 and in integral multiples of $500,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).

(iii) Advances. Each Revolving Lender will make its Revolving Commitment Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the applicable Borrower at the office of the Administrative Agent specified in Section 9.2, or at such other office as the Administrative Agent may designate in writing, upon reasonable advance notice by 1:00 P.M. on the date specified in the applicable Notice of Borrowing, in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the applicable Borrower by the Administrative Agent by crediting the account of the applicable Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

(c) Repayment. Subject to the terms of this Credit Agreement, Revolving Loans may be borrowed, repaid and reborrowed during the Commitment Period. The principal amount of all Revolving Loans shall be due and payable in full on the Revolver Maturity Date, unless accelerated sooner pursuant to Section 7.2.

(d) Interest. Subject to the provisions of Section 2.10(b), Revolving Loans shall bear interest as follows:

(i) Alternate Base Rate Loans. During such periods as Revolving Loans shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and

(ii) LIBOR Rate Loans. During such periods as Revolving Loans shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.

Interest on Revolving Loans shall be payable in arrears on each Interest Payment Date.

(e) Revolving Notes; Covenant to Pay. Each Revolving Lender’s Revolving Commitment shall be evidenced, upon such Revolving Lender’s request, by a duly executed promissory note of the Borrowers to such Revolving Lender in substantially the form of Schedule 2.1(e). The Borrowers covenant and agree to pay the Revolving Loans in accordance with the terms of this Credit Agreement and the Revolving Notes, if any.

Section 2.2 Initial Term Loan and Add-On Term Loan.

(a)(i) Initial Term Loan. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Initial Term Loan Lender severally agrees to make available to the Company and the Subsidiary Borrowers (as directed by the Company) (through the Administrative Agent) on the Effective Date such Initial Term Loan Lender’s Initial Term Loan Commitment Percentage of a term loan in Dollars (the “Initial Term Loan”) in the aggregate principal amount of SIX HUNDRED SEVENTY MILLION

DOLLARS ($670,000,000) (the “Initial Term Loan Committed Amount”) for the purposes hereinafter set forth. Upon receipt by the Administrative Agent of the proceeds of the Initial Term Loan, such proceeds will then be made available to the Company and the applicable Subsidiary Borrower by the Administrative Agent by crediting the account of the Company on the books of the office of the Administrative Agent specified in Section 9.2, or at such other office as the Administrative Agent may designate in writing, with the aggregate of such proceeds made available to the Administrative Agent by the Initial Term Loan Lenders and in like funds as received by the Administrative Agent (or by crediting such other account(s) as directed by the Company). The Initial Term Loan may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Company may request; provided, however, that on the Effective Date and on the three Business Days following the Effective Date, the Initial Term Loan may only consist of Alternate Base Rate Loans unless the Company delivers a funding indemnity letter reasonably acceptable to the Administrative Agent not less than three (3) Business Days prior to the Effective Date. Amounts repaid or prepaid on the Initial Term Loan may not be reborrowed.

(ii) Add-On Term Loan. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Add-On Term Loan Lender severally agrees to make available to the Company and the Subsidiary Borrowers (as directed by the Company) (through the Administrative Agent) on the First Amendment Effective Date such Add-On Term Loan Lender’s Add-On Term Loan Commitment Percentage of a term loan in Dollars (the “Add-On Term Loan”) in the aggregate principal amount of TWO HUNDRED SEVENTY-FIVE MILLION DOLLARS ($275,000,000) (the “Add-On Term Loan Committed Amount”) for the purposes hereinafter set forth. Upon receipt by the Administrative Agent of the proceeds of the Add-On Term Loan, such proceeds will then be made available to the Company and the applicable Subsidiary Borrower by the Administrative Agent by crediting the account of the Company on the books of the office of the Administrative Agent specified in Section 9.2, or at such other office as the Administrative Agent may designate in writing, with the aggregate of such proceeds made available to the Administrative Agent by the Add-On Term Loan Lenders and in like funds as received by the Administrative Agent (or by crediting such other account(s) as directed by the Company). The Add-On Term Loan may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Company may request; provided, however, that on the First Amendment Effective Date and on the three Business Days following the First Amendment Effective Date, the Add-On Term Loan may only consist of Alternate Base Rate Loans unless the Company delivers a funding indemnity letter reasonably acceptable to the Administrative Agent not less than three (3) Business Days prior to the First Amendment Effective Date. Amounts repaid or prepaid on the Add-On Term Loan may not be reborrowed.

(b) Repayment of Initial Term Loan and Add-On Term Loan. The principal amount of the Initial Term Loan and the Add-On Term Loan shall be repaid in full on the Term Loan Maturity Date, unless accelerated sooner pursuant to Section 7.2.

(c) Interest on the Initial Term Loan and the Add-On Term Loan. Subject to the provisions of Section 2.10(b), the Initial Term Loan and the Add-On Term Loan shall bear interest as follows:

(i) Alternate Base Rate Loans. During such periods as the Initial Term Loan or the Add-On Term Loan shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and

(ii) LIBOR Rate Loans. During such periods as the Initial Term Loan or the Add-On Term Loan shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.

Interest on the Initial Term Loan and the Add-On Term Loan shall be payable in arrears on each Interest Payment Date.

(d) Initial Term Loan Notes. Each Initial Term Loan Lender’s Initial Term Loan Commitment shall be evidenced, upon such Initial Term Loan Lender’s request, by a duly executed promissory note of the Borrowers to such Initial Term Loan Lender in substantially the form of Schedule 2.2(d). The Borrowers covenants and agrees to pay the Initial Term Loan in accordance with the terms of this Credit Agreement and the Initial Term Loan Notes, if any.

(e) Add-On Term Loan Notes. Each Add-On Term Loan Lender’s Add-On Term Loan Commitment shall be evidenced, upon such Add-On Term Loan Lender’s request, by a duly executed promissory note of the Borrowers to such Add-On Term Loan Lender in substantially the form of Schedule 2.2(e). The Borrowers covenants and agrees to pay the Add-On Term Loan in accordance with the terms of this Credit Agreement and the Add-On Term Loan Notes, if any.

Section 2.3 Delayed Draw Term Loan.

(a) Delayed Draw Term Loan. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Delayed Draw Term Loan Lender severally agrees to make available to the Company and the Subsidiary Borrowers (as directed by the Company)(through the Administrative Agent) on each Delayed Draw Funding Date, in accordance with Section 2.3(b) below, such Delayed Draw Term Loan Lender’s Delayed Draw Term Loan Commitment Percentage of a term loan in Dollars (the “Delayed Draw Term Loan”) in the aggregate principal amount after giving effect to all Delayed Draw Term Loan borrowings of up to TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000) (the “Delayed Draw Term Loan

Committed Amount”) for the purposes hereinafter set forth. A Delayed Draw Term Loan borrowing may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Company may request; provided, however, that on the Effective Date and on the three (3) Business Days following the Effective Date, the Delayed Draw Term Loan may only consist of Alternate Base Rate Loans unless the Company delivers a funding indemnity letter reasonably acceptable to the Administrative Agent not less than three (3) Business Days prior to the Effective Date. LIBOR Rate Loans shall be made by each Delayed Draw Term Loan Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office. Amounts repaid or prepaid on a Delayed Draw Term Loan borrowing may not be reborrowed.

(b) Delayed Draw Term Loan Borrowings.

(i) Notice of Borrowing. The Company may request from time to time during the term of this Agreement prior to the Delayed Draw Commitment Termination Date a Delayed Draw Term Loan borrowing by delivering a Notice of Borrowing (or telephone notice promptly confirmed by delivery of a Notice of Borrowing, which delivery may be by fax) to the Administrative Agent not later than 11:00 AM (Charlotte, North Carolina time) on the date of the requested borrowing in the case of Alternate Base Rate Loans and on the third Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Delayed Draw Term Loan borrowing is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed and (D) whether the borrowing shall be comprised of Alternate Base Rate Loans, LIBOR Rate Loans or a combination thereof, and if LIBOR Rate Loans are requested, the Interest Period(s). If the Company shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a LIBOR Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one (1) month, (II) the type of Loan requested, then such notice shall be deemed to be a request for an Alternate Base Rate Loan hereunder. The Administrative Agent shall give notice to each Delayed Draw Term Loan Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Delayed Draw Term Lender’s share thereof.

(ii) Minimum Amounts. Each Delayed Draw Term Loan borrowing (other than a borrowing on the Effective Date) that is made as an Alternate Base Rate Loan shall be in a minimum aggregate amount of $25,000,000 and in integral multiples of $1,000,000 in excess thereof. Each Delayed Draw Term Loan borrowing (other than a borrowing on the Effective Date) that is made as a LIBOR Rate Loan shall be in a minimum aggregate amount of $25,000,000 and in integral multiples of $1,000,000 in excess thereof.

(iii) Disbursements. Each Delayed Draw Term Loan Lender will make its Delayed Draw Term Loan Commitment Percentage of the Delayed Draw Term Loan borrowing available to the Administrative Agent, for the account of the applicable Borrower (as designated by the Company), at the office of the Administrative Agent specified in Section 9.2, or at such other office as the Administrative Agent may designate in writing, upon reasonable advance notice by 1:00 P.M. on the date specified in the applicable Notice of Borrowing, in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the applicable Borrower by the Administrative Agent by crediting the account of the applicable Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Delayed Draw Term Loan Lenders and in like funds as received by the Administrative Agent.

(c) Repayment of Delayed Draw Term Loan. The principal amount of the Delayed Draw Term Loan shall be repaid in full on the Term Loan Maturity Date, unless accelerated sooner pursuant to Section 7.2.

(d) Interest on the Delayed Draw Term Loan. Subject to the provisions of Section 2.10(b), the Delayed Draw Term Loan shall bear interest as follows:

(i) Alternate Base Rate Loans. During such periods as the Delayed Draw Term Loan shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and

(ii) LIBOR Rate Loans. During such periods as the Delayed Draw Term Loan shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.

Interest on the Delayed Draw Term Loan shall be payable in arrears on each Interest Payment Date.

(e) Delayed Draw Term Loan Notes. Each Delayed Draw Term Loan Lender’s Delayed Draw Term Loan Commitment shall be evidenced, upon such Delayed Draw Term Loan Lender’s request, by a duly executed promissory note of the Borrowers to such Delayed Draw Term Loan Lender in substantially the form of Schedule 2.3(e). The Borrowers covenant and agree to pay the Delayed Draw Term Loan in accordance with the terms of this Credit Agreement and the Delayed Draw Term Loan Notes, if any.

Section 2.4 Letter of Credit Subfacility.

(a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, during the Commitment Period the Issuing Lender shall issue, and the Revolving Lenders shall participate in, standby Letters of Credit for the account of the Borrowers from time to time upon request in a form acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed FIVE MILLION DOLLARS ($5,000,000) (the “LOC Committed Amount”), (ii) the sum of the aggregate principal amount of outstanding Revolving Loans plus ~~outstanding Swingline Loans plus~~ outstanding LOC Obligations shall not at any time exceed the Revolving Committed Amount then in effect, (iii) all Letters of Credit shall be denominated in Dollars and (iv) Letters of Credit shall be issued for any lawful corporate purposes and may be issued as standby letters of credit, including in connection with workers’ compensation and other insurance programs. Except as otherwise expressly agreed upon by all the Revolving Lenders, no Letter of Credit shall have an original expiry date more than twelve (12) months from the date of issuance; provided, however, so long as no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit may be extended annually or periodically from time to time on the request of the Company or by operation of the terms of the applicable Letter of Credit to a date not more than twelve (12) months from the date of extension; provided, further, that no Letter of Credit, as originally issued or as extended, shall have an expiry date extending beyond the date that is fifteen (15) days prior to the Revolver Maturity Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day. Any Letters of Credit issued hereunder shall be in a minimum original face amount of $100,000 (or such lesser amount as agreed to by ~~the Administrative Agent and~~ the Issuing Lender). Each applicable Borrower’s reimbursement obligations in respect of each Existing Letter of Credit, and each Revolving Lender’s participation obligations in connection therewith, shall be governed by the terms of this Credit Agreement.

(b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender by the Company at least five (5) Business Days prior to the requested date of issuance. The Issuing Lender will promptly upon request provide to the Administrative Agent for dissemination to the Revolving Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of any prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Administrative Agent promptly upon request copies of the Letters of Credit. The Issuing Lender will provide to the Administrative Agent promptly upon request a summary report of the nature and extent of LOC Obligations then outstanding.

(c) Participations. Each Revolving Lender, (i) on the Effective Date with respect to each Existing Letter of Credit and (ii) upon issuance of any other Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Revolving Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Revolving

Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Revolving Lender’s participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any LOC Document, each such Revolving Lender shall pay to the Issuing Lender its Revolving Commitment Percentage of such unreimbursed drawing pursuant to and in accordance with the provisions of subsection (d) hereof. The obligation of each Revolving Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrowers to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

(d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Company and the Administrative Agent. The applicable Borrower shall reimburse the Issuing Lender on or before the Business Day following the day such drawing is honored (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds as provided herein or in the LOC Documents. If the applicable Borrower shall fail to reimburse the Issuing Lender as provided herein, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the ABR Default Rate. Unless the Company shall immediately notify the Issuing Lender and the Administrative Agent of its intent to otherwise reimburse the Issuing Lender, the applicable Borrower shall be deemed to have requested a Mandatory LOC Borrowing in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the Reimbursement Obligations. The Borrowers’ Reimbursement Obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrowers may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrowers to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Revolving Lenders of the amount of any unreimbursed drawing and each Revolving Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender, in Dollars and in immediately available funds, the amount of such Revolving Lender’s Revolving Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Revolving Lender from the Issuing Lender if such notice is received at or before 2:00 P.M., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received. If such Revolving Lender does not pay such amount to the Issuing Lender in full upon such request, such Revolving Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Revolving Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Effective Rate and thereafter at a rate equal to the Alternate Base Rate. Each Revolving Lender’s obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Credit Party Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Repayment with Revolving Loans. On any day on which a Borrower shall have requested, or been deemed to have requested, a Revolving Loan to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Revolving Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans (each such borrowing, a “Mandatory LOC Borrowing”) shall be made (without giving effect to any termination of the Commitments pursuant to Section 7.2) pro rata based on each Revolving Lender’s respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each Revolving Lender hereby irrevocably agrees to make such Revolving Loans on the day such notice is received by the Revolving Lenders from the Administrative Agent if such notice is received at or before 2:00 P.M., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received, in each case notwithstanding (i) the amount of Mandatory LOC Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 4.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required in Section 2.1(b), (v) the date of such Mandatory LOC Borrowing, or (vi) any reduction in the Revolving Committed Amount after any such Letter of Credit may have been drawn upon. In the event that any Mandatory LOC Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the occurrence of a Bankruptcy Event), then each such Revolving Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory LOC Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrowers on or after such date and prior to such purchase) its Participation Interests in the outstanding LOC Obligations; provided, further, that in the event any Revolving Lender shall fail to fund its Participation Interest on the day the Mandatory LOC Borrowing would otherwise have occurred, then the amount of such Revolving Lender’s unfunded Participation Interest therein shall bear interest payable by such Revolving Lender to the Issuing Lender upon demand, at the rate equal to, if paid within two (2) Business Days of such date, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

(f) Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

(g) ISP98 and UCP. Unless otherwise expressly agreed by the Issuing Lender and the Company, when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998,” as most recently published by the Institute of International Banking Law & Practice at the time of issuance shall apply to each standby Letter of Credit, and (ii) the rules of The Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit.

(h) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document (including any letter of credit application), this Credit Agreement shall control.

(i) Designation of Restricted Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.4(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Restricted Subsidiary of a Borrower; provided that, notwithstanding such statement, the applicable Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrowers’ Reimbursement Obligations hereunder with respect to such Letter of Credit.

~~Section~~ Section 2.5 ~~Swingline Loan Subfacility~~.[Intentionally Omitted].

~~(a) Swingline Commitment. During the Commitment Period, subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrowers (each a “Swingline Loan” and, collectively, the “Swingline Loans”) for the purposes hereinafter set forth; provided, however, (i) the aggregate amount of Swingline Loans outstanding at any time shall not exceed FIVE MILLION DOLLARS ($5,000,000) (the “Swingline Committed Amount”), and (ii) the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall not exceed the Revolving Committed Amount then in effect. Swingline Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.~~

~~(b) Swingline Loan Borrowings.~~

~~(i) Notice of Borrowing and Disbursement. Upon receiving a Notice of Borrowing from the Company not later than 11:00 A.M. on any Business Day requesting a Swingline Loan, the Swingline Lender will make Swingline Loans available to the applicable Borrower on the same Business Day such request is received by the Administrative Agent. If the Company shall fail to specify in any such Notice of Borrowing the applicable Borrower for such Swingline Loan, then such notice shall be deemed to be a request for a Swingline Loan for the Company. Swingline Loan borrowings hereunder shall be made in minimum amounts of $100,000 and in integral amounts of $25,000 in excess thereof (or the remaining amount of the Swingline Committed Amount, if less).~~

~~(ii) Repayment of Swingline Loans. Each Swingline Loan borrowing shall be due and payable on the Revolver Maturity Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Company and the Administrative Agent, demand repayment of its Swingline Loans by way of a Revolving Loan borrowing, in which case the Company shall be deemed to have requested a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans in the amount of such Swingline Loans; provided, however, that, in the following circumstances, any such demand shall also be deemed to have been given one Business Day prior to each of (A) the Revolver Maturity Date, (B) the occurrence of any Bankruptcy Event, (C) upon acceleration of the Credit Party Obligations hereunder, whether on account of a Bankruptcy Event or any other Event of Default, and (D) the exercise of remedies in accordance with the provisions of Section 7.2 hereof (each such Revolving Loan borrowing made on account of any such deemed request therefor as provided herein being hereinafter referred to as “Mandatory Swingline Borrowing”). Each Revolving Lender hereby irrevocably agrees to make such Revolving Loans promptly upon any such request or deemed request on account of each Mandatory Swingline Borrowing in the amount and in the manner specified in the preceding sentence on the date such notice is received by the Revolving Lenders from the Administrative Agent if such notice is received at or before 2:00 P.M., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the date such notice is received notwithstanding (1) the amount of Mandatory Swingline Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (2) whether any conditions specified in Section 4.2 are then satisfied, (3) whether a Default or an Event of Default then exists, (4) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required in Section 2.1(b)(i), (5) the date of such Mandatory Swingline Borrowing, or (6) any reduction in the Revolving Committed Amount or termination of the Revolving Commitments immediately prior to such Mandatory Swingline Borrowing or contemporaneously therewith. In the event that any Mandatory Swingline Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code), then each Revolving Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Swingline Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrowers on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Revolving Lender to share in such Swingline Loans ratably based upon its respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2); provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased, and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Revolving Lender shall be required to~~

~~pay to the Swingline Lender interest on the principal amount of such participation purchased for each day from and including the day upon which the Mandatory Swingline Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Mandatory Swingline Borrowing, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.~~

~~(c) Interest on Swingline Loans. Subject to the provisions of Section 2.10(b), Swingline Loans shall bear interest at a per annum rate equal to the Alternate Base Rate~~ plus ~~the Applicable Percentage for Revolving Loans that are Alternate Base Rate Loans. Interest on Swingline Loans shall be payable in arrears on each Interest Payment Date.~~

~~(d) Swingline Note. The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrowers to the Swingline Lender in the original amount of the Swingline Committed Amount and substantially in the form of~~ Schedule 2.5(d)~~. The Borrowers covenant and agree to pay the Swingline Loans in accordance with the terms of this Credit Agreement and the Swingline Notes, if any~~

Section 2.6 Incremental Term Facility.

Subject to the terms and conditions set forth herein and so long as no Default or Event of Default has occurred and is continuing, the Company shall have the right at any time and from time to time, prior to the Maturity Date, to incur additional Indebtedness under this Credit Agreement in the form of term loans (each, an “Incremental Term Facility” and collectively the “Incremental Term Facilities”). The following terms and conditions shall apply to the Incremental Term Facilities: (i) the loans made under the Incremental Term Facilities (the “Additional Term Loans”) shall constitute Credit Party Obligations and will be secured and guaranteed with the other Credit Party Obligations on a pari passu basis, (ii) the interest rate margin and amortization schedule applicable to each Incremental Term Facility shall be determined at the time such Incremental Term Facility is made available, (iii) each Incremental Term Facility shall have a maturity date no sooner than the Term Loan Maturity Date, (iv) each Incremental Term Facility shall have a weighted average life to maturity equal to or greater than the weighted average life to maturity of the Initial Term Loan, (v) each Incremental Term Facility shall be entitled to the same voting rights as the existing Term Loan voting as one class except as to matters solely affecting the Incremental Term Facility and shall be entitled to receive proceeds of prepayments on the same basis as the existing Initial Term Loan, (vi) the Incremental Term Facilities shall be obtained from existing Lenders or from other banks, financial institutions or investment funds, in each case in accordance with the terms set forth below, (vii) each Incremental Term Facility shall be in a minimum amount of $25,000,000 (and $5,000,000 increments in excess thereof), (viii) the proceeds of any Additional Term Loan will be used for the purposes set forth in Section 3.11, (ix) the Company shall execute a promissory note substantially in ~~form and substance satisfactory to the Administrative Agent~~the form of Schedule 2.6 in favor of any new Lender or any existing Lender requesting a note, (x) the conditions to Extensions of Credit in Section 4.2 shall have been satisfied, (xi) after giving effect to the borrowing of the Incremental Term Facility on a Pro Forma Basis, the Credit Parties shall be in compliance with the Incurrence Test and the Senior Secured Incurrence Test and (xii) the

Administrative Agent shall have received from the Company (A) resolutions, legal opinions and other corporate authority documents with respect to such Incremental Term Facility reasonably requested by the Administrative Agent or the Required Lenders, substantially the same in form and substance as those delivered on the Effective Date pursuant to Section 4.1 and (B) updated financial projections and an officer’s certificate, in each case in form and substance reasonably satisfactory to the ~~Administrative Agent~~Required Lenders, demonstrating that, after giving effect to any such Incremental Term Facility on a Pro Forma Basis, (i) the Credit Parties shall be in compliance with the Incurrence Test and (ii) no Default or Event of Default shall exist. Participation in Incremental Term Facilities shall be offered first to each of the existing Lenders, but each such Lender shall have no obligation to provide all or any portion of the Incremental Term Facilities. If the amount of any Incremental Term Facility requested by the Company shall exceed the commitments which the existing Lenders are willing to provide with respect to such Incremental Term Facility, then the Company may invite other banks, financial institutions and investment funds reasonably acceptable to the ~~Administrative Agent~~Required Lenders to join this Credit Agreement as Lenders hereunder for the portion of such Incremental Term Facility not taken by existing Lenders, provided that such other banks, financial institutions and investment funds shall enter into such joinder agreements to give effect thereto as the Administrative Agent may reasonably request. ~~The Administrative Agent is authorized to enter into, on behalf of the Lenders,~~Notwithstanding anything to the contrary in Section 9.1, the Required Lenders and the Company may enter into any amendment to this Credit Agreement or any other Credit Document as may be necessary to solely incorporate the terms of any new Incremental Term Facility therein.

Section 2.7 Fees.

(a) Commitment Fee. In consideration of the Revolving Commitments, the Borrowers agree to pay to the Administrative Agent, for the ratable benefit of the Revolving Lenders, a commitment fee (the “Commitment Fee”) in an amount equal to the Applicable Percentage per annum on the average daily unused amount of the Revolving Committed Amount. For purposes of computation of the Commitment Fee, LOC Obligations shall be considered usage ~~but Swingline Loans shall not be considered usage~~ of the Revolving Committed Amount. The Commitment Fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter.

(b) Letter of Credit Fees. In consideration of the LOC Commitments, the Borrowers agree to pay to the Administrative Agent, for the ratable benefit of the Revolving Lenders, a fee (the “Letter of Credit Fee”) equal to the Applicable Percentage for Revolving Loans that are LIBOR Rate Loans per annum on the average daily maximum amount available to be drawn under each Letter of Credit from the date of issuance to the date of expiration. The Letter of Credit Fee shall each be payable quarterly in arrears on the last Business Day of each calendar quarter.

(c) Issuing Lender Fees. In addition to the Letter of Credit Fees payable pursuant to subsection (b) hereof, the applicable Borrowers shall pay to the Issuing Lender for its own account without sharing by the other Lenders the reasonable and customary charges from time to time of the Issuing Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the “Issuing Lender Fees”). The Issuing Lender may charge, and retain for its own account without sharing by the other Lenders, an additional facing fee (the “Letter of Credit Facing Fee”) of one-eighth of one percent (.125%) per annum on the average daily maximum amount available to be drawn under each such Letter of Credit issued by it. The Issuing Lender Fees and the Letter of Credit Facing Fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter.

(d) Administrative Fee. The Company agrees to pay to the Administrative Agent the annual administrative fee as described in the Fee Letter.

(e) Ticking Fee. The Company agrees to pay to the Administrative Agent, for the pro rata benefit of the Delayed Draw Term Loan Lenders, a ticking fee (the “Ticking Fee”) in an amount equal to (i) for the first three months following the Effective Date, 0.50% per annum and (ii) after the first three months following the Effective Date through the Delayed Draw Commitment Termination Date, 0.75% per annum on the aggregate unfunded amount of the Delayed Draw Term Loan Committed Amount (computed on the basis of the actual number of days elapsed over a 360-day year), which Ticking Fee shall accrue from the Effective Date to, and shall be payable in full to the Administrative Agent on the Delayed Draw Commitment Termination Date, regardless of whether any Delayed Draw Funding Date actually occurs; provided that if a Delayed Draw Funding Date shall occur, the Ticking Fee shall be payable at such time with respect to the aggregate amount of the Delayed Draw Term Loan Committed Amount funded on such Delayed Draw Funding Date with the remainder of the Ticking Fee payable on the unfunded portion of the Delayed Draw Term Loan Committed Amount in full to the Administrative Agent on the Delayed Draw Commitment Termination Date.

Section 2.8 Commitment Reductions.

(a) Voluntary Reductions. The Company shall have the right to terminate or permanently reduce the unused portion of the Revolving Committed Amount at any time or from time to time upon not less than five (5) Business Days’ prior written notice to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction which shall be in a minimum amount of $1,000,000 or a whole multiple of $100,000 in excess thereof (or the remaining unused portion) and shall be irrevocable and effective upon receipt by the Administrative Agent; provided that no such reduction or termination shall be permitted if after giving effect thereto, and to any prepayments of the Revolving Loans made on the effective date thereof, the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations would exceed the Revolving Committed Amount then in effect.

(b) ~~Swingline Committed Amount. If the Revolving Committed Amount is reduced pursuant to Section 2.9(a) below the then current Swingline Committed Amount, the Swingline Committed Amount shall automatically be reduced by an amount such that~~

~~the Swingline Committed Amount equals the Revolving Committed Amount.~~[Intentionally Omitted].

(c) Maturity Date. The Revolving Commitments~~, the Swingline Commitment~~ and the LOC Commitment shall automatically terminate on the Revolver Maturity Date.

(d) Delayed Draw Commitment Termination Date. The Delayed Draw Term Loan Commitments shall automatically terminate on the Delayed Draw Commitment Termination Date.

Section 2.9 Prepayments.

(a) Optional Prepayments; Term Loan Repurchases.

(i) The Borrowers shall have the right to prepay Loans in whole or in part from time to time; provided, however, that each partial prepayment of ~~(A)~~ a Revolving Loan or a Term Loan shall be in a minimum principal amount of $1,000,000 and integral multiples of $100,000 ~~in excess thereof (or the remaining outstanding principal amount) and (B) of a Swingline Loan shall be in a minimum principal amount of $100,000 and integral multiples of $25,000~~ in excess thereof (or the remaining outstanding principal amount). The Company shall give three (3) Business Days’ irrevocable notice in the case of LIBOR Rate Loans and same-day irrevocable notice on any Business Day in the case of Alternate Base Rate Loans, to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable). Amounts prepaid under this Section 2.9(a) shall be applied as directed by the Company. All prepayments under this Section 2.9(a) shall be subject to Section 2.9(d) and Section 2.18, but otherwise without premium or penalty. Interest on the principal amount prepaid shall be payable on the next occurring Interest Payment Date that would have occurred had such loan not been prepaid or, at the request of the Administrative Agent or the Required Lenders, interest on the principal amount prepaid shall be payable on any date that a prepayment is made hereunder through the date of prepayment. Amounts prepaid on the Revolving Loans ~~and the Swingline Loans~~ may be reborrowed in accordance with the terms hereof. Amounts prepaid on the Term Loans may not be reborrowed.

(ii) Notwithstanding anything in this Agreement to the contrary, in addition to the prepayment rights set forth in Section 2.9(a)(i), so long as (x) no Default or Event of Default has occurred and is continuing or would result therefrom, (y) the sum of Unrestricted Cash and Accessible Borrowing Availability shall be greater than or equal to $20,000,000 before and after giving effect thereto and (z) no Extension of Credit is outstanding under the Revolving Facility before and after giving effect thereto, the Company shall have the right to voluntarily repurchase and prepay outstanding Term Loans on the following basis:

(A) At any time prior to the Purchase Termination Date, the Company may notify the Administrative Agent in the form “Notice of an Offer to Purchase” set forth in Schedule 2.9(a)(2) hereto (each, a “Purchase Notice”) that it wishes to make (for itself or on behalf of a Subsidiary Borrower) one or more offers to Lenders to voluntarily repurchase and prepay one or more of the Initial Term Loans, Add-On Term Loans and Delayed Draw Term Loans pursuant to the Offer Document (each, an “Offer”) in an aggregate amount specified by the Company, with such Offer to be consummated pursuant to the terms of the Company Assignment Agreement; provided that (1) any Offer to repurchase and prepay Initial Term Loans, Add-On Term Loans or Delayed Draw Term Loans shall be made to all holders of the Initial Term Loans, Add-On Term Loans or Delayed Draw Term Loans, as applicable, at the time of such Offer and (2) each Offer shall be outstanding for at least three (3) Business Days. The Company shall have the right, in accordance with the procedures in the Offer Document, to purchase one or more of the Initial Term Loans, Add-On Term Loans and Delayed Draw Term Loans, for cash, at a purchase price determined in accordance with the Offer set forth in the Offer Document; provided that no Offer in accordance with the terms of this Section shall be (x) less than $10,000,000 in aggregate principal amount of the outstanding Term Loans for each Offer undertaken by the Company (or such lesser amount as shall constitute the aggregate unused amount of the Maximum Permitted Offer), and (y) when aggregated with all other outstanding offers undertaken by the Company, more than the aggregate principal amount of the outstanding Term Loans (the “Maximum Permitted Offer”); and provided further that, each of the Term Loans purchased pursuant to this Section shall be in an aggregate amount of not less than $500,000 (or such lesser amount (I) as may be agreed to by Company and the Administrative Agent, (II) as shall constitute the aggregate amount of the Term Loans of the assigning Lender, or (III) as shall constitute the aggregate pro rata share of the Term Loans of the assigning Lender in the event of a pro ration as contemplated in the Offer Document). In addition to the foregoing, at any time prior to the Purchase Termination Date, the Company shall have the right to voluntarily repurchase or otherwise extinguish one or more of the Initial Term Loans, Add-On Term Loans and Delayed Draw Term Loans held by an Affiliate of the Company solely by exchanging Capital Stock of the Parent for such Term Loans; provided that any such repurchase or other extinguishment shall not be made with any cash payments.

(B) In connection with any assignment pursuant to Section 2.9(a)(ii)(A), each of the assigning Lender and the Company in its capacity as purchaser of the tendered Term Loans acknowledges as of the Company Assignment Effective Date that (1) the Company Loan Purchase and the assignment are in accordance with the terms of Section 2.9(a)(ii)(A), (2) the other party to the Company Assignment Agreement currently may have, and later may come into possession of, information regarding the Credit Documents or the Credit Parties that is not known to it and that may be material to a decision to enter into the Company Assignment Agreement (“Excluded Information”), (3) it has independently and without reliance on the other party made its own analysis and determined to enter into the Company Assignment Agreement and to consummate the transactions contemplated thereby notwithstanding its lack of knowledge of the Excluded Information and (4) the other party shall have no liability to it, and it hereby to the extent permitted by law waives and releases any claims it may have against the other party under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information in connection with such assignment; provided that the Excluded Information shall not and does not affect the truth or accuracy of the representations or warranties of such party set forth in the Company Assignment Agreement with respect to such repurchase. Each of the assigning Lender and the Company in its capacity as purchaser of the tendered Term Loans further acknowledges that the Excluded Information may not be available to the Administrative Agent or the other Lenders. In connection with any Offer, the Company shall provide to all Lenders to whom such Offer is made all information that, together with any previously provided information, would satisfy the requirements of applicable law.

(C) The Company acknowledges and agrees that it will make payment of the purchase price for Term Loans (including principal and all accrued interest with respect to the Term Loans repurchased) accepted for payment pursuant to the Offer Documents by transmitting funds directly to the assigning Lender in accordance with the terms of the Offer Document.

(D) Assignment of any Company Loan Purchases shall be effective upon recordation in the Register by the Administrative Agent following receipt of a fully executed Company Assignment Agreement effecting the assignment thereof (as provided in Section 9.6(e)) and receipt by the Administrative Agent of the registration and processing fee set forth in Section 9.6(e). The date of such recordation of a transfer shall be referred to herein as the “Company Assignment Effective Date.” The provisions of Section 9.6(c) shall not be applicable to any Company Loan Purchases consummated pursuant to this Section.

(E) Following a Company Loan Purchase, no interest shall accrue from and after the Company Assignment Effective Date on any Term Loans purchased by the Company and such purchased Term Loans shall be deemed cancelled or retired for all purposes and no longer outstanding (and may not be resold by the Company), for all purposes of this Agreement and all other Credit Documents (notwithstanding any provisions herein or therein to the contrary), including, but not limited to (1) the making of, or the application of, any payments to the Lenders under this Agreement or any other Credit Document, (2) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Credit Document, (3) the providing of any rights to the Company as a Lender under this Agreement or any other Credit Document and (4) the determination of Required Lenders.

(F) The Lenders hereby consent to the transactions described in this Section and waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.9(a)(i), 9.6 and 9.7) and any other Credit Document that might otherwise result in a breach of this Agreement, a Default or an Event of Default as a result of or in connection with the consummation of any Company Loan Purchase. The Lenders acknowledge that repurchases made by the Company pursuant to this Section 2.9(a)(ii) may result in the prepayment of Term Loans on a non-pro rata basis.

(G) The provisions of this Section shall not require the Company to undertake and consummate any Offer; provided that to the extent the Company consummates any Offer, it shall purchase the principal amount of all validly tendered Term Loans at or below the Clearing Price up to the Maximum Offer Amount. Notwithstanding anything herein to the contrary, to the extent the Company terminates, cancels or withdraws any Offer, it shall not be permitted to submit another Purchase Notice to the Administrative Agent for a period of ten consecutive Business Days.

(H) With respect to all repurchases made by the Company pursuant to this Section 2.9(a)(ii), (1) the Company shall pay all accrued and unpaid interest, if any, on the repurchased Term Loans to the date of such repurchase and (2) such repurchases shall not be deemed to be voluntary prepayments pursuant to Section 2.9(a)(i).

(I) All references to repurchases and prepayments made by the Company pursuant to this Section 2.9(a)(ii) in this Agreement, in any Offer Document or in any other Credit Document shall include any repurchase and prepayment made by a Subsidiary Borrower or by the Company on behalf of any Subsidiary Borrower.

(b) Mandatory Prepayments.

(i) Revolving Committed Amount. If at any time after the Effective Date, the sum of the aggregate principal amount of outstanding Revolving Loans plus ~~outstanding Swingline Loans plus~~ outstanding LOC Obligations shall exceed the Revolving Committed Amount, the Borrowers shall immediately prepay the Loans in an amount sufficient to eliminate such excess (such prepayment to be applied as set forth in clause (vii) below).

(ii) Excess Cash Flow. Concurrently with the delivery of the financial statements required by Section 5.1(a) (commencing with the delivery of financial statements for fiscal year ending December 31, 2007), the Borrowers shall prepay the Loans and/or cash collateralize the LOC Obligations in an amount equal to 50% of the Excess Cash Flow earned during such prior fiscal year; provided, that if the Total Leverage Ratio is less than or equal to 6.00 to 1.0 as of the end of any fiscal year, the Borrowers shall not be required to prepay the Loans and/or cash collateralize the LOC Obligations on account of the Excess Cash Flow earned during such prior fiscal year. Any payments of Excess Cash Flow shall be applied as set forth in clause (vii) below.

(iii) Asset Dispositions. No later than three (3) Business Days after the date of receipt by any Credit Party or any of its Restricted Subsidiaries of proceeds from any Asset Disposition (or related series of Asset Dispositions), the Borrowers shall prepay the Loans and/or cash collateralize the LOC Obligations in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds derived from such Asset Disposition (or related series of Asset Dispositions) (such prepayment to be applied as set forth in clause (vii) below); provided, however, that, (A) so long as no Default or Event of Default has occurred and is continuing, such Net Cash Proceeds shall not be required to be so applied to the extent (I) the Company delivers to the Administrative Agent a certificate stating that the Credit Parties intend to use such Net Cash Proceeds to reinvest in replacement assets or other assets useful to the business of the Credit Parties, (II) the applicable Credit Party commits, pursuant to an agreement entered into within 365 days after such Asset Disposition and binding on the Credit Parties or a letter of intent, to reinvest such proceeds, and (III) such proceeds are so reinvested within 180 days after such commitment, it being agreed that Net Cash Proceeds not so reinvested or committed to be reinvested shall be applied to prepay the Loans and/or cash collateralize the LOC Obligations immediately thereafter in accordance with clause (vii) below, and (B) the Borrowers shall be required to apply the Net Cash Proceeds of such Asset Disposition to prepay the Loans and/or cash collateralize the LOC Obligations pursuant to this clause (iii) only to the extent necessary to cause the Credit Parties to be in compliance with the Senior Secured Incurrence Test.

(iv) Debt Issuances. No later than three (3) Business Days after the date of receipt by any Credit Party or any of its Restricted Subsidiaries of proceeds from any Debt Issuance, the Borrowers shall prepay the Loans and/or cash collateralize the LOC Obligations in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Debt Issuance (such prepayment to be applied as set forth in clause (vii) below); provided, that the Borrowers shall not be required (except as contemplated by the pro forma use of proceeds below) to repay the Loans and/or cash collateralize the LOC Obligations on account of the maximum portion of such Debt Issuance which could be incurred without causing the Total Leverage Ratio as of the most recently ended fiscal quarter of Holdco (determined on a Pro Forma Basis giving effect to such portion of such Debt Issuance and the application of the proceeds therefrom) to exceed 6.0 to 1.0 or allowing such ratio to remain above such level (it being understood that the Borrowers shall be required to repay the Loans and/or cash collateralize the LOC Obligations with the remaining Net Cash Proceeds of such Debt Issuance in accordance with this clause (iv)).

(v) Issuances of Equity. No later than three (3) Business Days after the date of receipt by the Parent or any Credit Party or any of their Restricted Subsidiaries of proceeds from any Equity Issuance (other than to fund operations or Permitted Acquisitions), the Borrowers shall prepay the Loans and/or cash collateralize the LOC Obligations in an aggregate amount equal to the lesser of (1) the amount by which fifty percent (50%) of such Net Cash Proceeds exceeds the amount (if any) required to repay the Parent Acquisition Facilities in full and (2) the amount of such Net Cash Proceeds required to reduce the Total Leverage Ratio (determined on a Pro Forma Basis after giving effect to such application) to 6.0 to 1.0.

(vi) Recovery Event. No later than three (3) Business Days after the date of receipt by any Credit Party or any of its Restricted Subsidiaries of proceeds from any Recovery Event, the Borrowers shall prepay the Loans and/or cash collateralize LOC Obligations in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Recovery Event (such prepayment to be applied as set forth in clause (vii) below); provided, however, that, so long as no Default or Event of Default has occurred and is continuing, such Net Cash Proceeds shall not be required to be so applied to the extent (A) the Company delivers to the Administrative Agent a certificate stating that the Credit Parties intend to use such Net Cash Proceeds to reinvest in replacement assets or other assets useful to the business of the Credit Parties, (B) the applicable Credit Party commits, pursuant to an agreement entered into within 365 days after such Recovery Event and binding on the Credit Parties or a letter of intent, to reinvest such proceeds, and (C) such proceeds are so reinvested within 180 days after such commitment, it being agreed that Net Cash Proceeds not so reinvested or committed to be reinvested shall be applied to prepay the Loans and/or cash collateralize the LOC Obligations immediately thereafter in accordance with clause (vii) below.

(vii) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.9(b) shall be applied as follows:

(A) with respect to all amounts prepaid pursuant to Section 2.9(b)(i), ~~(1)~~ first ~~to the outstanding Swingline Loans and (2) second~~ to the outstanding Revolving Loans; and

(B) with respect to all amounts prepaid pursuant to Sections 2.9(b)(ii) through (vi), (1) first to the Term Loans (pro rata to the remaining scheduled principal payments of the Term Loan Lenders that accept such prepayment, it being understood that the Term Loan Lenders shall have the right to decline their portion of such prepayment (with any declined amount to be then applied ratably to the Term Loan Lenders accepting such payments)), (2) second to the ~~Swingline~~Revolving Loans (without a corresponding reduction of the ~~Swingline~~Revolving Committed Amount)~~, (3) third to the Revolving Loans (without a corresponding reduction of the Revolving Committed Amount) and (4) fourth~~ and (3) third to a cash collateral account in respect of LOC Obligations (without a corresponding reduction of the LOC Committed Amount). Within the parameters of the applications set forth above, prepayments shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.9(b) shall be subject to Section 2.9(d) and Section 2.18 and be accompanied by interest on the principal amount prepaid through the date of prepayment.

(c) Hedging Obligations Unaffected. Any repayment or prepayment made pursuant to this Section 2.9 shall not affect the Borrower’s obligation to continue to make payments under any Secured Hedging Agreement, which shall remain in full force and effect notwithstanding such repayment or prepayment, subject to the terms of such Secured Hedging Agreement.

(d) Prepayments Prior to First Anniversary of the Effective Date and the First Amendment Effective Date. Notwithstanding the foregoing any voluntary or mandatory prepayment of all, but not less than all, (i) of the outstanding Initial Term Loans or Delayed Draw Term Loans made prior to the first anniversary of the Effective Date with the proceeds of a new term loan (including a new term loan under this Agreement) entered into for the primary purpose of benefiting from an applicable percentage that is less than the Applicable Percentage for the Initial Term Loans or Delayed Draw Term Loans as of the Effective Date, shall be subject to an additional premium equal to the amount of such prepayment multiplied by 1% and (ii) of the outstanding Add-On Term Loans made prior to the first anniversary of the First Amendment Effective Date with the proceeds of a new term loan (including a new term loan under this Agreement) entered into for the primary purpose of benefiting from an applicable percentage that is less than the Applicable Percentage for the Add-On Term Loans as of the First Amendment Effective Date, shall be subject to an additional premium equal to the amount of such prepayment multiplied by 1%.

Section 2.10 Default Rate and Payment Dates.

(a) If all or a portion of the principal amount of any Loan which is a LIBOR Rate Loan shall not be paid when due or continued as a LIBOR Rate Loan in accordance with the provisions of Section 2.11 (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount of such Loan shall be converted to an Alternate Base Rate Loan at the end of the Interest Period applicable thereto.

(b)(i) If all or a portion of the principal amount of any LIBOR Rate Loan shall not be paid when due, such overdue amount shall, at the discretion of the Required Lenders or the Administrative Agent, bear interest at a rate per annum which is equal to the rate that would otherwise be applicable thereto plus 2%, until the end of the Interest Period applicable thereto, and thereafter at a rate per annum which is equal to the Alternate Base Rate plus the sum of the Applicable Percentage then in effect for Alternate Base Rate Loans and, at the discretion of the Required Lenders or the Administrative Agent, 2% (the “ABR Default Rate”) or (ii) if any interest payable on the principal amount of any Loan or any fee or other amount, including the principal amount of any Alternate Base Rate Loan, payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, at the discretion of the Required Lenders or the Administrative Agent, bear interest at a rate per annum which is equal to the ABR Default Rate, in each case from the date of such non-payment until such amount is paid in full (after as well as before judgment).

(c) Interest on each Loan shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (b) of this Section 2.10 shall be payable from time to time on demand.

Section 2.11 Conversion Options.

(a) The Company may, in the case of Revolving Loans and the Term Loans, elect from time to time to convert Alternate Base Rate Loans to LIBOR Rate Loans, by delivering a Notice of Conversion/Extension to the Administrative Agent at least three (3) Business Days prior to the proposed date of conversion. In addition, the Company may elect from time to time to convert all or any portion of a LIBOR Rate Loan to an Alternate Base Rate Loan by giving the Administrative Agent irrevocable written notice thereof by 11:00 A.M. one Business Day prior to the proposed date of conversion. If the date upon which an Alternate Base Rate Loan is to be converted to a LIBOR Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan. LIBOR Rate Loans may only be converted to Alternate Base Rate Loans on the last day of the applicable Interest Period. If the date upon which a LIBOR Rate Loan is to be converted to an Alternate Base Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan. All or any part of outstanding Alternate Base Rate Loans may be converted as provided herein; provided that (i) no Loan may be converted into a LIBOR Rate Loan when any Event of Default has occurred and is continuing and (ii) partial conversions shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. All or any part of outstanding LIBOR Rate Loans may be converted as provided herein; provided that partial conversions shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.

(b) Any LIBOR Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Company with the notice provisions contained in Section 2.11(a); provided, that no LIBOR Rate Loan may be continued as such when any Event of Default has occurred and is continuing, in which case such Loan shall be automatically converted to an Alternate Base Rate Loan at the end of the applicable Interest Period with respect thereto. If the Company shall fail to give timely notice of an election to continue a LIBOR Rate Loan, or the continuation of LIBOR Rate Loans is not permitted hereunder, such LIBOR Rate Loans shall be automatically converted to Alternate Base Rate Loans at the end of the applicable Interest Period with respect thereto.

Section 2.12 Computation of Interest and Fees; Usury.

(a) Interest payable hereunder with respect to any Alternate Base Rate Loan based on the Prime Rate shall be calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual days elapsed. All other fees, interest and all other amounts payable hereunder shall be calculated on the basis of a 360 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Company and the Lenders of each determination of a LIBOR Rate on the Business Day of the determination thereof. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective. The Administrative Agent shall as soon as practicable notify the Company and the Lenders of the effective date and the amount of each such change.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Credit Agreement shall be conclusive and binding on the Credit Parties and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Company, deliver to the Company a statement showing the computations used by the Administrative Agent in determining any interest rate.

(c) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Credit Parties are hereby limited by the provisions of this subsection which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any Credit Party Obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such interest shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any

Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the applicable Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other Indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such Indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

Section 2.13 Pro Rata Treatment and Payments.

(a) Allocation of Payments Prior to Exercise of Remedies. Each borrowing of Revolving Loans and any reduction of the Revolving Commitments shall be made pro rata according to the respective Revolving Commitment Percentages of the Revolving Lenders. Unless otherwise required by the terms of this Credit Agreement, each payment under this Credit Agreement or any Note shall be applied, first, to any fees then due and owing by the Borrowers pursuant to Section 2.7, second, to interest then due and owing hereunder and under the Notes of the Borrowers and, third, to principal then due and owing hereunder and under the Notes of the Borrowers. Each payment on account of any fees pursuant to Section 2.7 shall be made pro rata in accordance with the respective amounts due and owing (except as to the Letter of Credit Facing Fees and the Issuing Lender Fees). Each payment (other than prepayments) by the Borrowers on account of principal of and interest on the Revolving Loans and on the Term Loans, as applicable, shall be applied to such Loans, as applicable, on a pro rata basis in accordance with the terms of Section 2.9(a) hereof. Each optional prepayment on account of principal of the Loans shall be applied in accordance with Section 2.9(a). Each mandatory prepayment on account of principal of the Loans shall be applied in accordance with Section 2.9(b). All payments (including prepayments) to be made by the Borrowers on account of principal, interest and fees shall be made without defense, set-off or counterclaim (except as provided in Section 2.19(b)) and shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent’s office specified on Section 9.2 in Dollars and in immediately available funds not later than 1:00 P.M. on the date when due. The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Rate Loan becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

(b) Allocation of Payments After Exercise of Remedies. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the exercise of remedies (other than the invocation of default interest pursuant to Section 2.10(b)) by the Administrative Agent or the Lenders pursuant to Section 7.2 (or after the Commitments shall automatically terminate and the Loans (with accrued interest thereon) and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall automatically become due and payable in accordance with the terms of such Section), all amounts collected or received by the Administrative Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows (irrespective of whether the following costs, expenses, fees, interest, premiums, scheduled periodic payments or Credit Party Obligations are allowed, permitted or recognized as a claim in any proceeding resulting from the occurrence of a Bankruptcy Event):

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys’ fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Administrative Agent with respect to the Collateral under or pursuant to the terms of the Security Documents;

SECOND, to the payment of any fees owed to the Administrative Agent (in its capacity as such);

THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys’ fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

FOURTH, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest, and including, with respect to any Secured Hedging Agreement, any fees, premiums and scheduled periodic payments due under such Secured Hedging Agreement and any interest accrued thereon;

FIFTH, to the payment of the outstanding principal amount of the Credit Party Obligations and the payment or cash collateralization of the outstanding LOC Obligations, and including with respect to any Secured Hedging Agreement, any breakage, termination or other payments due under such Secured Hedging Agreement and any interest accrued thereon;

SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and

SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender bears to the aggregate then outstanding Loans and LOC Obligations) of amounts available to be applied pursuant to clauses “THIRD”, “FOURTH”, “FIFTH” and “SIXTH” above; and (iii) to the extent that any amounts available for distribution pursuant to clause “FIFTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “FIFTH” and “SIXTH” above in the manner provided in this Section 2.13. Notwithstanding the foregoing terms of this Section 2.13, only Collateral proceeds and payments under the Guaranty (as opposed to ordinary course principal, interest and fee payments hereunder) shall be applied to obligations under any Secured Hedging Agreement.

Section 2.14 Non-Receipt of Funds by the Administrative Agent.

(a) Unless the Administrative Agent shall have been notified in writing by a Lender prior to the date a Loan is to be made by such Lender (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Loan available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such proceeds available to the Administrative Agent on such date, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the applicable Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent will promptly notify the Company, and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrowers, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the applicable Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrowers at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Effective Rate.

(b) Unless the Administrative Agent shall have been notified in writing by the Company, prior to the date on which any payment is due from a Borrower hereunder (which notice shall be effective upon receipt) that the applicable Borrower does not intend to make such payment, the Administrative Agent may assume that the applicable Borrower has made such payment when due, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to each Lender on such payment date an amount equal to the portion of such assumed payment to which such Lender is entitled hereunder, and if the applicable Borrower has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, repay to the Administrative Agent the amount made available to such Lender. If such amount is repaid to the Administrative Agent on a date after the date such amount was made available to such Lender, such Lender shall pay to the Administrative Agent on demand interest on such amount in respect of each day from the date such amount was made available by the Administrative Agent to such Lender to the date such amount is recovered by the Administrative Agent at a per annum rate equal to the Federal Funds Effective Rate.

(c) A certificate of the Administrative Agent submitted to the Company or any Lender with respect to any amount owing under this Section 2.14 shall be conclusive in the absence of manifest error.

Section 2.15 Inability to Determine Interest Rate.

Notwithstanding any other provision of this Credit Agreement, if the Administrative Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining LIBOR for such Interest Period, the Administrative Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Company, and the Lenders at least two (2) Business Days prior to the first day of such Interest Period. Unless the Company shall have notified the Administrative Agent upon receipt of such telephone notice that it wishes to rescind or modify its request regarding such LIBOR Rate Loans, any Loans that were requested to be made as LIBOR Rate Loans shall be made as Alternate Base Rate Loans and any Loans that were requested to be converted into or continued as LIBOR Rate Loans shall remain as or be converted into Alternate Base Rate Loans. Until any such notice has been withdrawn by the Administrative Agent, no further Loans shall be made as, continued as, or converted into, LIBOR Rate Loans for the Interest Periods so affected.

Section 2.16 Illegality.

Notwithstanding any other provision of this Credit Agreement, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by the relevant Governmental Authority to any Lender shall make it unlawful for such Lender or its LIBOR Lending Office to make or maintain LIBOR Rate Loans as contemplated by this Credit

Agreement or to obtain in the interbank eurodollar market through its LIBOR Lending Office the funds with which to make such Loans, (a) such Lender (an “Affected Lender”) shall on that date notify the Administrative Agent and the Company thereof, (b) the commitment of such Affected Lender hereunder to make LIBOR Rate Loans or continue LIBOR Rate Loans as such shall forthwith be suspended until the ~~Administrative Agent~~Affected Lender shall give notice that the condition or situation which gave rise to the suspension shall no longer exist, and (c) such Affected Lender’s Loans then outstanding as LIBOR Rate Loans, if any, shall be converted on the last day of the Interest Period for such Loans or within such earlier period as required by law as Alternate Base Rate Loans. Notwithstanding the forgoing, to the extent a determination by an Affected Lender as described above relates to LIBOR Rate Loans then being requested by the Company pursuant to a Notice of Borrowing or a Notice of Continuation/Conversion, the Company shall have the option, subject to the provisions of Section 2.18, to rescind such Notice of Borrowing or Notice of Continuation/Conversion to all Lenders by giving notice (by facsimile or telephone confirmed in writing) to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of a determination as described above. The Borrowers hereby agree promptly to pay any Affected Lender, upon its demand, any additional amounts necessary to compensate such Lender for actual and direct costs (but not including anticipated profits) reasonably incurred by such Lender in making any repayment in accordance with this Section including, but not limited to, any interest or fees payable by such Affected Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to this Section submitted by such Affected Lender, through the Administrative Agent, to the Company shall be conclusive in the absence of manifest error. Nothing in this Section 2.16 shall affect the obligation of any Lender other than the Affected Lender to make or maintain LIBOR Rate Loans, or to convert Alternate Base Rate Loans to LIBOR Rate Loans in accordance with the terms hereof.

Section 2.17 Requirements of Law.

(a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit or any application relating thereto, any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for changes in the rate of tax on the overall net income of such Lender);

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

(iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining LIBOR Rate Loans or the Letters of Credit or the Participation Interests therein or to reduce any amount receivable hereunder or under any Note, then, in any such case, the Credit Parties shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender reasonably deems to be material as determined by such Lender with respect to its LIBOR Rate Loans or Letters of Credit. A certificate as to any additional amounts payable pursuant to this Section (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender, through the Administrative Agent, to the Company shall be conclusive in the absence of manifest error.

(b) If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand by such Lender, the Credit Parties shall pay to such Lender such additional amount as shall be certified by such Lender as being required to compensate it for such reduction. Such a certificate as to any additional amounts payable under this Section submitted by a Lender (which certificate shall include a description of the basis for the computation), through the Administrative Agent, to the Company shall be conclusive absent manifest error.

(c) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.17 shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that the Company shall not be required to compensate a Lender pursuant to this Section 2.17 for any increased costs or reductions to the extent that such Lender notifies the Company of such increased costs or reductions and of such Lender’s intention to claim compensation therefore more than ninety (90) days after such Lender becomes aware of such right to additional compensation; provided, further, that if the law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or Governmental Authority giving rise to such increased costs or reductions is retroactive, then the ninety (90) day period referred to above shall be extended to include the period of retroactive effect thereof.

(d) The agreements in this Section 2.17 shall survive the termination of this Credit Agreement and payment of the Credit Party Obligations.

Section 2.18 Indemnity.

The Credit Parties hereby agree to indemnify each Lender and to hold such Lender harmless from any funding loss or expense (but not any anticipated profits or other consequential losses) which such Lender may sustain or incur as a consequence of (a) default by the Borrowers in payment of the principal amount of or interest on any Loan by such Lender in accordance with the terms hereof, (b) default by the Borrowers in accepting a borrowing after the Company has given a notice in accordance with the terms hereof, (c) default by the Borrowers in making any prepayment after the Company has given a notice in accordance with the terms hereof, and/or (d) the making by the Borrowers of a prepayment of a Loan, or the conversion thereof, on a day which is not the last day of the Interest Period with respect thereto, in each case including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Loans hereunder. A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender, through the Administrative Agent, to the Company (which certificate must be delivered to the Administrative Agent within thirty (30) days following such default, prepayment or conversion) shall be conclusive in the absence of manifest error. The agreements in this Section shall survive termination of this Credit Agreement and payment of the Credit Party Obligations.

Section 2.19 Taxes.

(a) All payments made by the Credit Parties hereunder or under any Note shall be, except as provided in Section 2.19(b), made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding (i) any tax imposed on or measured by the net income or profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein and (ii) any branch profits tax within the meaning of Code Section 884 or any similar tax) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, the Credit Parties agree to pay the full amount of such Taxes, and such additional amounts as may be necessary, so that every payment of all amounts due under this Credit Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Credit Parties will furnish to the Administrative Agent as soon as practicable after the date the payment of any Taxes is due pursuant to applicable law certified copies (to the extent reasonably available and required by law) of tax receipts evidencing such payment by the Credit Parties. The Credit Parties agree to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

(b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Company and the Administrative Agent on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Credit Agreement pursuant to Section 9.6(d) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender (i) if the Lender is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, two accurate and complete original signed copies of Internal Revenue Service Forms W-8BEN, W-8ECI or W-8IMY with appropriate attachments (or successor forms) certifying such Lender’s entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Credit Agreement and under any Note, or (ii) if the Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (A) Internal Revenue Service Forms W-8BEN, W-8ECI or W-8IMY with appropriate attachments as set forth in clause (i) above, or (B) a certificate in substantially the form of Schedule 2.19 (any such certificate, a “Tax Exempt Certificate”) and two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (or successor form) certifying such Lender’s entitlement to an exemption from United States withholding tax with respect to payments of interest to be made under this Credit Agreement and under any Note. In addition, each Lender agrees that it will deliver upon the Company’s request updated versions of the foregoing, as applicable, whenever the previous certification has become obsolete or inaccurate in any material respect, together with such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Credit Agreement and any Note. Notwithstanding anything to the contrary contained in Section 2.19(a), but subject to the immediately succeeding sentence, (A) the Borrowers shall be entitled, to the extent they are required to do so by law, to deduct or withhold Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Company U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (B) the Borrowers shall not be obligated pursuant to Section 2.19(a) hereof to gross-up payments to be made to a Lender in respect of Taxes imposed by the United States if (I) such Lender has not provided to the Company the Internal Revenue Service forms required to be provided pursuant to this Section 2.19(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such Taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 2.19, the Credit Parties agree to pay additional amounts and to indemnify each Lender in the manner set forth in Section 2.19(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Taxes.

(c) Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

(d) If the Credit Parties pay any additional amount pursuant to this Section 2.19 with respect to a Lender, such Lender shall use reasonable efforts to obtain a refund of tax or credit against its tax liabilities on account of such payment; provided that such Lender shall have no obligation to use such reasonable efforts if either (i) it is in an excess foreign tax credit position or (ii) it believes in good faith, in its sole discretion, that claiming a refund or credit would cause adverse tax consequences to it. In the event that such Lender receives such a refund or credit, such Lender shall pay to the Credit Parties an amount that such Lender reasonably determines is equal to the net tax benefit obtained by such Lender as a result of such payment by the Credit Parties. In the event that no refund or credit is obtained with respect to the Credit Parties’ payments to such Lender pursuant to this Section 2.19, then such Lender shall upon request provide a certification that such Lender has not received a refund or credit for such payments. Nothing contained in this Section 2.19 shall require a Lender to disclose or detail the basis of its calculation of the amount of any tax benefit or any other amount or the basis of its determination referred to in the proviso to the first sentence of this Section 2.19 to the Credit Parties or any other party.

(e) The agreements in this Section 2.19 shall survive the termination of this Credit Agreement and the payment of the Credit Party Obligations.

Section 2.20 Indemnification; Nature of Issuing Lender’s Duties.

(a) In addition to its other obligations under Section 2.4, the Credit Parties hereby agree to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or (ii) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called “Government Acts”).

(b) As between the Credit Parties and the Issuing Lender, the Credit Parties shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender’s rights or powers hereunder.

(c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuing Lender under any resulting liability to the Credit Parties. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Credit Parties, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any Government Authority. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

(d) Nothing in this Section 2.20 is intended to limit the Reimbursement Obligation of the Borrowers contained in Section 2.4(d) hereof. The obligations of the Credit Parties under this Section 2.20 shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

(e) Notwithstanding anything to the contrary contained in this Section 2.20, the Credit Parties shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender arising out of the gross negligence or willful misconduct of the Issuing Lender (including action not taken by the Issuing Lender), as determined by a court of competent jurisdiction.

Section 2.21 Obligation to Mitigate.

Each Lender agrees that, as promptly as practicable after such Lender becomes aware of the occurrence of an event or the existence of a condition that would cause such lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.16, 2.17, 2.18 or 2.19, it will use reasonable efforts to (a) make, issue, fund or maintain its Loans through another lending office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if (i) as a result, the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.16, 2.17, 2.18 or 2.19 would be avoided or materially reduced, and (ii) if such Lender determines in its sole discretion, the making, issuing, funding or maintaining of such Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Loans or the interests of such Lender; provided that such Lender will not be obligated to utilize such other office pursuant to this Section 2.21 unless the Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by the Company pursuant to this Section 2.21 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

Section 2.22 Replacement of Lenders.

The Company shall be permitted to replace any Lender that (a) is an Affected Lender, (b) requests (or requests on behalf of a Participant) reimbursement for amounts owing, or payment of any amount required, pursuant to Section 2.17 or 2.19, (c) defaults in its obligation to make Loans hereunder or (d) fails to approve any amendment, waiver or consent requiring the consent of all the Lenders or of any Lender adversely affected thereby (and the Company has received approval to such amendment, waiver or consent from the Required Lenders), then the Company shall be permitted to replace any such Lender (any such Lender, a “Subject Lender”) with one or more replacement financial institutions; provided, that (i) no Event of Default shall have occurred and be continuing at the time of such replacement, (ii) such replacement does not conflict with any Requirement of Law, (iii) each replacement financial institution shall purchase, at par, all Loans and other amounts owing to such Subject Lender on or prior to the date of replacement, (iv) the Borrowers shall be liable to such Subject Lender under Section 2.18 if any LIBOR Rate Loan owing to such Subject Lender shall be purchased other than on the last day of the Interest Period relating thereto, (v) each replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the ~~Administrative Agent~~Required Lenders (determined for this purpose by excluding the Loans and Commitments of the Subject Lender from the numerator and the denominator of the calculation of Required Lenders) and the Company (such approvals not to be unreasonably withheld), (vi) if applicable, such replacement Lender must consent to such amendment, waiver or consent or must not be subject to such increased costs, (vii) such Subject Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (provided, that the Company shall be obligated to pay the registration and processing fee referred to therein), (viii) such Subject Lender is not an Issuing Lender with respect to any Letters of Credit outstanding (unless all such Letters of Credit are terminated or arrangements reasonably acceptable to such Issuing Lender (such as a “back-to-back” letter of credit) are made) and (ix) if applicable, the Subject Lender must be unwilling to withdraw the notice delivered to Company pursuant to Section 2.16, 2.17 or 2.19 (as applicable) upon ten (10) days prior written notice to the Subject Lender and Administrative Agent and/or must be unwilling to remedy its default upon three (3) days prior written notice to the Subject Lender and Administrative Agent. It is understood and agreed that if any Lender replaced hereunder fails to execute an Assignment Agreement, it shall be deemed to have entered into such Assignment Agreement. Upon the payment of all amounts owing to any Subject Lender, such Subject Lender shall no longer constitute a “Lender” for purposes hereof; provided, that any rights of such Subject Lender to indemnification hereunder shall survive as to such Subject Lender.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Lenders to enter into this Credit Agreement and to make the Extensions of Credit herein provided for, the Credit Parties hereby represent and warrant to the Administrative Agent and to each Lender that:

Section 3.1 Financial Condition.

(a) The Company has delivered to the Administrative Agent and the Lenders:

(i) audited consolidated financial statements of the Parent and its Subsidiaries (including reconciliation information consistent with historical practices for the Company and its Restricted Subsidiaries) for the fiscal years ended December 31, 2003, 2004 and 2005, together with the related consolidated statements of income or operations, equity and cash flows for the fiscal years ended on such dates;

(ii) unaudited consolidated financial statements of the Parent and its Subsidiaries (including reconciliation information consistent with historical practices for the Company and its Restricted Subsidiaries) for each fiscal quarter of 2006 through the most recently ended fiscal quarter prior to the Effective Date for which financial statements are available, together with the related consolidated statements of income or operations, equity and cash flows for each such fiscal quarter;

(iii) pro forma consolidated financial statements of the Parent and its Restricted Subsidiaries (including reconciliation information consistent with historical practices for the Company and its Restricted Subsidiaries), after giving effect to the Acquisition, for the most recent four quarter period for which financial statements are available; and

(iv) a pro forma balance sheet of the Parent and its Restricted Subsidiaries (including reconciliation information consistent with historical practices for the Company and its Restricted Subsidiaries), after giving effect to the Acquisition, as of the Effective Date.

Each of the financial statements described in the foregoing clauses (i) and (ii):

(A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

(B) fairly present the financial condition of the applicable entities as of the date thereof and results of operations for the period covered thereby (subject, in the case of the unaudited financial statements, to (i) the absence of footnotes (except as required by applicable law) and (ii) normal year-end adjustments); and

(C) show all material Indebtedness and other material liabilities, direct or contingent, of the applicable entities as of the date thereof, including liabilities for taxes, material commitments and contingent obligations.

The financial statements described in the foregoing clauses (iii) and (iv) have been prepared in good faith based on assumptions believed by the Company to be reasonable as of the date of delivery thereof (it being understood that such assumptions are based on good faith estimates of certain items and that the actual amount of such items on the Effective Date is subject to change) and present fairly in all material respects on a Pro Forma Basis the financial position of the applicable entities as of the date thereof, assuming the occurrence of the Acquisition on the first day of such period.

(b) The eight-year projections (including quarterly projections for fiscal year 2007 and annual projections for each fiscal year thereafter) of balance sheets, income statements and cash flows of Parent and its Restricted Subsidiaries delivered to the Lenders on or prior to the Effective Date have been prepared in good faith based upon good faith estimates and assumptions believed by the Credit Parties to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from projected results.

Section 3.2 No Change.

(a) Since December 31, 2005, no Effective Date Material Adverse Change has occurred; provided that the representation and warranty in this sentence shall only be effective on the Effective Date.

(b) Since December 31, 2005, there has been no development or event which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect; provided that the representation and warranty in this sentence shall only be effective after the Effective Date.

Section 3.3 Corporate Existence; Compliance with Law.

Each of the Credit Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the requisite power and authority and the legal right to own and operate all its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified to conduct business and in good standing under the laws of (i) the jurisdiction of its organization, (ii) the jurisdiction where its chief executive office is located and (iii) each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify or be in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the business or operations of the Credit Parties and their Restricted Subsidiaries in such jurisdiction and (d) is in compliance with all Requirements of Law, government permits and government licenses except to the extent that the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The jurisdictions in which the Credit Parties as of the Effective Date are organized and qualified to do business are described on Schedule 3.3.

Section 3.4 Corporate Power; Authorization; Enforceable Obligations.

Each of the Credit Parties has full power and authority and the legal right to make, deliver and perform the Credit Documents to which it is party and has taken all necessary limited liability company or corporate action to authorize the execution, delivery and performance by it of the Credit Documents to which it is party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery or performance of any Credit Document by any of the Credit Parties (other than those that have been obtained) or with the validity or enforceability of any Credit Document against any of the Credit Parties (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents). Each Credit Document to which it is a party has been duly executed and delivered on behalf of each Credit Party. Each Credit Document to which it is a party constitutes a legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 3.5 No Legal Bar; No Default.

The execution, delivery and performance of the Credit Documents, the borrowings thereunder and the use of the proceeds of the Loans will not violate any Requirement of Law or any Contractual Obligation of any Credit Party (except those as to which waivers or consents have been obtained), and will not result in, or require, the creation or imposition of any Lien on any Credit Party’s properties or revenues pursuant to any Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with the Credit Documents. Except to the extent such matters could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Credit Party is in default under or with respect to any of its material Contractual Obligations. No Default or Event of Default has occurred and is continuing.

Section 3.6 No Material Litigation.

No litigation, investigation, claim, criminal prosecution, civil investigative demand, imposition of criminal or civil fines and penalties, or any other proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Credit Parties, threatened by or against any Credit Party or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to the Credit Documents or any Loan or any of the transactions contemplated hereby, or (b) which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.7 Investment Company Act, Etc.

No Credit Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Credit Party is subject to regulation the Federal Power Act, the Interstate Commerce Act, or any federal or state statute or regulation limiting its ability to incur the Credit Party Obligations.

Section 3.8 Margin Regulations.

No part of the proceeds of any Extension of Credit hereunder will be used directly or indirectly for any purpose that violates, or that would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. The Credit Parties and their Subsidiaries (a) are not engaged, principally or as one of their important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” “margin stock” within the respective meanings of each of such terms under Regulation U and (b) taken as a group do not own “margin stock” except as identified in the financial statements referred to in Section 3.1 and the aggregate value of all “margin stock” owned by the Credit Parties and their Subsidiaries taken as a group does not exceed 25% of the value of their assets.

Section 3.9 ERISA.

Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five (5) year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of

ERISA and the Code. No termination of a Single Employer Plan has occurred resulting in any liability that has remained underfunded, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits, except to the extent such deficiency of assets could not reasonably be expected to have a Material Adverse Effect. Neither any Credit Party nor any Commonly Controlled Entity is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan.

Section 3.10 Environmental Matters.

Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) The facilities and properties owned, leased or operated by the Credit Parties or any of their Subsidiaries (the “Properties”) do not contain any Materials of Environmental Concern in amounts or concentrations which (i) constitute a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law.

(b) The Properties and all operations of the Credit Parties and/or their Subsidiaries at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Credit Parties or any of their Subsidiaries (the “Business”).

(c) Neither the Credit Parties nor their Subsidiaries have received any written or actual notice of violation, alleged violation, non-compliance, liability or potential liability with respect to environmental matters or Environmental Laws regarding any of the Properties or the Business.

(d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could reasonably be expected to give rise to liability under any Environmental Law, and no Materials of Environmental Concern have been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

(e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Credit Parties and their Subsidiaries, threatened, under any Environmental Law to which any Credit Party or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

(f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Credit Party or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws.

Section 3.11 Use of Proceeds.

The proceeds of the Extensions of Credit shall be used by the Borrowers solely (a) to finance the Acquisition, (b) to pay certain costs, fees and expenses in connection with the Acquisition, (c) to refinance certain existing Indebtedness of the Credit Parties and their Subsidiaries (including the Existing Credit Agreement), (d) to pay any fees and expenses associated with the Transactions on the Effective Date and (e) for working capital and other general corporate purposes of the Credit Parties and their Restricted Subsidiaries, including, without limitation for Permitted Acquisitions and for the financing of any dividends or distributions permitted pursuant to this Agreement.

Section 3.12 Subsidiaries.

Set forth on Schedule 3.12 is a complete and accurate list of all Subsidiaries of the Credit Parties. Information on the attached Schedule includes the following: (a) the number of shares of each class of Capital Stock or other equity interests outstanding; (b) the number and percentage of outstanding shares of each class of Capital Stock owned by the Credit Parties or any of their Subsidiaries; (c) the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights; and (d) if applicable, the designation of any such Subsidiary as an Unrestricted Subsidiary. The outstanding Capital Stock and other equity interests of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). The Company shall update Schedule 3.12 from time to time by providing a replacement Schedule 3.12 to the Administrative Agent.

Section 3.13 Ownership.

Each of the Credit Parties and its Restricted Subsidiaries has (a) good, sufficient and legal title to (in the case of the fee interests in real property), (b) valid leasehold interests in (in the case of leasehold interests in real or personal property), (c) licensed rights (in the case of licensed rights in intellectual property) and (d) good title to (in the case of all other personal property) all of its assets, except where the failure to have any of the foregoing could not reasonably be expected to have a Material Adverse Effect, and none of such assets is subject to any Lien other than Permitted Liens.

Section 3.14 Indebtedness.

Except as otherwise permitted under Section 6.1, the Credit Parties and their Restricted Subsidiaries have no Indebtedness.

Section 3.15 Taxes.

Each of the Credit Parties and their Restricted Subsidiaries has filed, or caused to be filed, all federal and state tax returns and all material local and foreign tax returns required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) that are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP; provided, that in the case of a tax, fee, assessment or other governmental charge or claim which has or may become a Lien against any of the Collateral, the Lien is not being enforced by foreclosure or sale of any portion of the Collateral to satisfy such charge or claim. None of the Credit Parties or their Restricted Subsidiaries is aware as of the Effective Date of any material proposed tax assessments against it or any of its Restricted Subsidiaries.

Section 3.16 Intellectual Property Rights.

Each of the Credit Parties and their Restricted Subsidiaries owns, or has the legal right to use, all Intellectual Property, tradenames, technology, know-how and processes necessary for each of them to conduct its business as currently conducted, except to the extent the failure to own or have such right could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 3.16 is a list of all applications and registrations pertaining to Intellectual Property owned by each of the Credit Parties and their Restricted Subsidiaries, as well as all license agreements (other than agreements with respect to off-the-shelf software) pertaining to Copyright Licenses, Patent Licenses and Trademark Licenses with respect to which annual payments in excess of $50,000 are made or received, as of the Effective Date or as of the last date such Schedule was last updated in accordance with the terms of Section 5.2(c). Except as disclosed in Schedule 3.16 hereto, (a) the specified Credit Party has the right to use the Intellectual Property disclosed in Schedule 3.16 hereto without payment of royalties, (b) all registrations with and applications to Governmental Authorities in respect of such Intellectual Property are valid and in full force and effect and (c) there are no restrictions on the direct or indirect transfer of any Contractual Obligation, or any interest therein, held by any of the Credit Parties in respect of such Intellectual Property, in each case except as could not reasonably be expected to have a Material Adverse Effect. Except as provided on Schedule 3.16, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor do the Credit Parties or any of their Restricted Subsidiaries know of any such claim, in each case which could reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Credit Parties and their Restricted Subsidiaries, the use of such Intellectual Property by the Credit Parties or any of their Restricted Subsidiaries does not infringe on the rights of any Person which could reasonably be expected to have a Material Adverse Effect. The Company shall update Schedule 3.16 from time to time in accordance with the terms of Section 5.2(c).

Section 3.17 Solvency.

After giving effect to the Transactions, the fair saleable value of the assets of the Credit Parties, taken as a whole, measured on a going concern basis, exceeds all probable liabilities of the Credit Parties, taken as a whole, including those to be incurred pursuant to this Credit Agreement. The Credit Parties, taken as a whole, (a) do not have unreasonably small capital in relation to the business in which they are or propose to be engaged or (b) have not incurred, or believe that they will not incur after giving effect to the Acquisition and the other transactions contemplated by this Credit Agreement, debts beyond their ability to pay such debts as they become due. In executing the Credit Documents and consummating the Transactions, none of the Credit Parties intends to hinder, delay or defraud either present or future creditors or other Persons to which one or more of the Credit Parties is or will become indebted.

Section 3.18 Investments.

All Investments of each of the Credit Parties and their Restricted Subsidiaries are Permitted Investments.

Section 3.19 Location of Collateral.

Set forth on Schedule 3.19(a) is a list of all Properties of the Credit Parties and their Restricted Subsidiaries as of the Effective Date with street address, county and state where located. Set forth on Schedule 3.19(b) is a list of all locations where any tangible personal property of the Credit Parties and their Restricted Subsidiaries is located as of the Effective Date, including county and state where located. Set forth on Schedule 3.19(c) is the state of incorporation or organization, the chief executive office and the principal place of business of each of the Credit Parties and their Restricted Subsidiaries as of the Effective Date.

Section 3.20 No Burdensome Restrictions.

None of the Credit Parties or their Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 3.21 Brokers’ Fees.

None of the Credit Parties or their Restricted Subsidiaries has any obligation to any Person in respect of any finder’s, broker’s, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents other than the closing and other fees payable pursuant to this Credit Agreement and the as set forth in the Fee Letter.

Section 3.22 Labor Matters.

There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Credit Parties or any of their Restricted Subsidiaries as of the Effective Date, other than as set forth in Schedule 3.22 hereto, and none of the Credit Parties or their Restricted Subsidiaries (i) has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years, other than as set forth in Schedule 3.22 hereto, or (ii) has knowledge of any potential or pending strike, walkout or work stoppage, in each case that could reasonably be expected to have a Material Adverse Effect. Other than as set forth on Schedule 3.22, no unfair labor practice complaint is pending against any Credit Party or any of its Restricted Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

Section 3.23 Accuracy and Completeness of Information.

All factual information heretofore, contemporaneously or hereafter furnished in writing by or on behalf of any Credit Party or any of its Subsidiaries to the Administrative Agent, the Arrangers or any Lender for purposes of or in connection with this Credit Agreement or any other Credit Document, or any transaction contemplated hereby or thereby, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

Section 3.24 Insurance.

The present insurance coverage of the Credit Parties and their Restricted Subsidiaries is outlined as to carrier, policy number, expiration date, type and amount on Schedule 3.24 and such insurance coverage complies with the requirements set forth in Section 5.5(b). Schedule 3.24 may be updated from time to time by the Company to include additional insurance coverage by giving written notice thereof to the Administrative Agent.

Section 3.25 Security Documents.

The Security Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby. Except as set forth in the Security Documents, such security interests and Liens are currently (or will be, upon (a) the filing of appropriate financing statements with the Secretary of State of the state of incorporation for each Credit Party, the filing of appropriate assignments or notices with the United States Patent and Trademark Office and the United States Copyright Office, and the recordation of the applicable Mortgage Instruments, in each case in favor of the Administrative Agent, on behalf of the Lenders, and (b) the Administrative Agent obtaining Control (as defined in the Security Agreement) over those items of Collateral in which a security interest is perfected through Control) perfected security interests and Liens, prior to all other Liens other than Permitted Liens.

Section 3.26 Classification of Senior Indebtedness.

The Credit Party Obligations constitute “Senior Indebtedness” under and as defined in any agreement governing any Subordinated Debt and the subordination provisions set forth in each such agreement are legally valid and enforceable against the parties thereto.

Section 3.27 Anti-Terrorism Laws.

Neither any Credit Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended. Neither any Credit Party nor any or its Subsidiaries is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act (as defined in Section 9.18). None of the Credit Parties (i) is a blocked person described in section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

Section 3.28 Compliance with OFAC Rules and Regulations.

None of the Credit Parties or their Subsidiaries or their respective Affiliates (a) is a Sanctioned Person, (b) has more than 15% of its assets in Sanctioned Countries, or (c) derives more than 15% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. No part of the proceeds of any Extension of Credit hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

Section 3.29 Directors; Capitalization.

Set forth on Schedule 3.29 is a list of the directors of Holdco’s Governing Body as of the Effective Date. As of the Effective Date, the capitalization of the Parent shall be as set forth on Schedule 3.29.

Section 3.30 Consummation of Acquisition; Representations and Warranties from Other Documents.

The Acquisition and related transactions have been consummated substantially in accordance with the terms of the Acquisition Documents as of the Effective Date. As of the Effective Date, the Acquisition Documents have not been altered, amended or otherwise modified or supplemented in any material respect or any material condition thereof waived without the prior written consent of the Administrative Agent.

Section 3.31 Compliance with FCPA.

Each of the Credit Parties and their Subsidiaries is in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., and any foreign counterpart thereto, except to the extent that the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Credit Parties and their Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Credit Party or its Subsidiary or to any other Person, in violation of the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq, except to the extent that the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.1 Conditions to Effective Date.

This Credit Agreement shall become effective upon, and the obligation of each Lender to make the initial Revolving Loans and Term Loans on the Effective Date is subject to, the satisfaction of the following conditions precedent:

(a) Execution of Credit Agreement; Credit Documents and Lender Consents. The Administrative Agent shall have received (i) counterparts of this Credit Agreement, executed by a duly authorized officer of each party hereto, (ii) for the account of each Lender with a Revolving Commitment requesting a promissory note, a Revolving Note, (iii) for the account of each Lender with an Initial Term Loan Commitment requesting a promissory note, an Initial Term Loan Note, (iv) for the account of each Lender with a Delayed Draw Term Loan Commitment requesting a promissory note, a Delayed Draw Term Loan Note, (v~~) for the account of the Swingline Lender, the Swingline Note, (vi~~) counterparts of the Security Agreement, the Pledge Agreement and each Mortgage Instrument, in each case conforming to the requirements of this Credit Agreement and executed by duly authorized officers of the Credit Parties or other Person, as applicable, (~~vii~~vi) executed consents, in the form of Schedule 4.1(a), from each Lender authorizing the Administrative Agent to enter this Credit Agreement on their behalf, and (~~viii~~vii) counterparts of any other Credit Document, executed by the duly authorized officers of the parties thereto.

(b) Authority Documents. The Administrative Agent shall have received the following:

(i) Articles of Incorporation. Copies of the articles of incorporation or other charter documents, as applicable, of each Credit Party certified (A) by a secretary or assistant secretary of such Credit Party (pursuant to a secretary’s certificate in substantially the form of Schedule 4.1(b) attached hereto) as of the

Effective Date to be true and correct and in force and effect as of such date, and (B) to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its incorporation or organization, as applicable.

(ii) Resolutions. Copies of resolutions of the Governing Body of each Credit Party approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party (pursuant to a secretary’s certificate in substantially the form of Schedule 4.1(b) attached hereto) as of the Effective Date to be true and correct and in force and effect as of such date.

(iii) Bylaws. A copy of the bylaws or comparable operating agreement of each Credit Party certified by a secretary or assistant secretary of such Credit Party (pursuant to a secretary’s certificate in substantially the form of Schedule 4.1(b) attached hereto) as of the Effective Date to be true and correct and in force and effect as of such date.

(iv) Good Standing. Copies of certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect on the business or operations of the Credit Parties and their Restricted Subsidiaries in such state.

(v) Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary (pursuant to a secretary’s certificate in substantially the form of Schedule 4.1(b) attached hereto) to be true and correct as of the Effective Date.

(c) Legal Opinion of Counsel. The Administrative Agent shall have received an opinion or opinions of counsel (including special and local counsel, to the extent reasonably required by the Administrative Agent) for the Credit Parties, dated the Effective Date and addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent (which shall include, without limitation, opinions with respect to the valid existence of each Credit Party, opinions as to perfection of the Liens granted to the Administrative Agent pursuant to the Security Documents and opinions as to the non-contravention of the Credit Parties’ organizational documents and scheduled Material Contracts).

(d) Personal Property Collateral. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent:

(i) (A) searches of Uniform Commercial Code filings in the jurisdiction of the chief executive office of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Lenders’ security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (B) tax lien, judgment and pending litigation searches;

(ii) searches of ownership of Intellectual Property of the Credit Parties in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Administrative Agent in order to perfect the Administrative Agent’s security interest in the Intellectual Property;

(iii) completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Lenders’ security interest in the Collateral;

(iv) with respect to the stock or membership certificates, if any, evidencing the Capital Stock pledged to the Administrative Agent pursuant to the Pledge Agreement, duly executed in blank undated stock or transfer powers;

(v) in the case of any personal property Collateral located at premises leased by a Credit Party and set forth on Schedule 3.19(a), such estoppel letters, consents and waivers from the landlords of such real property, to the extent the Company is able to secure such letters, consents and waivers after using commercially reasonable efforts (such letters, consents and waivers shall be in form and substance satisfactory to the Administrative Agent);

(vi) duly executed consents as are necessary, in the Administrative Agent’s sole discretion, to perfect the Lenders’ security interest in the Collateral.

(e) Real Property Collateral. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and the Lenders, fully executed and notarized amendments to the existing Mortgage Instruments encumbering the Mortgaged Properties listed in Schedule 3.19(a) as properties owned by the Credit Parties (other than the Mortgaged Property located at 9 Long Pond Road, Plymouth, Massachusetts) and, to the extent required by the Administrative Agent, the leasehold interest in the Mortgaged Properties listed in Schedule 3.19(a) as properties that are warehouses, plants or other real properties material to the conduct of the Credit Parties’ business and are leased by the Credit Parties, along with any additional documentation relating to the Mortgaged Properties as the Administrative Agent deems appropriate;

(f) Liability, Casualty, Property and Business Interruption Insurance. The Administrative Agent shall have received copies of insurance policies or certificates of insurance evidencing liability, casualty, property and business interruption insurance meeting the requirements set forth herein or in the Security Documents. The Administrative Agent shall be named as loss payee/mortgagee and/or additional insured (with respect to Collateral only) with respect to any covered loss in excess of $250,000 under any such insurance providing liability coverage or coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the

Administrative Agent, that it will give thirty (30) days prior written notice before any such policy or policies shall be altered or cancelled.

(g) Reports. The Administrative Agent shall have received a copy of each material report required to be delivered pursuant to the Acquisition Documents in connection with the Acquisition and related transactions (and the Company will use reasonable efforts to obtain evidence that the Administrative Agent and the Lenders have been authorized to rely on each such report), all in form and substance reasonably satisfactory to the Administrative Agent.

(h) Litigation. There shall not exist any pending litigation or investigation affecting or relating to any Credit Party or any of its Restricted Subsidiaries that in the reasonable judgment of the Administrative Agent, individually or in the aggregate, restrains, prevents or otherwise imposes materially adverse conditions on the Transactions or that could reasonably be expected to have a Material Adverse Effect.

(i) Solvency Certificate. The Administrative Agent shall have received an officer’s certificate prepared by the chief financial officer of the Company as to the financial condition, solvency and related matters of the Credit Parties and their Restricted Subsidiaries, after giving effect to the Acquisition and the initial borrowings under the Credit Documents, in substantially the form of Schedule 4.1(i) hereto.

(j) Account Designation Letter. The Administrative Agent shall have received the executed Account Designation Letter in the form of Schedule 1.1(a) hereto.

(k) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing with respect to the Revolving Loans and Delayed Draw Term Loans to be made on the Effective Date.

(l) Corporate Structure. The pro forma capital and ownership structure and the shareholding arrangements of Holdco and its Subsidiaries (and all agreements relating thereto) shall be reasonably satisfactory to the Arrangers (it being understood that such structure and arrangements that have been disclosed to the Arrangers as of February 5, 2007 are satisfactory). The Arrangers shall be satisfied that there are no material restrictions on the ability of any subsidiary of the Company to pay dividends or distributions to, or otherwise advance, directly or indirectly, funds to the Company other than those restrictions set forth herein. The Arrangers shall be satisfied with the terms and amounts of any intercompany loans among the Credit Parties and the flow of funds in connection with the closing.

(m) Acquisition Documents. The Arrangers shall have received, in form and substance reasonably satisfactory to the Arrangers, copies of documentation for the Acquisition and other aspects of the Transactions, including the Acquisition Documents and all schedules thereto (it being understood that the documentation provided to the Arrangers in draft form as of February 5, 2007 is satisfactory). The Acquisition shall have been consummated in accordance with the terms and conditions of the Acquisition

Documents (including, without limitation, the receipt of all applicable consents necessary in connection therewith) without any waiver, modification or consent thereunder that is materially adverse to the Lenders (as reasonably determined by the Arrangers) unless approved by the Arrangers. Simultaneously with the closing of this Agreement, the Parent shall contribute or assign the Capital Stock of the Acquired Company or its rights under the Acquisition Documents to any of the Credit Parties other than Holdco.

(n) Compliance with Laws. The financings and other Transactions shall be in compliance with all applicable laws and regulations (including all applicable securities and banking laws, rules and regulations).

(o) Bankruptcy. There shall be no bankruptcy or insolvency proceedings with respect to Credit Parties or any of their Subsidiaries.

(p) Existing Indebtedness of the Credit Parties. All of the existing Indebtedness for borrowed money of the Parent, the Credit Parties and their Restricted Subsidiaries (other than Indebtedness permitted to exist pursuant to Section 6.1) shall be repaid in full and all security interests related thereto shall be terminated on the Effective Date.

(q) Financial Statements. The Administrative Agent and the Lenders shall have received copies of the financial statements referred to in Section 3.1 hereof, each in form and substance satisfactory to it.

(r) No Material Adverse Change. Since December 31, 2005, there shall not have occurred any material adverse condition or material adverse change in or affecting, or the occurrence of any circumstance or condition that could reasonably be expected to result in a material adverse change in or affecting, the business, operations, financial condition or assets of the Parent and its Subsidiaries (after giving effect to the Acquisition), taken as a whole (an “Effective Date Material Adverse Change”); provided that in no event shall any of the following be an Effective Date Material Adverse Change or be taken into account in the determination of whether any Effective Date Material Adverse Change has occurred for purposes of this Agreement: (i) any change resulting from conditions affecting the industry in which the Parent or any of its Subsidiaries (after giving effect to the Acquisition) operates or from changes in general business or economic conditions; (ii) any change resulting from the announcement or pendency of the Acquisition; or (iii) changes in generally accepted accounting principals in the United States after the date hereof, except for such changes, events, circumstances or developments, in the case of clause (i) or (iii), which adversely affect the Parent and its Subsidiaries (after giving effect to the Acquisition) in a materially disproportionate manner relative to other participants in the industry or industries in which the Parent and/or such Subsidiaries operate.

(s) Financial Condition Certificate. The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Company as of the Effective Date stating that immediately after giving effect to this Credit

Agreement, the other Credit Documents, and all the Transactions contemplated to occur on the Effective Date, (i) no Default or Event of Default exists and (ii) all representations and warranties contained herein and in the other Credit Documents (A) that contain a materiality qualification are true and correct and (B) that do not contain a materiality qualification are true and correct in all material respects.

(t) Patriot Act Certificate. The Administrative Agent shall have received a certificate satisfactory thereto, for benefit of itself and the Lenders, provided by the Company that sets forth information required by the Patriot Act (as defined in Section 9.18) including, without limitation, the identity of the Credit Parties, the name and address of the Credit Parties and other information that will allow the Administrative Agent or any Lender, as applicable, to identify the Credit Parties in accordance with the Patriot Act.

(u) Fees. The Administrative Agent and the Lenders shall have received all fees, if any, owing pursuant to the Fee Letter and Section 2.7.

Section 4.2 Conditions to All Extensions of Credit.

The obligation of each Lender to make any Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

(a) Representations and Warranties. The representations and warranties made by the Credit Parties herein and in the other Credit Documents shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects, in each case on and as of the date of such Extension of Credit as if made on and as of such date (except for those which expressly relate to an earlier date).

(b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Credit Agreement.

(c) Total Leverage Ratio. The Administrative Agent shall have received evidence that, after giving pro forma effect to such Extension of Credit, the Credit Parties are in compliance with the Incurrence Test, such evidence to include calculations in reasonable detail required to demonstrate the Total Leverage Ratio.

(d) Compliance with Commitments. Immediately after giving effect to the making of any such Extension of Credit (and the application of the proceeds thereof), (i) the sum of the aggregate principal amount of outstanding Revolving Loans plus ~~outstanding Swingline Loans plus~~ outstanding LOC Obligations shall not exceed the Revolving Committed Amount then in effect~~,~~ and (~~ii~~ii) the LOC Obligations ~~shall not~~

~~exceed the LOC Committed Amount and (iii) the Swingline Loans~~ shall not exceed the ~~Swingline~~LOC Committed Amount.

(e) Additional Conditions to Revolving Loans. If a Revolving Loan is requested, all conditions set forth in Section 2.1 shall have been satisfied.

(f) Additional Conditions to Initial Term Loan. If the Initial Term Loan is requested, all conditions set forth in Section 2.2 shall have been satisfied.

(g) Additional Conditions to Delayed Draw Term Loan. If a Delayed Draw Term Loan is requested, all conditions set forth in Section 2.3 shall have been satisfied.

(h) Additional Conditions to Letters of Credit. If the issuance of a Letter of Credit is requested, all conditions set fort in Section 2.4 shall have been satisfied.

(i) ~~Additional Conditions to Swingline Loans. If a Swingline Loan is requested, all conditions set forth in Section 2.5 shall have been satisfied.(j)~~ Additional Conditions to Incremental Facility. If an Additional Loan is requested, all conditions set forth in Section 2.6 shall have been satisfied.

Each request for an Extension of Credit and each acceptance by the Borrowers of any such Extension of Credit shall be deemed to constitute representations and warranties by the Credit Parties as of the date of such Extension of Credit that the conditions set forth above in paragraphs (a) through (~~j~~i), as applicable, have been satisfied.

ARTICLE V

AFFIRMATIVE COVENANTS

The Credit Parties hereby covenant and agree that on the Effective Date, and thereafter for so long as this Credit Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Credit Party Obligations (other than Unasserted Obligations) owing to the Administrative Agent or any Lender hereunder are paid in full, the Credit Parties shall, and shall cause each of their Restricted Subsidiaries (other than in the case of Sections 5.1 or 5.2 hereof), to:

Section 5.1 Financial Statements.

Furnish to the Administrative Agent (and the Administrative Agent shall promptly distribute to each of the Lenders):

(a) Annual Financial Statements. As soon as available and in any event no later than the earlier of (i) to the extent applicable, the date the Parent is required by the SEC to deliver its Form 10-K for any fiscal year of the Parent and (ii) one hundred twenty (120) days after the end of each fiscal year of the Parent, a copy of the consolidated balance sheet of the Parent and its consolidated Restricted Subsidiaries (including reconciliation information consistent with historical practices for the Company and its Restricted Subsidiaries) as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows of the Parent and its consolidated Restricted Subsidiaries (including reconciliation information consistent with historical practices for the Company and its Restricted Subsidiaries) for such year, which (in the case of the Parent and its Restricted Subsidiaries) shall be audited by a firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification;

(b) Quarterly Financial Statements. As soon as available and in any event no later than the earlier of (i) to the extent applicable, the date the Parent is required by the SEC to deliver its Form 10-Q for any fiscal quarter of the Parent and (ii) sixty (60) days after the end of each fiscal quarter of the Parent, a copy of the consolidated balance sheet of the Parent and its consolidated Restricted Subsidiaries (including reconciliation information consistent with historical practices for the Company and its Restricted Subsidiaries) as at the end of such period and related consolidated statements of income and retained earnings and of cash flows of the Parent and its consolidated Restricted Subsidiaries (including reconciliation information consistent with historical practices for the Company and its Restricted Subsidiaries) for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form consolidated figures for the corresponding period or periods of the preceding fiscal year (subject to normal recurring year-end audit adjustments); and

(c) Annual Operating Budget and Cash Flow. As soon as available, but in any event within forty-five (45) days after the end of each fiscal year, a copy of the detailed annual operating budget or plan of the Parent and its Restricted Subsidiaries for the next four fiscal quarter period prepared on a quarterly basis, in form and detail reasonably acceptable to the ~~Administrative Agent,~~Required Lenders (it being agreed that (i) the foregoing does not require the substance of such annual operating budget or plan to be acceptable to the Required Lenders and (ii) from and after the time that Gleacher becomes Administrative Agent, the form and detail of such annual budget or plan as has been previously delivered pursuant to this paragraph (c) prior to the time that Gleacher was Administrative Agent shall be deemed to be acceptable to the Required Lenders) together with a summary of the material assumptions made in the preparation of such annual budget or plan;

all such financial statements to be complete and correct in all material respects (subject, in the case of interim statements, to the absence of footnotes (except as required by applicable law) and normal recurring year-end audit adjustments) and to be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change, if any, in the application of accounting principles as provided in Section 1.3.

Section 5.2 Certificates; Other Information.

Furnish to the Administrative Agent and each of the Lenders:

(a) concurrently with the delivery of the financial statements referred to in Section 5.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

(b) concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b) above, a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and such certificate shall include the calculations in reasonable detail required to demonstrate the Total Leverage Ratio for purposes of determining the Applicable Percentage and to indicate compliance, to the extent that there are outstanding Extensions of Credit under the Revolving Facility, with Section 5.9 as of the last day of such period;

(c) concurrently with or prior to the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b) above, (i) an updated copy of Schedule 3.12 if the Credit Parties or any of their Subsidiaries have formed or acquired a new Subsidiary since the Effective Date or since Schedule 3.12 was last updated, as applicable and (ii) an updated copy of Schedule 3.16 if the Credit Parties or any of their Restricted Subsidiaries have registered, applied for registration of, acquired or otherwise obtained ownership of any new applications or registrations pertaining to Intellectual Property, or have entered into any license agreements (other than agreements with respect to off-the-shelf software) pertaining to Copyright Licenses, Patent Licenses or Trademark Licenses with respect to which annual payments in excess of $50,000 are made or received, since the Effective Date or since Schedule 3.16 was last updated, as applicable;

(d) promptly upon their becoming available, (i) copies of all reports (other than those otherwise provided pursuant to Section 5.1 and those which are of a promotional nature) and other financial information which the Parent and the Credit Parties send to their shareholders, (ii) copies of all reports and all registration statements and prospectuses, if any, which a Credit Party may make to, or file with, the Securities and Exchange Commission (or any successor or analogous Governmental Authority) or any securities exchange or other private regulatory authority and (iii) all press releases and other statements made available by the Parent or any of the Credit Parties to the public concerning material developments in the business of any of the Credit Parties; provided, that all such deliveries pursuant to this paragraph (d) shall be deemed satisfied if such reports, press releases or other information are readily available from public sources;

(e) concurrently with or prior to the delivery of the financial statements referred to in Sections 5.1(a) above, a certificate containing information regarding the amount of all Asset Dispositions, Debt Issuances, and Equity Issuances that were made during the prior fiscal year and amounts received in connection with any Recovery Event during the prior fiscal year together with a statement demonstrating a calculation of Excess Cash Flow;

(f) promptly upon receipt thereof, a copy or summary of any other report, or “management letter” or similar report submitted by independent accountants to the Credit Parties or any of their Restricted Subsidiaries in connection with any annual, interim or special audit of the books of such Person (to the extent the Credit Parties are authorized to deliver such management letter); and

(g) promptly, such additional financial and other information as the Administrative Agent, on behalf of any Lender, may from time to time reasonably request.

Section 5.3 Payment of Taxes and Other Obligations.

Pay all material taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any material penalty accrues thereon, and all material claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of the Collateral, prior to the time when any material penalty or fine shall be incurred with respect thereto; provided, that no such tax, assessment, charge or claim need be paid if it is being contested in good faith by appropriate proceedings, so long as (a) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefore and (b) in the case of a tax, assessment, charge or claim which has or may become a Lien against any of the Collateral, the Lien is not being enforced by foreclosure or sale of any portion of the Collateral to satisfy such charge or claim.

Section 5.4 Conduct of Business and Maintenance of Existence.

(a) Except as permitted under Section 6.4, continue to engage in business of the same general type as now conducted by it on the Effective Date and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges, licenses, consents, approvals and franchises material to the conduct of its business; provided, however that neither Holdco nor any of its Restricted Subsidiaries shall be required to preserve any such right, privilege, license, consent, approval or franchise if such entity shall determine that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof could not reasonably be expected to result in a Material Adverse Effect.

(b) Comply in all material respects with all Contractual Obligations except to the extent that failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.5 Maintenance of Property; Insurance.

(a) Keep all tangible material property useful and necessary in its business in good working order and condition (ordinary wear and tear and obsolescence excepted).

(b) Maintain with financially sound and reputable insurance companies (i) liability, casualty, property and business interruption insurance (including, without limitation, insurance with respect to its tangible Collateral) in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business and (ii) flood insurance with respect to any Property located in a flood plain to the extent required by law; and in each case furnish to the Administrative Agent, upon the request of the Administrative Agent or the Required Lenders, full information as to the insurance carried. The Administrative Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured (with respect to Collateral only) with respect to any covered loss in excess of $250,000 under any such casualty, property and liability insurance, as applicable, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled, and such policies shall provide that no act or default (other than nonpayment of policy premiums and fees) of the Credit Parties or any of their Restricted Subsidiaries or any other Person shall affect the rights of the Administrative Agent or the Lenders under such policy or policies.

Section 5.6 Inspection of Property; Books and Records; Discussions.

Keep proper books of records and account in which full, true and correct entries in material conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit, during regular business hours and upon reasonable notice by the Administrative Agent, ~~the Administrative Agent~~a third party designated by the Required Lenders (which may include the Administrative Agent or any Lender; provided that if such designee is not the Administrative Agent or a Lender, such designee shall have delivered a confidentiality undertaking to the Company substantially consistent with that given by the Administrative Agent and the Lenders in Section 9.15 (as though such designee were a Lender and which shall permit disclosure to the Administrative Agent, Lenders and Participants)) (or after the occurrence and during the continuance of an Event of Default, any Lender) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, property, assets or financial condition of the Credit Parties or any of their Restricted Subsidiaries with officers and employees of the Credit Parties or any of their Restricted Subsidiaries and with their independent certified public accountants; provided, that so long as no Event of Default has occurred and is continuing, the Credit Parties shall only be required to pay the fees and expenses of a designee of the ~~Administrative Agent~~Required Lenders for one such inspection in any fiscal year.

Section 5.7 Notices.

Give notice in writing to the Administrative Agent (which shall promptly transmit such notice to each Lender) of:

(a) promptly, but in any event within two (2) Business Days after any Responsible Officer of the Company obtains knowledge thereof, the occurrence of any Default or Event of Default;

(b) promptly, any default or event of default under any Contractual Obligation of any Credit Party or any of their Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(c) promptly upon any officer of the Company obtaining knowledge of (i) the institution of, or non-frivolous threat of, any litigation, investigation or proceeding against or affecting Holdco or any of its Restricted Subsidiaries or any property of Holdco or any of its Restricted Subsidiaries not previously disclosed in writing by the Company to Lenders or (ii) any material development in any litigation, investigation or proceeding that, in any case:

(A) if adversely determined, after giving effect to the coverage and policy limits of insurance policies issued to Holdco and its Restricted Subsidiaries, could reasonably be expected to result in a Material Adverse Effect; or

(B~~)(B~~) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the making, securing or repayment of the Credit Party Obligations hereunder or the application of proceeds thereof;

written notice thereof together with such other information as may be reasonably available to the Company to enable Lenders and their counsel to evaluate such matters;

(d) promptly, any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Credit Party which could reasonably be expected to have a Material Adverse Effect;

(e) as soon as possible and in any event within thirty (30) days after any Responsible Officer of the Company obtains knowledge thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC (other than a Permitted Lien) or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or any Credit Party, any

Commonly Controlled Entity or any Multiemployer Plan, with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

(f) promptly, upon any Responsible Officer of the Company obtaining knowledge of any notice of any material violation received by any Credit Party from any Governmental Authority including, without limitation, any notice of material violation of Environmental Laws; and

(g) promptly, any other development or event which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Credit Parties propose to take with respect thereto. In the case of any notice of a Default or Event of Default, the Company shall specify that such notice is a Default or Event of Default notice on the face thereof.

Section 5.8 Environmental Laws.

(a) Except to the extent such failure could not be reasonably expected to have a Material Adverse Effect, comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws;

(b) Except to the extent such failure could not be reasonably expected to have a Material Adverse Effect, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings; and

(c) Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Credit Parties or any of their Restricted Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Credit Party Obligations and all other amounts payable hereunder and termination of the Commitments and the Credit Documents.

Section 5.9 Financial Covenant.

At any time an Extension of Credit is outstanding under the Revolving Facility, maintain a Total Leverage Ratio of less than or equal to 6.5:1.0.

Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made in determining compliance with this Section 5.9, (a) after consummation of any Permitted Acquisition, (i) income statement items and other balance sheet items (whether positive or negative) attributable to the Target acquired in such transaction shall be included in such calculations to the extent relating to such applicable period, subject to adjustments in accordance with Regulation S-X promulgated under the Securities Act or otherwise reasonably acceptable to the Company and the ~~Administrative Agent~~Required Lenders, and (ii) Indebtedness of a Target which is retired in connection with a Permitted Acquisition shall be excluded from such calculations and deemed to have been retired as of the first day of such applicable period and (b) any cash equity contribution (which equity shall be common equity, Qualified Preferred Equity or other equity having terms reasonably satisfactory to the ~~Administrative Agent~~Required Lenders) made to Holdco after the end of a fiscal quarter and on or prior to the day that is ten (10) Business Days after the day on which financial statements are required to be delivered with respect to such fiscal quarter will, at the request of the Company, be included in the calculation of Consolidated EBITDA for the purposes of determining compliance with the financial covenant contained herein at the end of such fiscal quarter (any such equity contribution so included in the calculation of Consolidated EBITDA or applied to reduce Consolidated Indebtedness, a “Specified Equity Contribution”); provided that (i) in each four fiscal quarter period, there shall be at least one fiscal quarter in respect of which no Specified Equity Contribution is made, (ii) in each eight fiscal quarter period, there shall be a period of at least four consecutive fiscal quarters in respect of which no Specified Equity Contribution is made, (iii) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause the Credit Parties to be in compliance with the financial covenant set forth above, (iv) a Specified Equity Contribution shall only be included in the computation of the financial covenant for purposes of determining compliance by the Credit Parties with this Section 5.9 and not for any other purpose under this Agreement (including, without limitation, any determination of the Applicable Percentage) and (v) any Consolidated Indebtedness repaid with the proceeds of a Specified Equity Contribution shall not be deemed repaid for purposes of calculating the Total Leverage Ratio if, for purposes of calculating the Total Leverage Ratio, such Specified Equity Contribution has been included in the calculation of Consolidated EBITDA. Upon the making of a Specified Equity Contribution, the financial covenant in this Section 5.9 shall be recalculated giving effect to the increase in Consolidated EBITDA or reduction in Consolidated Indebtedness. If, after giving effect to such recalculation, Holdco is in compliance with the financial covenant, Holdco shall be deemed to have satisfied the requirements of the financial covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date.

Section 5.10 Additional Guarantors.

The Credit Parties will cause each of their Domestic Subsidiaries (other than Subsidiaries designated as Unrestricted Subsidiaries and transitory merger Subsidiaries), whether newly formed, after acquired or otherwise existing, to promptly (and in any event within thirty (30) days after such Domestic Subsidiary is formed or acquired (or such longer period of time as agreed to by the Administrative Agent in its reasonable discretion)) become a Guarantor hereunder by way of execution of a Joinder Agreement. In connection therewith, the Credit Parties shall give notice to the Administrative Agent not less than ten (10) days prior to creating a Domestic Subsidiary (other than an Unrestricted Subsidiary) (or such shorter period of time as agreed to by the Administrative Agent in its reasonable discretion), or acquiring the Capital Stock of any other Person. The Credit Party Obligations shall be secured by, among other things, a first priority perfected security interest in the Collateral of such new Guarantor and a pledge of 100% of the Capital Stock of such new Guarantor and its Domestic Subsidiaries (other than Unrestricted Subsidiaries) and 66% (or such higher percentage that would not result in material adverse tax consequences for such new Guarantor) of the voting Capital Stock and 100% of the non-voting Capital Stock of its first-tier Foreign Subsidiaries. In connection with the foregoing, the Credit Parties shall deliver to the Administrative Agent, with respect to each new Guarantor to the extent applicable, substantially the same documentation required pursuant to Sections 4.1(b)-(f) and 5.12 and such other documents or agreements as the Administrative Agent or the Required Lenders may reasonably request.

Section 5.11 Compliance with Law.

Comply with all Requirements of Laws and all restrictions imposed by Governmental Authorities applicable to it and its Property if noncompliance with any such Requirement of Law or restriction could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.12 Pledged Assets.

(a) Cause 100% of the Capital Stock in each of its direct or indirect Domestic Subsidiaries (other than Unrestricted Subsidiaries) and 66% of the Capital Stock in each of its first tier Foreign Subsidiaries to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Security Documents or such other security documents as the Administrative Agent or the Required Lenders shall reasonably request.

(b) If, subsequent to the Effective Date, a Credit Party shall acquire a fee interest in any real property with a fair market value in excess of $1,000,000 or any securities, instruments, chattel paper or other personal property and required for perfection to be delivered to the Administrative Agent as Collateral hereunder or under any of the Security Documents, notify the Administrative Agent of same concurrently with the delivery of the next financial statement referred to in Section 5.1(b). Each Credit Party shall, and shall cause each of its Restricted Subsidiaries to, take such action at its own expense as requested by the Administrative Agent or the Required Lenders

(including, without limitation, any of the actions described in Section 4.1(d) or (e) hereof) in accordance with the Security Documents to ensure that the Administrative Agent has a first priority perfected Lien to secure the Credit Party Obligations in (i) all personal property of the Credit Parties located in the United States and (ii) to the extent deemed to be material by the Administrative Agent or the Required Lenders in its or their sole reasonable discretion, all other personal property of the Credit Parties, subject in each case only to Permitted Liens. To the extent any Credit Party acquires real property located in the United States having a fair market value in excess of $1,000,000 after the Effective Date, such Credit Party shall deliver a Mortgage Instrument in form and substance satisfactory to the Administrative Agent granting a perfected Lien upon recording in the appropriate office to secure the Credit Party Obligations. Each Credit Party shall, and shall cause each of its Restricted Subsidiaries to, adhere to the covenants regarding the location of personal property as set forth in the Security Documents.

Section 5.13 Hedging Agreements.

Within ninety (90) days following the Effective Date, cause at least 40% of the aggregate Term Loans then outstanding, and projected to be outstanding, to be hedged pursuant to Hedging Agreements for a term of at least three (3) years with a counterparty and on terms acceptable to the Administrative Agent.

Section 5.14 Covenants Regarding Patents, Trademarks and Copyrights.

(a) Notify the Administrative Agent promptly if it knows that any application, letters patent or registration relating to any Patent, Patent License (to the extent the granting of a security interest therein is not prohibited by any Requirement of Law, contract or otherwise), Trademark or Trademark License (to the extent the granting of a security interest therein is not prohibited by any Requirement of Law, contract or otherwise) of the Credit Parties or any of their Restricted Subsidiaries may become abandoned, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court) regarding any Credit Party’s or any of its Restricted Subsidiary’s ownership of any Patent or Trademark, its right to patent or register the same, or to enforce, keep and maintain the same, or its rights under any Patent License or Trademark License, in each case, if such abandonment, determination or development could reasonably be expected to have a Material Adverse Effect.

(b) Notify the Administrative Agent promptly after it knows of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in any court) regarding any Copyright or Copyright License (to the extent the granting of a security interest therein is not prohibited by any Requirement of Law, contract or otherwise) of the Credit Parties or any of their Restricted Subsidiaries, whether (i) such Copyright or Copyright License may become invalid or unenforceable prior to its expiration or termination, or (ii) any Credit Party’s or any of its Restricted Subsidiary’s ownership of such Copyright, its right to register the same or to enforce, keep and maintain the same, or its rights under such Copyright License, may become affected, in each case, if such adverse determination or development could reasonably be expected to have a Material Adverse Effect.

(c) (i) Concurrently with the delivery of the next financial statement referred to in Section 5.1(b), notify the Administrative Agent of any filing by any Credit Party or any of its Restricted Subsidiaries, either itself or through any agent, employee, licensee or designee (but in no event later than the fifteenth day following such filing), of any application for registration of any Intellectual Property with the United States Copyright Office or United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof.

(ii) Concurrently with the delivery of the next financial statement referred to in Section 5.1(b), provide the Administrative Agent and its counsel a complete and correct list of all registrations and applications pertaining to Intellectual Property owned by the Credit Parties or any of their Restricted Subsidiaries and all license agreements (other than agreements with respect to off-the-shelf software) pertaining to Copyright Licenses, Patent Licenses and Trademark Licenses of the Credit Parties or any of their Restricted Subsidiaries with respect to which annual payments in excess of $50,000 are made or received, in each case that have not been set forth as annexes of such documents and instruments showing all filings and recordings for the protection of the security interest of the Administration Agent therein pursuant to the agreements of the United States Patent and Trademark Office or the United States Copyright Office.

(iii) Upon request of the Administrative Agent or the Required Lenders, execute and deliver any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest in the Intellectual Property and the general intangibles referred to in clauses (i) and (ii), including, without limitation, the goodwill of the Credit Parties and their Restricted Subsidiaries relating thereto or represented thereby (or such other Intellectual Property or the general intangibles relating thereto or represented thereby as the Administrative Agent or the Required Lenders may reasonably request).

(d) Take all necessary actions, including, without limitation, in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain each item of Intellectual Property of the Credit Parties and their Restricted Subsidiaries, including, without limitation, payment of maintenance fees, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings, except where failure to take such actions could not reasonably be expected to have a Material Adverse Effect.

(e) In the event that any Credit Party becomes aware that any Intellectual Property is infringed, misappropriated or diluted by a third party in any material respect,

notify the Administrative Agent promptly after it learns thereof and, unless the Credit Parties shall reasonably determine that such Intellectual Property is not material to the business of the Credit Parties and their Restricted Subsidiaries taken as a whole, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as the Credit Parties shall reasonably deem appropriate under the circumstances to protect such Intellectual Property.

Section 5.15 Credit Facility Ratings.

Cause the credit facilities set forth in this Credit Agreement to be rated by each of Moody’s and S&P.

Section 5.16 Public/Private Designation.

Cooperate with the reasonable requests of the Administrative Agent or the Required Lenders in connection with the publication of certain materials and/or information provided by or on behalf of the Credit Parties to the Administrative Agent and Lenders (collectively, “Information Materials”) pursuant to Article V hereof (including Sections 5.1, 5.2 and 5.7) and designate Information Materials (a) that are either available to the public or not material with respect to the Company and its Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not Public Information as “Private Information”.

Section 5.17 Post-Closing Covenants; Further Assurances.

(a) Within thirty (30) days after the Effective Date (or such extended period of time as agreed to by the Administrative Agent), the Credit Parties shall deliver to the Administrative Agent replacement stock certificates and corresponding stock powers with respect to each stock certificate delivered on the Effective Date pursuant to Section 4.1(d)(iv) that does not accurately reflect the legal name of the issuer or the owner of such stock certificate on the Effective Date.

(b) Within ninety (90) days after the Effective Date (or such extended period of time as agreed to by the Administrative Agent), to the extent reasonably required by the Administrative Agent, the Credit Parties shall provide evidence reasonably satisfactory to the Administrative Agent that all material chain of title issues (including unreleased filings related to Liens that have previously been terminated) with respect to the Intellectual Property of the Credit Parties registered with the United States Patent and Trademark Office have been corrected in the appropriate records of the United States Patent and Trademark Office.

(c) Within ten (10) days after the Effective Date (or such extended period of time as agreed to by the Administrative Agent), the Credit Parties shall deliver to the Administrative Agent copies of the articles of incorporation of the Acquired Company, certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state of California.

(d) Within thirty (30) days after the Effective Date (or such extended period of time as agreed to by the Administrative Agent), the Credit Parties shall deliver insurance certificates reasonably satisfactory to the Administrative Agent as required by Section 4.1(f) hereof with respect to each insurance policy reflected on Schedule 3.24 as reasonably requested by the Administrative Agent.

(e) Upon the reasonable request of the Administrative Agent or the Required Lenders, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Secured Parties, Liens on the Collateral that are duly perfected in accordance with the requirements of, or the obligations of the Credit Parties under, the Credit Documents and all applicable Requirements of Law.

ARTICLE VI

NEGATIVE COVENANTS

The Credit Parties hereby covenant and agree that on the Effective Date, and thereafter for so long as this Credit Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Credit Party Obligations (other than Unasserted Obligations) owing to the Administrative Agent or any Lender hereunder are paid in full, that:

Section 6.1 Indebtedness.

(a) The Credit Parties shall not, and shall not cause or permit any of their Restricted Subsidiaries to, create, issue, incur, assume, guarantee or otherwise, in any manner become directly or indirectly liable for the payment of, or otherwise incur, contingently or otherwise, any Indebtedness, unless after giving effect to such Indebtedness on a Pro Forma Basis, the Credit Parties and their Restricted Subsidiaries will be in compliance with the Incurrence Test.

(b) Notwithstanding the foregoing, the Credit Parties and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each of the following:

(i) Indebtedness arising or existing under this Credit Agreement and the other Credit Documents;

(ii) Indebtedness of the Credit Parties and their Restricted Subsidiaries existing as of the Effective Date as referenced in the financial statements referenced in Section 3.1 (and set out more specifically in Schedule 6.1(b)) hereto and renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension;

(iii) Indebtedness and obligations owing under Secured Hedging Agreements and other Hedging Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

(iv) Guaranty Obligations in respect of Indebtedness of a Credit Party to the extent such Indebtedness is permitted to exist or be incurred pursuant to this Section 6.1;

(v) unsecured intercompany Indebtedness among the Credit Parties and their Subsidiaries and joint ventures to the extent permitted pursuant to Section 6.5; provided, that (A) a security interest in all such intercompany Indebtedness owed to a Credit Party shall have been granted to Administrative Agent for the benefit of Lenders and (B) if such intercompany Indebtedness is evidenced by a promissory note or other instrument, such promissory note or instrument shall have been pledged to Administrative Agent pursuant to the Security Documents;

(vi) Indebtedness arising from agreements providing for indemnification and purchase price adjustment obligations or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of any Credit Party or its Restricted Subsidiaries pursuant to such agreements, in connection with Asset Dispositions, other sales of assets or Permitted Acquisitions;

(vii) Indebtedness incurred in respect of workers’ compensation claims or self-insurance obligations of Holdco and its Restricted Subsidiaries in the ordinary course of business;

(viii) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(ix) Indebtedness representing deferred compensation to employees of any Credit Party and its Restricted Subsidiaries incurred in the ordinary course of business;

(x) Indebtedness incurred under credit cards issued to employees, agents, officers, directors or other Affiliates of any Credit Party or its Restricted Subsidiaries in the ordinary course of business;

(xi) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts; and

(xii) other Indebtedness of which does not exceed $10,000,000 in the aggregate at any time outstanding.

Section 6.2 Liens.

The Credit Parties will not, nor will they permit any Restricted Subsidiary to, contract, create, incur, assume or permit to exist any Lien with respect to any of their respective property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens. Notwithstanding the foregoing, if a Credit Party shall grant a Lien on any of its assets in violation of this Section 6.2, then it shall be deemed to have simultaneously granted an equal and ratable Lien on any such assets in favor of the Administrative Agent for the benefit of the Lenders.

Section 6.3 Nature of Business.

From and after the Effective Date, the Credit Parties shall not, and shall not permit any of their Restricted Subsidiaries to, engage in any material business other than (a) the businesses engaged in by the Credit Parties and their Restricted Subsidiaries on the Effective Date and businesses reasonably related thereto and reasonable extensions thereof and (b) other related media businesses.

Section 6.4 Consolidation, Merger, Sale or Purchase of Assets, etc.

The Credit Parties will not, nor will they permit any Restricted Subsidiary to,

(a) dissolve, liquidate or wind up its affairs, or sell, transfer, lease or otherwise dispose of its property or assets or agree to do so at a future time, except the following, without duplication, shall be expressly permitted:

(i) any Restricted Subsidiary of the Company may be liquidated, wound up or dissolved, and all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of to any Credit Party;

(ii) (A) the sale, transfer, lease or other disposition of inventory and materials in the ordinary course of business and (B) the conversion of cash into Cash Equivalents and Cash Equivalents into cash;

(iii) Recovery Events;

(iv) the sale, lease, transfer or other disposition of machinery, parts and equipment no longer used or useful in the conduct of the business of the Credit Parties or any of their Restricted Subsidiaries;

(v) the sale, lease or transfer of property or assets from a Credit Party to another Credit Party;

(vi) in order to resolve disputes that occur in the ordinary course of business, Holdco and its Restricted Subsidiaries may discount or otherwise compromise for less than the face value thereof, notes or accounts receivable;

(vii) Holdco and its Restricted Subsidiaries may sell or dispose of shares of Capital Stock of any of its Subsidiaries in order to qualify members of the Governing Body of such Subsidiary if required by applicable law;

(viii) the grant by Holdco or any of its Restricted Subsidiaries in the ordinary course of business of a license to any Person for the use of any Intellectual Property owned by Holdco or any of its Restricted Subsidiaries;

(ix) the unwinding of any derivative instruments or agreements;

(x) the sale or disposition of Investments under clauses (f), (j), (k) and (n) of the definition of Permitted Investments (other than Investments received in connection with any Asset Disposition permitted by subsection (xv) below);

(xi) the sublease of any real or personal property in the ordinary course of business;

(xii) sales, assignments, transfers or dispositions of accounts receivable in the ordinary course of business for purposes of collection;

(xiii) ~~the sale of the real property and improvements located at 9 Long Pond Road, Plymouth, Massachusetts; provided that if such sale is not consummated within ninety (90) days after the Effective Date, the applicable Credit Party shall execute and deliver to the Administrative Agent an amendment to the Mortgage Instrument with respect to such property in form and substance reasonably satisfactory to the Administrative Agent;~~ [Intentionally Omitted];

(xiv) the sale, lease or transfer of any property or assets acquired pursuant to a Permitted Acquisition or contributed to a Credit Party by the Parent at any time after the Effective Date; or

(xv) sales of revenue-producing assets (or of all of the outstanding Capital Stock of a Subsidiary that owns such assets):

(A) to the extent the Attributable Revenues of all such assets (and Subsidiaries) transferred in all such asset sales during any period of 365 consecutive days does not exceed 16.5% of Pro Forma Revenues for the most recent four fiscal quarter period for which Pro Forma Revenues can then be determined; provided that (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof and (2) the proceeds of such asset sales shall be applied as required by subsection 2.9(b)(iii); or

(B) to the extent the Attributable Revenues of all assets (and Subsidiaries) transferred in all such asset sales during any period of 365 consecutive days exceeds 16.5% but does not exceed 33% of Pro Forma Revenues for the most recent four fiscal quarter period for which Pro Forma Revenues can then be determined; provided that (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof, (2) the consideration received in connection with all asset sales made pursuant to this clause (B), when added to the consideration received in connection with all asset sales made pursuant to clause (A) above, shall be not less than a multiple of 7 times the Attributable EBITDA of all assets (and Subsidiaries) transferred in all such asset sales in the aggregate during such 365-day period and (45) the proceeds of such asset sales shall be applied as required by subsection 2.9(b)(iii);

provided that after giving effect to any Asset Disposition pursuant to clause (xv) above, (1) to the extent that there are Extensions of Credit outstanding under the Revolving Facility, the Credit Parties shall be in compliance on a Pro Forma Basis with the financial covenant set forth in Section 5.9 hereof, recalculated for the most recently ended month for which information is available, and (2) no Default or Event of Default shall exist or shall result therefrom; provided, further, that with respect to sales of assets permitted hereunder only, the Administrative Agent shall be entitled, without the consent of the Required Lenders, to release its Liens relating to the particular assets sold; or

(b) (i) purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) the property or assets of any Person, other than (A) Permitted Acquisitions and (B) except as otherwise limited or prohibited herein, purchases or other acquisitions of inventory, materials, property and equipment in the ordinary course of business, or (ii) enter into any transaction of merger or consolidation, except for (A) Investments or acquisitions permitted pursuant to Section 6.5, (B) the merger or consolidation of a Credit Party with and into another Credit Party; provided that (1) if a Borrower is a party thereto, such Borrower will be the surviving entity (other than in respect of any such transaction between two or more Borrowers, in which case one such Borrower shall be the surviving entity; provided that (x) such surviving Borrower hereby agrees to assume and be directly liable for all Credit Party Obligations of the Borrower that is merged with and into it upon the consummation of such merger and (y) if the Company is one of the Borrowers involved in the merger, it shall be the surviving entity) and (2) if the Company is a party thereto, the Company will be the surviving entity, (C) the merger or consolidation of a Subsidiary that is not a Credit Party with and into a Credit Party; provided, that such Credit Party will be the surviving entity and (D) the merger or consolidation of a Subsidiary that is not a Credit Party with and into a Subsidiary that is not a Credit Party.

Section 6.5 Advances, Investments and Loans.

The Credit Parties will not, nor will they permit any Restricted Subsidiary to, make any Investment except for Permitted Investments.

Section 6.6 Transactions with Affiliates.

The Credit Parties will not, nor will they permit any Restricted Subsidiary to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate (other than a Credit Party) other than: (a) on terms and conditions that are less favorable as would be obtainable in a comparable arm’s-length transaction with a Person other than an officer, director, shareholder or Affiliate; (b) Restricted Payments specifically permitted by Section 6.10; and (c) reasonable and customary fees, expense reimbursement and indemnities paid to members of the Governing Bodies of Holdco and its Restricted Subsidiaries.

Section 6.7 Ownership of Subsidiaries; Restrictions.

The Credit Parties will not, nor will they permit any Restricted Subsidiary to, create, form or acquire any Subsidiaries, except for Unrestricted Subsidiaries and Domestic Subsidiaries that are joined as Additional Credit Parties as required by the terms hereof. The Credit Parties will not sell, transfer, pledge or otherwise dispose of any Capital Stock or other equity interests in any of their Subsidiaries, nor will they permit any of their Restricted Subsidiaries to issue, sell, transfer, pledge or otherwise dispose of any of their Capital Stock or other equity interests, except in a transaction permitted by Section 6.4.

Section 6.8 Corporate Changes; Accounting Methods.

No Credit Party will, nor will it permit any of its Restricted Subsidiaries to, (a) change its fiscal year (unless changing it to a calendar fiscal year), (b) amend, modify or change its articles of incorporation, certificate of designation (or corporate charter or other similar organizational document) operating agreement or bylaws (or other similar document) in any respect materially adverse to the interests of the Lenders without the prior written consent of the Required Lenders, (c) change its state of incorporation, organization or formation, without giving the Administrative Agent at least thirty (30) days’ prior notice of such action to, or have more than one state of incorporation, organization or formation or (d) materially change its accounting method (except in accordance with GAAP) in any manner materially adverse to the interests of the Lenders without the prior written consent of the Required Lenders.

Section 6.9 Limitation on Restricted Actions.

The Credit Parties will not, nor will they permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) applicable law, (iii) any document or instrument governing purchase money Indebtedness or Capital Leases permitted by Section 6.1; provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (iv) any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (v) any agreement relating to permitted Indebtedness incurred by a Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by a Credit Party or its Restricted Subsidiary and outstanding on such acquisition date or (vi) customary restrictions on subletting or assigning leasehold interests of a Credit Party or a Restricted Subsidiary.

Section 6.10 Restricted Payments.

The Credit Parties will not, nor will they permit any Restricted Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except the following:

(a) the Credit Parties may make Restricted Payments payable solely in shares of Capital Stock of such Person (except preferred Capital Stock that is not Qualified Preferred Equity);

(b) the Credit Parties may make dividends or other distributions payable to a Credit Party (directly or indirectly through its Subsidiaries);

(c) Holdco may make Restricted Payments to the Parent, the proceeds of which shall be used to (i) pay operating expenses and other corporate overhead costs and expenses of the Parent, in each case which are reasonable and customary and incurred in the ordinary course of business or (ii) pay expenses of the Parent incurred in connection with any offering of securities of the Parent (whether or not successful);

(d) any Credit Party and Restricted Subsidiary may make Restricted Payments to the Parent for taxes paid or payable by the Parent to the extent of the amount that such Credit Party or Restricted Subsidiary would be required to pay in respect to taxes were it to pay such taxes as a stand-alone taxpayer;

(e) any Credit Party and any Restricted Subsidiary may make additional Restricted Payments so long as, after giving effect to any such Restricted Payment on a Pro Forma Basis, (i) the Fixed Charge Coverage Ratio is equal to or greater than 1.0:1.0 and (ii) the Credit Parties and their Restricted Subsidiaries would be able to incur at least $1 of additional Indebtedness and be in compliance with the Incurrence Test, in each case as demonstrated in an officer’s certificate delivered to the Administrative Agent containing reasonably detailed calculations thereof, satisfactory to the ~~Administrative Agent~~Required Lenders; and

(f) any Credit Party and any Restricted Subsidiary may make Restricted Payments to the Parent with proceeds from any Asset Disposition permitted pursuant to Section 6.4(a)(xiv), to the extent such proceeds are (i) not required to be used to prepay the Loans and/or cash collateralize the LOC Obligations pursuant to Section 2.9(b)(iii) and (ii) used by the Parent to prepay the Parent Acquisition Facilities.

Notwithstanding the foregoing, any Restricted Payments made to the Parent from any Credit Party shall be reduced by any Investments made pursuant to clause (l) of the definition of “Permitted Investments”.

Section 6.11 Amendment to Subordinated Debt.

No Credit Party will, nor will any Credit Party permit any Restricted Subsidiary to, amend, modify, waive or extend or permit the amendment, modification, waiver or extension of any term of any document governing or relating to any Subordinated Debt in a manner that is materially adverse to the interests of the Lenders.

Section 6.12 Sale Leasebacks.

The Credit Parties will not, nor will they permit any Restricted Subsidiary to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which any Credit Party or any Restricted Subsidiary has sold or transferred or is to sell or transfer to a Person which is not a Credit Party or a Restricted Subsidiary or (b) which any Credit Party or any Restricted Subsidiary intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by a Credit Party or a Restricted Subsidiary to another Person which is not a Credit Party or a Restricted Subsidiary in connection with such lease; provided, that the Credit Parties and their Restricted Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that the Credit Party or any of its Restricted Subsidiaries would be permitted to enter into, and remain liable under, such lease to the extent that the transaction would be permitted under Section 6.1, assuming the sale and leaseback constituted Indebtedness in a principal amount equal to the gross proceeds of the sale.

Section 6.13 No Further Negative Pledges.

The Credit Parties will not, nor will they permit any Restricted Subsidiary to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon any of their properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (a) pursuant to this Credit Agreement and the other Credit Documents, (b) pursuant to any document or instrument governing purchase money Indebtedness or Capital Leases permitted pursuant to Section 6.1; provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (c) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (d) specific property to be sold pursuant to an executed agreement with respect to a permitted Asset Disposition, and (e) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be).

Section 6.14 Account Control Agreements; Additional Accounts.

Each of the Credit Parties will not, nor will it permit any Restricted Subsidiary to, open, maintain or otherwise have any checking, savings or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than (a) demand deposit accounts and securities accounts that are subject to an Account Control Agreement, (b) other demand deposit accounts established after the Effective Date solely as (i) payroll, (ii) 401(k) and other retirement plans and employee benefits including rabbi trusts for deferred compensation, (iii) health care benefits and (iv) escrow arrangements (e.g., environmental and indemnity amounts) and other zero balance accounts or for which (i) any Credit Party or any Restricted Subsidiary, the depository bank and the Administrative Agent have entered into a cash collateral agreement specifically negotiated among such Credit Party or Restricted Subsidiary, the depository bank and the Administrative Agent for the specific purpose set forth therein or (ii) the Administrative Agent is the depository bank and (c)other deposit accounts and securities accounts, so long as at any time the aggregate balance (including the fair market value of any investment property) in all such accounts does not exceed $5,000,000.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.1 Events of Default.

An Event of Default shall exist upon the occurrence of any of the following specified events (each an, “Event of Default”):

(a) Payment. (i) The Borrowers shall fail to pay any principal on any Loan when due in accordance with the terms hereof; or (ii) the Borrowers shall fail to reimburse the Issuing Lender for any LOC Obligations when due in accordance with the terms hereof; or (iii) the Borrowers shall fail to pay any interest on any Loan or any fee or other amount payable hereunder when due in accordance with the terms hereof and such failure shall continue unremedied for five (5) days; or (iv) or any Credit Party shall fail to pay on the Guaranty in respect of any of the foregoing or in respect of any other Guaranty Obligations hereunder (after giving effect to the grace period in clause (iii)); provided that the failure by the Borrowers or any other Credit Party to pay or reimburse any principal, interest, fee or other amount payable hereunder to the Issuing Lender, any Revolving Lender or the Administrative Agent on behalf of the Issuing Lender or any

Revolving Lender shall not constitute an Event of Default with respect to the Term Loan unless the Required Revolving Lenders or the Administrative Agent on behalf of the Required Revolving Lenders exercise any remedy pursuant to the terms of Section 7.2 and/or the Revolving Commitments are terminated and the outstanding Revolving Loans and LOC Obligations are accelerated as a result of such non-payment in accordance with the terms of Section 7.2; or

(b) Misrepresentation. Any representation or warranty made or deemed made herein, in the Security Documents or in any of the other Credit Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Credit Agreement shall (i) with respect to representations and warranties that contain a materiality qualifier prove to have been incorrect, false or misleading and (ii) with respect to any representations and warranties that do not contain a materiality qualifier, prove to have been incorrect, false or misleading in any material respect, in each case on or as of the date made or deemed made; or

(c) Covenant Default. (i) Any Credit Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Sections 5.4 (with respect to maintaining the existence, rights and franchises of Holdco and the Company), 5.7, 5.9, 5.13 or Article VI hereof; provided that any breach by a Credit Party of the Financial Covenant shall only constitute an Event of Default with respect to the Revolving Facility and shall not constitute an Event of Default with respect to the Term Loan unless the Required Revolving Lenders or the Administrative Agent on behalf of the Required Revolving Lenders exercise any remedy pursuant to the terms of Section 7.2 and/or the Revolving Commitments are terminated and the outstanding Revolving Loans and LOC Obligations are accelerated as a result of such breach in accordance with the terms of Section 7.2; or (ii) any Credit Party shall fail to comply with any other covenant contained in this Credit Agreement or the other Credit Documents or any other agreement, document or instrument among any Credit Party, the Administrative Agent and the Lenders or executed by any Credit Party in favor of the Administrative Agent or the Lenders (other than as described in Sections 7.1(a) or 7.1(c)(i) above), and such breach or failure to comply is not cured within thirty (30) days of its occurrence; or

(d) Debt Cross-Default. (i) Any Credit Party shall default in any payment of principal of or interest on any Indebtedness (other than the Loans, Reimbursement Obligations and the Guaranty) in a principal amount outstanding of at least $10,000,000 for the Credit Parties and any of their Restricted Subsidiaries in the aggregate beyond any applicable grace period (not to exceed thirty (30) days), if any, provided in the instrument or agreement under which such Indebtedness was created; (ii) any Credit Party shall default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Loans, Reimbursement Obligations and the Guaranty) in a principal amount outstanding of at least $10,000,000 in the aggregate for the Credit Parties and their Restricted Subsidiaries or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or (iii) any Credit Party shall breach or default any Secured Hedging Agreement and such breach or default shall not have been remedied or waived within thirty (30) days; provided that any default by a Credit Party of any such Indebtedness shall only constitute an Event of Default with respect to the Revolving Facility and shall not constitute an Event of Default with respect to the Term Loan unless the Required Revolving Lenders or the Administrative Agent on behalf of the Required Revolving Lenders exercise any remedy pursuant to the terms of Section 7.2 as a result of such default and/or such Indebtedness becomes due prior to its stated maturity as a result of such default; or

(e) Bankruptcy Default. (i) A Credit Party or any of its Restricted Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or a Credit Party or any of its Restricted Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against a Credit Party or any of its Restricted Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against a Credit Party or any of its Restricted Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of their assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) a Credit Party or any of its Restricted Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii), or (iii) above; or (v) a Credit Party or any of its Restricted Subsidiaries shall generally not, or shall be unable to, or shall admit in writing their inability to, pay its debts as they become due; or

(f) Judgment Default. One or more judgments or decrees shall be entered against a Credit Party or any of its Restricted Subsidiaries involving in the aggregate a liability (to the extent not covered by insurance) of $10,000,000 or more and all such judgments or decrees shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof or any injunction, temporary restraining order or similar decree shall be issued against a Credit Party or any of its Subsidiaries that, individually or in the aggregate, could result in a Material Adverse Effect; or

(g) ERISA Default. To the extent any of the following results in a Material Adverse Effect, (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan (other than a Permitted Lien) shall arise on the assets of the Credit Parties or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee could reasonably result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or (v) a Credit Party, any of its Restricted Subsidiaries or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Multiemployer Plan; or

(h) Change of Control. There shall occur a Change of Control; or

(i) Invalidity of Guaranty. At any time after the execution and delivery thereof, the Guaranty, for any reason other than the satisfaction in full of all Credit Party Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, or any Credit Party shall contest the validity or enforceability of the Guaranty or any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by the Lenders, under any Credit Document to which it is a party; or

(j) Invalidity of Credit Documents. Any other Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby (except as such documents may be terminated or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive), or any Credit Party shall contest, in writing, the validity or enforceability of any Lien granted to the Administrative Agent for the benefit of the Lenders or any Lien shall fail to be a first priority, perfected Lien on a material portion of the personal property Collateral; or

(k) Subordinated Debt. The subordination provisions contained in any Subordinated Debt shall cease to be in full force and effect or to give the Lenders the rights, powers and privileges purported to be created thereby; or the Credit Party Obligations shall cease to be classified as “Senior Indebtedness,” “Designated Senior Indebtedness” or any similar designation under any Subordinated Debt instrument, in each case except to the extent such Subordinated Debt, if classified as a type of Indebtedness other than Subordinated Debt, would be permitted by the terms of Section 6.1.

Section 7.2 Acceleration; Remedies.

Upon the occurrence and during the continuance of an Event of Default, then, and in any such event:

(a) if such event is an Event of Default specified in Section 7.1(e) above, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon), and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall immediately become due and payable;

(b) if such event is an Event of Default specified in Section 7.1(a), (c) or (d) that only applies to the Revolving Facility in accordance with the terms thereof, any or all of the following actions may be taken:

(i) with the written consent of the Required Revolving Lenders, the Administrative Agent may, or upon the written request of the Required Revolving Lenders, the Administrative Agent shall, declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate;

(ii) with the written consent of the Required Revolving Lenders, the Administrative Agent may, or upon the written request of the Required Revolving Lenders, the Administrative Agent shall, declare the Revolving Loans~~, Swingline Loans~~ and LOC Obligations (with accrued interest on any of the foregoing) and all other amounts owing under this Credit Agreement and the Revolving Notes with respect to the Revolving Facility to be due and payable forthwith and direct the Borrowers to pay to the Administrative Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit an amount equal to the maximum amount of which may be drawn under Letters of Credit then outstanding, whereupon the same shall immediately become due and payable; and/or

(iii) with the written consent of the Required Revolving Lenders, the Administrative Agent may, or upon the written request of the Required Revolving Lenders, the Administrative Agent shall, exercise such other rights and remedies as provided under the Credit Documents and under applicable law;

provided that if the Administrative Agent exercises any remedy pursuant to this subsection (b), ~~(A)~~ the Required ~~Initial~~ Term Loan Lenders shall have the right to direct in writing the Administrative Agent to exercise any such remedy with respect to the ~~Initial Term Loan, (B) the Required Add-On Term Loan Lenders shall have the right to direct in writing the Administrative Agent to exercise any such remedy with respect to the Add-On Term Loan and (C) the Required Delayed Draw Term Loan Lenders shall have the right to direct in writing the Administrative Agent to exercise any such remedy~~

~~with respect to the Delayed Draw Term Loan Commitment and Delayed Draw~~ Term Loan; and

(c) if such event is any other Event of Default (including, without limitation, any Event of Default under Section 7.1(a), (c) or (d) that applies to the Revolving Facility and the Term Loan), any or all of the following actions may be taken:

(iv) with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate;

(v) with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, declare the Loans (with accrued interest thereon) and all other amounts owing under this Credit Agreement and the Notes to be due and payable forthwith and direct the Borrowers to pay to the Administrative Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit an amount equal to the maximum amount of which may be drawn under Letters of Credit then outstanding, whereupon the same shall immediately become due and payable; and/or

(vi) with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, exercise such other rights and remedies as provided under the Credit Documents and under applicable law.

Notwithstanding anything contained in the preceding provisions of this Section 7.2, if at any time within sixty (60) days after an acceleration of the Loans pursuant to such paragraph the Borrowers shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Defaults and Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 9.1, then the Required Lenders, by written notice to the Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Default or Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Required Lenders and are not intended, directly or indirectly, to benefit the Company, and such provisions shall not at any time be construed so as to grant the Company the right to require the Lenders to rescind or annul any acceleration hereunder or to preclude the Administrative Agent or the Lenders from exercising any of the rights or remedies available to them under any of the Credit Documents, even if the conditions set forth in this paragraph are met.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Section 8.1 Appointment.

Each Lender hereby irrevocably designates and appoints ~~Wachovia~~Gleacher as the Administrative Agent of such Lender under this Credit Agreement and the other Credit Documents, and each such Lender irrevocably authorizes ~~Wachovia~~Gleacher, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Credit Agreement and the other Credit Documents, together with such other actions and powers as are reasonably incidental thereto. Each Lender acknowledges that the Credit Parties may rely on each action taken by the Administrative Agent on behalf of the Lenders hereunder. Notwithstanding any provision to the contrary elsewhere in this Credit Agreement or the other Credit Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no fiduciary or other implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or the other Credit Documents or otherwise exist against the Administrative Agent, regardless of whether a Default has occurred and is continuing.

Section 8.2 Delegation of Duties.

The Administrative Agent may execute any of its duties and exercise any of its rights under this Credit Agreement and the other Credit Documents by or through one or more agents or attorneys-in-fact appointed by it and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent and any such agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such agent and to the Related Parties of the Administrative Agent and any such agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Without limiting the foregoing, the Administrative Agent may appoint one of its affiliates as its agent to perform the functions of the Administrative Agent hereunder relating to the advancing of funds to the Borrowers and distribution of funds to the Lenders and to perform such other related functions of the Administrative Agent hereunder as are reasonably incidental to such functions.

Section 8.3 Exculpatory Provisions.

Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Credit Agreement and the other Credit Documents (except for its or such Person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Credit Agreement or any of the other Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Credit Agreement or any of the other Credit Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Credit Documents or for any failure of any Credit Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance by any Credit Party of any of the agreements contained in, or conditions of, this Credit Agreement or any of the other Credit Documents, or to inspect the properties, books or records of any Credit Party.

Section 8.4 Reliance by Administrative Agent.

(a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document (including any electronic message, Internet or intranet website posting or other distribution) or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made or authenticated by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless an executed Assignment Agreement has been filed with the Administrative Agent pursuant to Section 9.6(c) with respect to the Loans evidenced by such Note. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Credit Documents in accordance with a request of the Required Lenders or all of the Lenders, as may be required under this Credit Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

(b) For purposes of determining compliance with the conditions specified in Section 4.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

Section 8.5 Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Company referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders~~; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Credit Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be~~ or approved or consented to by the Required Lenders. The foregoing sentence is intended solely to define the relationship between the Lenders and the Administrative Agent and shall not create any limitation on the ability of the Administrative Agent vis-à-vis the Credit Parties to exercise its rights and remedies under the Credit Documents and shall not afford any right to, or constitute a defense available to, any Credit Party.

Section 8.6 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, assets or financial condition and creditworthiness of the Borrowers or any other Credit Party and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, assets or financial condition and creditworthiness of the Borrowers and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, assets or financial condition or creditworthiness of the Borrowers or any other Credit Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

Section 8.7 Indemnification.

The Lenders agree to indemnify the Administrative Agent, the Issuing Lender and their Affiliates and their respective officers, directors, agents and employees (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective ~~Revolving Commitment~~Lender Percentages in effect on the date on which indemnification is sought under this Section, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Credit Party Obligations) be imposed on, incurred by or asserted against any such indemnitee in any way relating to or arising out of any Credit Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such indemnitee under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from such indemnitee’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction. The agreements in this Section 8.7 shall survive the termination of this Credit Agreement and payment of the Notes and all other amounts payable hereunder.

Section 8.8 Administrative Agent in Its Individual Capacity.

The Person serving as the Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though the ~~Administrative Agent~~it were not the Administrative Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Person serving as the Administrative Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Person serving as the Administrative Agent in its individual capacity.

Section 8.9 Successor Administrative Agent.

The Administrative Agent may resign as Administrative Agent upon thirty (30) days’ prior notice to the Company and the Lenders. In addition, the Administrative Agent may be removed by the Required Lenders upon thirty (30) days’ prior notice to the Administrative Agent, the Company and the Lenders. If the Administrative Agent shall resign or be removed as Administrative Agent under this Credit Agreement and the ~~Notes~~other Credit Documents or if the Administrative Agent enters or becomes subject to receivership, then the Required Lenders shall appoint ~~from among the Lenders~~ a successor agent for the Lenders, which successor agent shall be approved by the Company with such approval not to be unreasonably withheld (provided, however if an Event of Default shall exist at such time, no approval of the Company shall be required hereunder), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Credit Agreement or any holders of the Notes. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 8.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement and the other Credit Documents.

Section 8.10 Nature of Duties.

Except as otherwise expressly stated herein, any agent (other than the Administrative Agent) or co-lead arranger listed from time to time on the cover page of this Credit Agreement shall have no obligations, responsibilities or duties under this Credit Agreement or under any other Credit Document other than obligations, responsibilities and duties applicable to all Lenders in their capacity as Lenders; provided, however, that such agents and co-lead arrangers shall be entitled to the same rights, protections, exculpations and indemnifications granted to the Administrative Agent under this Article VIII in their capacity as an agent or co-lead arranger.

Section 8.11 Releases.

The Administrative Agent will release any Guarantor and any Lien on any Collateral, which is sold as permitted by the Credit Agreement or as otherwise permitted by the Lenders or Required Lenders, as applicable.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Amendments, Waivers and Release of Collateral.

Neither this Credit Agreement nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, supplemented, waived or modified (by amendment, waiver, consent or otherwise) except in accordance with the provisions of this Section nor may Collateral be released except as specifically provided herein or in the Security Documents or in accordance with the provisions of this Section 9.1. The Required Lenders may or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Credit Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or (b) waive or consent to the departure from, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Credit Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such amendment, supplement, modification, release, waiver or consent shall:

(i) reduce the amount or extend the scheduled date of maturity of any Loan or Note or any installment thereon, or reduce the stated rate of any interest or fee payable hereunder (except in connection with a waiver of interest at the increased post-default rate set forth in Section 2.10 which shall be determined by a vote of the Required Lenders) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby; provided that, it is understood and agreed that (A) no waiver, reduction or deferral of a mandatory prepayment required pursuant to Section 2.9(b), nor any amendment of Section 2.9(b) or the definitions of Asset Disposition, Debt Issuance, Equity Issuance, Excess Cash Flow, or Recovery Event, shall constitute a reduction of the amount of, or an extension of the scheduled date of, the scheduled date of maturity of, or any installment of, any Loan or Note, (B) any reduction in the stated rate of interest on Revolving Loans shall only require the written consent of each Lender holding a Revolving Commitment, (C) any reduction in the stated rate of interest on the Initial Term Loan shall only require the written consent of each Lender holding a portion of the outstanding Initial Term Loan and (D) any reduction in the Ticking Fee or the stated rate of interest on the Delayed Draw Term Loan shall only require the written consent of each Lender holding a portion of the outstanding Delayed Draw Term Loan; or

(ii) amend, modify or waive any provision of this Section 9.1 or reduce the percentage specified in the definition of Required Lenders, without the written consent of all the Lenders; or

(iii) release any Borrower or all or substantially all of the Guarantors from obligations under the Guaranty, without the written consent of all of the Lenders and Hedging Agreement Providers; or

(iv) release all or substantially all of the Collateral without the written consent of all of the Lenders and Hedging Agreement Providers; or

(v) subordinate the Loans to any other Indebtedness without the written consent of all of the Lenders; or

(vi) permit a Letter of Credit to have an original expiry date more than twelve (12) months from the date of issuance without the consent of each of the Revolving Lenders; provided, that the expiry date of any Letter of Credit may be extended in accordance with the terms of Section 2.4(a); or

(vii) permit any Borrower to assign or transfer any of its rights or obligations under this Credit Agreement or other Credit Documents without the written consent of all of the Lenders; or

(viii) amend Section 2.9(b)(vii) or Section 2.13 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; or

(ix) amend, modify or waive any provision of the Credit Documents requiring consent, approval or request of the Required Lenders or all Lenders without the written consent of the Required Lenders or all the Lenders as appropriate; or

(x) amend, modify or waive any provision of the Credit Documents affecting the rights or duties of the Administrative Agent, the Issuing Lender or the Swingline Lender under any Credit Document without the written consent of the Administrative Agent, the Issuing Lender and/or the Swingline Lender, as applicable, in addition to the Lenders required hereinabove to take such action; or

(xi) amend, modify or waive the order in which Credit Party Obligations are paid in Section 2.13(b) without the written consent of each Lender and each Hedging Agreement Provider directly affected thereby; or

(xii) amend the definitions of “Hedging Agreement,” “Secured Hedging Agreement,” or “Hedging Agreement Provider” without the consent of any Hedging Agreement Provider that would be adversely affected thereby.

Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the other Credit Parties, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Borrowers, the other Credit Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Notwithstanding the foregoing, (i) any amendment to or waiver of (A) any funding condition with respect to the Revolving Loan (including the conditions set forth in Section 4.2) or (B) any other provision of the Credit Documents that affects only the Revolving Loan shall only require the consent of the Required Revolving Lenders, (ii) any amendment or waiver of any provision of the Credit Documents (other than an amendment or waiver described in clause (i) above) where the effect of such amendment or waiver is to require Revolving Lenders to fund Revolving Loans when such Revolving Lenders would otherwise not be required to do so shall require the consent of the Required Lenders and the Required Revolving Lenders, (iii) any amendment to or waiver of any funding condition (other than any condition to the initial extensions of credit under the Facilities) to the Delayed Draw Term Loan shall only require the consent of the Required Delayed Draw Term Loan Lenders and (iv) any amendment to or waiver of any provision of the Credit Documents that affects only the Term Loan shall require the consent of Required Term Loan Lenders.

Notwithstanding any of the foregoing to the contrary, the consent of the Borrowers and the other Credit Parties shall not be required for any amendment, modification or waiver of the provisions of Article VIII (other than the provisions of Section 8.9).

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

Section 9.2 Notices.

(a) Except as otherwise provided in Article II, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or other electronic communications as provided below), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (i) when delivered by hand, (ii) when transmitted via telecopy (or other facsimile device) to the number set out herein, (iii) the Business Day following the day on which the same has been delivered prepaid (or pursuant to an invoice arrangement) to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case, addressed as follows in the case of the Company, the other Credit Parties and the Administrative Agent, and, in the case of each of the Lenders, as set forth in such Lender’s Administrative Details Form, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

The Company and the other Credit Parties:	GateHouse Media, Inc.
350 WillowBrook Office Park
Fairport, New York 14450
	Attention:	~~Mark Thompson,~~ Chief Financial Officer
	Telecopier:	(585) 248-2631
	Telephone:	(585) 598-0031

With a copy ~~to Polly Sack, General~~to General Counsel

Telecopier: (585) 248-9562

Telephone: (585) 598-0032

                                                                              The Administrative  ~~Agent: Wachovia Bank, National~~

~~Association~~Gleacher Products Corp., as Administrative

Agent

~~Charlotte Plaza~~

~~201 South College Street, CP8~~

~~Charlotte, North Carolina 28288-0680~~

Agent: 1290 Avenue of the Americas

5th Floor

New York, New York 10104

Attention: ~~Syndication Agency Services~~

~~Telecopier: (704) 383-0288~~

Christopher Capezuti

Telephone: (~~704) 374-2698~~

~~with a copy to:~~

~~Wachovia Bank, National Association~~

~~One Wachovia Center, NC 5562~~

~~Charlotte, North Carolina 28288-0735~~

~~Attention: John Brady~~

~~Telecopier: (704) 383-1625~~

~~Telephone: (704) 715-1795~~212) 273-7566

Email: Christopher.capezuti@gleacher.com

provided, that notices given by the Company pursuant to Section 2.1 or Section 2.11 hereof shall be effective only upon receipt thereof by the Administrative Agent.

(b) Notices and other communications to the Lenders or the Administrative Agent hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

Section 9.3 No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 9.4 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Credit Agreement and the Notes and the making of the Loans; provided that all such representations and warranties shall terminate on the date upon which the Commitments have been terminated and all amounts owing hereunder and under any Notes have been paid in full.

Section 9.5 Payment of Expenses and Taxes.

The Credit Parties agree (a) to pay or reimburse the Administrative Agent and the Arrangers for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, printing and execution of, and any amendment, supplement or modification to, this Credit Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, together with the reasonable fees and disbursements of counsel to the Administrative Agent and the Arrangers, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Credit Agreement and the other Credit Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and to the Lenders (including reasonable allocated costs of in-house legal counsel), (c) on demand, to pay, indemnify, and hold each Lender, the Administrative Agent and the Arrangers harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Credit Documents and any such other documents, (d) to pay, indemnify, and hold each Lender, the Administrative Agent, the Arrangers and their Affiliates and their respective officers, directors, employees, partners, members, counsel, agents, representatives, trustees, advisors and affiliates (collectively called the “Indemnitees”) harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of the Credit Documents and any such other documents and the use, or proposed use, of proceeds of the Loans and (e) to pay any civil penalty or fine assessed by the U.S. Department of the Treasury’s Office of Foreign Assets Control against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by the Administrative Agent or any Lender as a result of the funding of Loans, the issuance of Letters of Credit, the acceptance of payments or of Collateral due under the Credit Documents (all of the foregoing, collectively, the “Indemnified Liabilities”); provided, however, that the Credit Parties shall not have any obligation hereunder to an Indemnitee with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction pursuant to a final non-appealable judgment. The agreements in this Section 9.5 shall survive repayment of the Loans, Notes and all other amounts hereunder.

Section 9.6 Successors and Assigns; Participations.

(a) This Credit Agreement shall be binding upon and inure to the benefit of the Credit Parties, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Credit Parties may not assign or transfer any of their rights or obligations under this Credit Agreement or the other Credit Documents without the prior written consent of each Lender.

(b) Any Lender may, in the ordinary course and in accordance with applicable law, at any time sell to one or more banks or other entities (“Participants”) participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under this Credit Agreement to the other parties to this Credit Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Credit Agreement, and the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. No Lender shall transfer or grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Credit Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the scheduled maturity of any Loan or Note or any installment thereon in which such Participant is participating, or reduce the stated rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of interest at the increased post-default rate set forth in Section 2.11 which shall be determined by a vote of the Required Lenders) or reduce the principal amount thereof, or increase the amount of the Participant’s participation over the amount thereof then in effect; provided that, it is understood and agreed that (A) no waiver, reduction or deferral of a mandatory prepayment required pursuant to Section 2.9(b), nor any amendment of Section 2.9(b) or the definitions of Asset Disposition, Debt Issuance, Equity Issuance, Excess Cash Flow, or Recovery Event, shall constitute a reduction of the amount of, or an extension of the scheduled date of, the scheduled date of maturity of, or any installment of, any Loan or Note, (B) a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and (C) an increase in any Commitment or Loan shall be permitted without consent of any participant if the Participant’s participation is not increased as a result thereof, (ii) release all or substantially all of the Credit Parties from their obligations under the Guaranty, (iii) release all or substantially all of the Collateral, or (iv) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Credit Agreement. In the case of any such participation, the Participant shall not have any rights under this Credit Agreement or any of the other Credit Documents (the Participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation; provided that each Participant shall be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 9.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided further, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

(c) Any Lender may, in accordance with applicable law, at any time, sell or assign to any Eligible Assignee, all or any part of its rights and obligations under this Credit Agreement and the Notes in minimum amounts of (i) $2,000,000 with respect to its Revolving Commitment and its Revolving Loans (or, if less, the entire amount of such Lender’s Revolving Commitment and Revolving Loans), (ii) $1,000,000 (x) with respect to its Initial Term Loans (or, if less, the entire amount of such Lender’s Initial Term Loans) or (y) with respect to its Add-On Term Loans (or, if less, the entire amount of such Lender’s Add-On Term Loans) and (iii) $1,000,000 with respect to its Delayed Draw Term Loans (or, if less, the entire amount of such Lender’s Delayed Draw Term Loans), pursuant to an Assignment Agreement, executed by such Eligible Assignee and such transferor Lender and consented to by the Administrative Agent, the Issuing Lender (with respect to Revolving Commitments and Revolving Loans) and the Company (in each case, such consents not to be unreasonably withheld or delayed), and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, however, that any sale or assignment (A) to an existing Lender, or Affiliate or Approved Fund thereof shall not require the consent of the Company or the Administrative Agent (and, in the case of any sale or assignment to any such Approved Fund, shall not be subject to the minimum assignment amounts specified herein) and (B) at any time when an Event of Default has occurred and is continuing, shall not require the consent of the Company nor shall any such sale or assignment be subject to the minimum assignment amounts specified herein. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date specified in such Assignment Agreement, (1)

the Eligible Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment Agreement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (2) the transferor Lender thereunder shall, to the extent provided in such Assignment Agreement, be released from its obligations under this Credit Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of a transferor Lender’s rights and obligations under this Credit Agreement, such transferor Lender shall cease to be a party hereto; provided, however, that such Lender shall continue to be entitled to any indemnification rights that expressly survive hereunder). Such Assignment Agreement shall be deemed to amend this Credit Agreement to the extent, and only to the extent, necessary to reflect the addition of such Eligible Assignee and the resulting adjustment of Commitment Percentages arising from the purchase by such Eligible Assignee of all or a portion of the rights and obligations of such transferor Lender under this Credit Agreement and the Notes. On or prior to the Transfer Effective Date specified in such Assignment Agreement, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent in exchange for the Notes delivered to the Administrative Agent pursuant to such Assignment Agreement new Notes to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment Agreement and, unless the transferor Lender has not retained a Commitment hereunder, new Notes to the order of the transferor Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby. Notwithstanding anything to the contrary contained in this Section 9.6, a Lender may assign any or all of its rights under this Credit Agreement to an Affiliate or a Approved Fund of such Lender without delivering an Assignment Agreement to the Administrative Agent; provided, however, that (x) the Credit Parties and the Administrative Agent may continue to deal solely and directly with such assigning Lender until an Assignment Agreement has been delivered to the Administrative Agent for recordation on the Register, (y) the failure of such assigning lender to deliver an Assignment Agreement to the Administrative Agent shall not affect the legality, validity or binding effect of such assignment and (z) an Assignment Agreement between the assigning Lender an Affiliate or Approved Fund of such Lender shall be effective as of the date specified in such Assignment Agreement.

(d) The Administrative Agent shall maintain at its address referred to in Section 9.2 a copy of each Assignment Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. A Loan (and the related Note) recorded on the Register may be assigned or sold in whole or in part upon registration of such assignment or sale on the Register. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Credit Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. In the case of an assignment pursuant to the last sentence of Section 9.6(c) as to which an Assignment Agreement is not delivered to the Administrative Agent, the assigning

Lender shall, acting solely for this purpose as a non-fiduciary agent of the Credit Parties, maintain a comparable register on behalf of the Credit Parties. In the event that any Lender sells participations in a Loan recorded on the Register, such Lender shall maintain a register on which it enters the name of all participants in such Loans held by it (the “Participant Register”). A Loan recorded on the Register (and the registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered Note shall expressly so provide). Any participation of such Loan recorded on the Register (and the registered Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

(e) Upon its receipt of a duly executed Assignment Agreement, together with payment to the Administrative Agent by the transferor Lender or the Eligible Assignee, as agreed between them, of a registration and processing fee of $3,500 for each Eligible Assignee (other than a Eligible Assignee that is an Affiliate or Approved Fund of the transferor Lender) listed in such Assignment Agreement and the Notes subject to such Assignment Agreement, the Administrative Agent shall (i) accept such Assignment Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice of such acceptance and recordation to the Lenders and the Company. Contemporaneous assignments by or to Approved Funds of a single Lender shall require the payment of only one registration and processing fee.

(f) The Credit Parties authorize each Lender to disclose to any Participant or Eligible Assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Credit Parties and any of their Subsidiaries which has been delivered to such Lender by or on behalf of the Credit Parties pursuant to this Credit Agreement or which has been delivered to such Lender by or on behalf of the Credit Parties in connection with such Lender’s credit evaluation of the Credit Parties and their Affiliates prior to becoming a party to this Credit Agreement, in each case subject to Section 9.15.

(g) At the time of each assignment pursuant to this Section 9.6 to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Company and the Administrative Agent the appropriate Internal Revenue Service forms or any similar non U.S. forms (and, if applicable, a Tax Exempt Certificate) described in Section 2.19.

(h) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under this Credit Agreement (including, without limitation, any right to payment of principal and interest under any Note) to secure obligations of such Lender, including without limitation, (i) any pledge or assignment to secure obligations to a Federal Reserve Bank and (ii) in the case of any Lender that is a fund or trust or entity that invests in commercial bank loans in the ordinary course, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender including to any trustee for, or any other representative of, such holders; it being understood that the requirements for assignments set forth in this Section 9.6 shall not apply to any such pledge or assignment of a security interest, except with respect to any foreclosure or similar action taken by such pledgee or assignee with respect to such pledge or assignment; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto and no such pledgee or assignee shall have any voting rights under this Credit Agreement unless and until the requirements for assignments set forth in this Section 9.6 are complied with in connection with any foreclosure or similar action taken by such pledgee or assignee.

Section 9.7 Adjustments; Set-off.

(a) Each Lender agrees that if any Lender (a “benefited Lender”) shall at any time receive any payment of all or part of its Loans (other than pursuant to a repurchase and prepayment of its Term Loans in accordance with the terms of Section 2.9(a)(ii)), or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to a Bankruptcy Event or otherwise) in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Credit Parties agree that each Lender so purchasing a portion of another Lender’s Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

(b) In addition to any rights and remedies of the Lenders provided by law (including, without limitation, other rights of set-off), each Lender shall have the right, without prior notice to the applicable Credit Party, any such notice being expressly waived by the Credit Parties to the extent permitted by applicable law, upon the occurrence and during the continuation of any Event of Default, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held by or owing to such Lender or any branch or agency thereof to or for the credit or the account of the Borrowers or any other Credit Party, or any part thereof in such amounts as such Lender may elect, against and on account of the Loans and other Credit Party Obligations of the Borrowers and the other Credit Parties to the Administrative Agent and the Lenders and claims of every nature and description of the Administrative Agent and the Lenders against the Borrowers and the other Credit Parties, in any currency, whether arising hereunder, under any other Credit Document or any Secured

Hedging Agreement pursuant to the terms of this Credit Agreement, as such Lender may elect, whether or not the Administrative Agent or the Lenders have made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The aforesaid right of set-off may be exercised by such Lender against the Borrowers, any other Credit Party or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Borrowers or any other Credit Party, or against anyone else claiming through or against the Borrowers, any other Credit Party or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of any Event of Default. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

Section 9.8 Table of Contents and Section Headings.

The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Credit Agreement.

Section 9.9 Counterparts.

This Credit Agreement may be executed by one or more of the parties to this Credit Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Credit Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

Section 9.10 Effectiveness.

This Credit Agreement shall become effective on the date on which all of the parties have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent pursuant to Section 9.2 or, in the case of the Lenders, shall have given to the Administrative Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.

Section 9.11 Severability.

Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.12 Integration.

This Credit Agreement and the other Credit Documents represent the agreement of the Borrowers, the other Credit Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Borrowers, the other Credit Parties, or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or therein.

Section 9.13 Governing Law.

This Credit Agreement and, unless otherwise specified therein, each other Credit Document and the rights and obligations of the parties under this Credit Agreement and such other Credit Document shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without regard to conflict of laws principles thereof (other than Sections 5-1401 and 5-1402 of The New York General Obligations Law).

Section 9.14 Consent to Jurisdiction and Service of Process.

All judicial proceedings brought against the Borrowers and/or any other Credit Party with respect to this Credit Agreement, any Note or any of the other Credit Documents may be brought in any state or federal court of competent jurisdiction in the State of New York, and, by execution and delivery of this Credit Agreement, the Borrowers and each of the other Credit Parties accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Credit Agreement from which no appeal has been taken or is available. The Borrowers and each of the other Credit Parties irrevocably agree that all service of process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto, such service being hereby acknowledged by the Borrowers and the other Credit Parties to be effective and binding service in every respect. The Borrowers, the other Credit Parties, the Administrative Agent and the Lenders irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against the Borrowers or the other Credit Parties in the court of any other jurisdiction.

Section 9.15 Confidentiality.

The Administrative Agent and each of the Lenders agrees that it will not disclose without the prior consent of the Company any information (the “Information”) with respect to the Credit Parties and their Subsidiaries which is furnished pursuant to this Credit Agreement, any other Credit Document or any documents contemplated by or referred to herein or therein and which is designated by the Company to the Lenders in writing as confidential or as to which it is otherwise reasonably clear such information is not public, except that any Lender may disclose any such Information (a) to its employees, affiliates, auditors or counsel or to another Lender (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) as has become generally available to the public other than by a breach of this Section 9.15, (c) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or the Office of the Comptroller of the Currency or the National Association of Insurance Commissioners or similar organizations (whether in the United States or elsewhere) or their successors, (d) as may be required or appropriate in response to any summons or subpoena or any law, order, regulation or ruling applicable to such Lender, (e) to (i) any prospective Participant or Eligible Assignee in connection with any contemplated transfer pursuant to Section 9.6 or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Credit Parties, provided that such prospective transferee shall have been made aware of this Section 9.15 and shall have agreed to be bound by its provisions as if it were a party to this Credit Agreement, (f) to Gold Sheets and other similar bank trade publications; such information to consist of deal terms and other information regarding the credit facilities evidenced by this Credit Agreement customarily found in such publications, (g) in connection with any suit, action or proceeding for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies or interests under or in connection with the Credit Documents or any Secured Hedging Agreement, (h) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.15), (i) any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (j) to a Person that is an investor or prospective investor in a Securitization (as defined below) that agrees that its access to information regarding the Credit Parties and the Loans is solely for purposes of evaluating an investment in such Securitization; provided that such Person shall have been made aware of this Section 9.15 and shall have agreed to be bound by its provisions as if it were a party to this Credit Agreement, or (k) to a Person that is a trustee, collateral manager, servicer, noteholder or secured party in a Securitization in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization; provided that such Person shall have been made aware of this Section 9.15 and shall have agreed to be bound by its provisions as if it were a party to this Credit Agreement. For purposes of this Section “Securitization” shall mean a public or private offering by a Lender or any of its affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized in whole or in part by, the Loans.

Section 9.16 Acknowledgments.

The Borrowers and the other Credit Parties each hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrowers or any other Credit Party arising out of or in connection with this Credit Agreement and the relationship between the Administrative Agent and the Lenders, on one hand, and the Borrowers and the other Credit Parties, on the other hand, in connection herewith is solely that of debtor and creditor; and

(c) no joint venture exists among the Lenders or among the Borrowers or the other Credit Parties and the Lenders.

Section 9.17 Waivers of Jury Trial; Waiver of Consequential Damages.

THE BORROWERS, THE OTHER CREDIT PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. Each of the Borrowers, the other Credit Parties, the Administrative Agent and the Lenders agree not to assert any claim against any other party to this Credit Agreement or any their respective directors, officers, employees, attorneys, Affiliates or agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein.

Section 9.18 Patriot Act Notice.

Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Credit Parties that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of the Credit Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Credit Parties in accordance with the Patriot Act.

Section 9.19 Joint and Several Liability of Borrowers; Company as Agent.

(a) Each of the Borrowers is accepting joint and several liability for the Loans made to the Borrowers, the Letters of Credit issued to the Borrowers hereunder and all other Credit Party Obligations of the Borrowers under the Credit Documents (the “Joint and Several Liabilities”) in consideration of the financial accommodation to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the Joint and Several Liabilities.

(b) Each of the Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the

Joint and Several Liabilities, it being the intention of the parties hereto that all of the Joint and Several Liabilities shall be the joint and several obligations of each of the Borrowers without preferences or distinction between them.

(c) Notwithstanding the terms of this Section 9.19 or any other term in the Credit Documents to the contrary, the Borrowers listed on Schedule 9.19 shall not be jointly and severally liable for the Joint and Several Liabilities, but instead shall alone be liable for the Credit Party Obligations of such Borrower, and shall guarantee the Credit Party Obligations of the other Borrowers and the Guarantors pursuant to the Guaranty.

(d) The Borrowers hereby irrevocably appoint and authorize the Company (i) to provide the Administrative Agent with all notices with respect to Extensions of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action on behalf of the Borrowers as it deems appropriate to obtain Extensions of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.

Section 9.20 Determinations of Satisfaction by the Lenders.

Where a document or matter is required by this Credit Agreement or any of the other Credit Documents to be consented to, satisfactory to, acceptable to or approved by the Lenders (or a subset thereof) (whether reasonably, or in its or their sole discretion, or otherwise), such document or matter shall be deemed to be so consented, satisfactory, acceptable or approved unless the Administrative Agent shall have received notice from any Lender within the time period specified in the relevant communication to the Lenders, or, if no time period is so specified, within 10 Business Days of such communication, specifying that such Lender so objects thereto; provided that, (i) for the avoidance of doubt, this Section 9.20 shall not apply to any action taken or to be taken by the Administrative Agent pursuant to Section 8.5 hereof or otherwise following the occurrence and during the continuance of a Default or an Event of Default, (ii) this Section 9.20 shall not apply to the release of or subordination by the Administrative Agent of its Lien on any Collateral and (iii) this Section 9.20 shall not apply to any action taken or to be taken by the Administrative Agent or the Lenders pursuant to Section 9.1 hereof.

ARTICLE X

GUARANTY

Section 10.1 The Guaranty.

In order to induce the Lenders to enter into this Credit Agreement and any Hedging Agreement Provider to enter into any Secured Hedging Agreement and to extend credit hereunder and thereunder and in recognition of the direct benefits to be received by the Credit Parties from the Extensions of Credit hereunder and any Secured Hedging Agreement, each of the Credit Parties hereby agrees with the Administrative Agent, the Lenders and the Hedging Agreement Providers as follows: each Credit Party hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all Credit Party Obligations. If any or all of the indebtedness becomes due and payable hereunder or under any Secured Hedging Agreement, each Credit Party unconditionally promises to pay such indebtedness to the Administrative Agent, the Lenders, the Hedging Agreement Providers, or their respective order, or demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Lenders in collecting any of the Credit Party Obligations. The Guaranty set forth in this Article X is a guaranty of timely payment and not of collection.

Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Credit Party shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Credit Party hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

Section 10.2 Bankruptcy.

Additionally, each of the Credit Parties unconditionally and irrevocably guarantees jointly and severally the payment of any and all Credit Party Obligations of the Borrowers to the Lenders and any Hedging Agreement Provider whether or not due or payable by the Borrowers upon the occurrence of any of the events specified in Section 7.1(e), and unconditionally promises to pay such Credit Party Obligations to the Administrative Agent for the account of the Lenders and to any such Hedging Agreement Provider, or order, on demand, in lawful money of the United States. Each of the Credit Parties further agrees that to the extent that a Credit Party shall make a payment or a transfer of an interest in any property to the Administrative Agent, any Lender or any Hedging Agreement Provider, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to a Credit Party, the estate of a Credit Party, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

Section 10.3 Nature of Liability.

The liability of each Credit Party hereunder is exclusive and independent of any security for or other guaranty of the Credit Party Obligations of the Borrowers whether executed by any such Credit Party, any other guarantor or by any other party, and no Credit Party’s liability hereunder shall be affected or impaired by (a) any direction as to application of payment by the Borrowers or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Credit Party Obligations of the Borrowers, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrowers, or (e) any payment made to the Administrative Agent, the Lenders or any Hedging Agreement Provider on the Credit Party Obligations which the Administrative Agent, such Lenders or such

Hedging Agreement Provider repay the Borrowers pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Credit Parties waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

Section 10.4 Independent Obligation.

The obligations of each Credit Party hereunder are independent of the obligations of any other Credit Party, and a separate action or actions may be brought and prosecuted against each Credit Party whether or not action is brought against any other Credit Party and whether or not any other Credit Party is joined in any such action or actions.

Section 10.5 Authorization.

Each of the Credit Parties authorizes the Administrative Agent, each Lender and each Hedging Agreement Provider without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Credit Party Obligations or any part thereof in accordance with this Credit Agreement and any Secured Hedging Agreement, as applicable, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any Credit Party or any other party for the payment of this Guaranty or the Credit Party Obligations and exchange, enforce waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their discretion may determine and (d) release or substitute any one or more endorsers, Credit Parties or other obligors.

Section 10.6 Reliance.

It is not necessary for the Administrative Agent, the Lenders or any Hedging Agreement Provider to inquire into the capacity or powers of the Borrowers or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any Credit Party Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

Section 10.7 Waiver.

(a) Each of the Credit Parties waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent, any Lender or any Hedging Agreement Provider to (i) proceed against the Borrowers, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrowers, any other guarantor or any other party, or (iii) pursue any other remedy in the Administrative Agent’s, any Lender’s or any Hedging Agreement Provider’s power whatsoever. Each of the Credit Parties waives any defense based on or arising out of any defense of the Borrowers, any other guarantor or any other party other than payment in full of the Credit Party Obligations (other than contingent indemnity obligations), including without limitation any defense based on or arising out of the disability of the Borrowers, any other guarantor or any other party, or the unenforceability of the Credit Party Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrowers other than payment in full of the Credit Party Obligations. ~~The~~Solely as between the Administrative Agent on the one hand and the Credit Parties on the other, and without limiting the rights of the Lenders to direct the Administrative Agent and the limitations on the Administrative Agent’s ability to act without such direction, the Administrative Agent may, at its election, foreclose on any security held by the Administrative Agent by one or more judicial or nonjudicial sales (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent or any Lender may have against the Borrowers or any other party, or any security, without affecting or impairing in any way the liability of any Credit Party hereunder except to the extent the Credit Party Obligations have been paid in full and the Commitments have been terminated. Each of the Credit Parties waives any defense arising out of any such election by the Administrative Agent or any of the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrowers or any other party or any security.

(b) Each of the Credit Parties waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Credit Party Obligations. Each Credit Party assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Credit Party Obligations and the nature, scope and extent of the risks which such Credit Party assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Lender shall have any duty to advise such Credit Party of information known to it regarding such circumstances or risks.

(c) Each of the Credit Parties hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the U.S. Bankruptcy Code, or otherwise) to the claims of the Lenders or any Hedging Agreement Provider against the Borrowers or any other guarantor of the Credit Party Obligations of the Borrowers owing to the Lenders or such Hedging Agreement Provider (collectively, the “Other Parties”) and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty until such time as the Credit Party Obligations shall have been paid in full and the Commitments have been terminated. Each of the Credit Parties hereby further agrees not to exercise any right to enforce any other remedy which the Administrative Agent, the Lenders or any Hedging Agreement Provider now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the Credit Party Obligations of the Borrowers and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lenders and/or the Hedging

Agreement Providers to secure payment of the Credit Party Obligations of the Borrowers until such time as the Credit Party Obligations (other than contingent indemnity obligations) shall have been paid in full and the Commitments have been terminated.

Section 10.8 Limitation on Enforcement.

The Lenders and the Hedging Agreement Providers agree that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders or such Hedging Agreement Provider (only with respect to obligations under the applicable Secured Hedging Agreement) and that no Lender or Hedging Agreement Provider shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders under the terms of this Credit Agreement and for the benefit of any Hedging Agreement Provider under any Secured Hedging Agreement. The Lenders and the Hedging Agreement Providers further agree that this Guaranty may not be enforced against any director, officer, employee or stockholder of the Credit Parties.

Section 10.9 Confirmation of Payment.

The Administrative Agent and the Lenders will, upon request after payment of the Credit Party Obligations which are the subject of this Guaranty and termination of the Commitments relating thereto, confirm to the Credit Parties or any other Person that such indebtedness and obligations have been paid and the Commitments relating thereto terminated, subject to the provisions of Section 10.2.

[Signature Pages Follow]

EXHIBIT B

[Please see attached]

AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT (this “Security Agreement”), is entered into as of February 28, 2007, among GATEHOUSE MEDIA HOLDCO, INC., a Delaware corporation (“Holdco”), GATEHOUSE MEDIA OPERATING, INC., a Delaware corporation (the “Company”), GATEHOUSE MEDIA MASSACHUSETTS I, INC., a Delaware corporation (“GateHouse I”), GATEHOUSE MEDIA MASSACHUSETTS II, INC., a Delaware corporation (“GateHouse II”), and ENHE ACQUISITION, LLC, a Delaware limited liability company (“ENHE” and, together with GateHouse I and GateHouse II, collectively the “Subsidiary Borrowers” and individually a “Subsidiary Borrower”), each of the Restricted Subsidiaries from time to time party hereto (together with Holdco, collectively the “Guarantors” and individually a “Guarantor”; the Guarantors, together with the Company and the Subsidiary Borrowers, collectively, the “Obligors” and individually an “Obligor”), ~~WACHOVIA BANK, NATIONAL ASSOCIATION~~GLEACHER PRODUCTS CORP., in its capacity as administrative agent under the Credit Agreement referred to below (in such capacity, the “Administrative Agent”) for the several banks and other financial institutions as may from time to time become parties to such Credit Agreement (individually a “Lender” and collectively the “Lenders”) and ~~WACHOVIA BANK, NATIONAL ASSOCIATION~~GLEACHER PRODUCTS CORP., in its capacity as Control Agent under the Credit Agreement referred to below (in such capacity, the “Control Agent”) for the Administrative Agent (on behalf of the Lenders).

RECITALS

WHEREAS, the Borrowers, the Guarantors, certain financial institutions, as lenders, and the Administrative Agent are parties to a First Lien Credit Agreement dated as of June 6, 2006 (as amended, modified, extended, renewed, restated, replaced or supplemented prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, in connection with the Existing Credit Agreement, the Borrowers, the Guarantors and the Administrative Agent entered into that certain First Lien Security Agreement dated as of June 6, 2006 (as amended, modified, extended, renewed, restated, replaced or supplemented prior to the date hereof, the “Existing Security Agreement”);

WHEREAS, the Borrowers, the Guarantors, the Lenders and the Administrative Agent have entered into that certain Amended and Restated Credit Agreement dated as of the date hereof (as amended, modified, extended, renewed, restated, replaced or supplemented from time to time, the “Credit Agreement”), pursuant to which the Existing Credit Agreement has been amended and restated and the obligations under the Existing Credit Agreement have been continued; and

WHEREAS, in connection with the Credit Agreement, the Lenders and the Obligors have agreed to amend and restate (but not effect a novation of) the Existing Security Agreement in accordance with the terms of this Security Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code from time to time in effect in the State of New York (the “UCC”) are used herein as so defined: Accessions, Accounts, As-Extracted Collateral, Certificated Security, Chattel Paper, Commercial Tort Claims, Consumer Goods, Control, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Manufactured Homes, Proceeds, Securities Account, Securities Intermediary, Security Entitlement, Software, Supporting Obligations and Tangible Chattel Paper. For purposes of this Security Agreement, the term “Lender” shall include any Secured Hedging Agreement Provider.

(b) In addition, the following terms shall have the following meanings:

“Control Collateral” means any Collateral (as defined below) consisting of a Deposit Account and any cash or Cash Equivalents therein or a Securities Account and any Investment Property therein or Security Entitlement with respect thereto.

“Perfection Collateral” means all Collateral (as defined below) except: (i) Deposit Accounts for which the Credit Parties are not required to obtain Deposit Account Control Agreements pursuant to Sections 4.1 and 6.14 of the Credit Agreement, (ii) real estate leasehold interests with an annual base rent (not including any escalators) not in excess of $500,000, (iii) vehicles and (iv) any Collateral as to which the Administrative Agent has determined in ~~its~~their sole discretion that the collateral value thereof is insufficient to justify the difficulty, time and/or expense of obtaining a perfected security interest therein.

“Secured Obligations” means: (i) all of the Credit Party Obligations (including obligations under Secured Hedging Agreements), howsoever evidenced, created, incurred or acquired, whether primary, secondary, direct, contingent, or joint and several and (ii) all expenses and charges, legal and otherwise, incurred by the Administrative Agent and the Lenders in collecting or enforcing any of the Credit Party Obligations or in realizing on or protecting any security therefor, including without limitation the security interest granted hereunder.

“Work” means any work which is subject to copyright protection pursuant to Title 17 of the United States Code or the applicable copyright laws of any other State or country.

2. Grant of Security Interest in the Collateral.

(a) To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Obligor hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”):

(i) all Accounts;

(ii) all cash and Cash Equivalents;

(iii) all Chattel Paper (including Electronic Chattel Paper);

(iv) those certain Commercial Tort Claims of such Obligor in excess of $3,000,000 set forth on Schedule 2(a)(iv) attached hereto (as such Schedule may be updated from time to time by such Obligor);

(v) all Copyright Licenses;

(vi) all Copyrights;

(vii) all Deposit Accounts;

(viii) all Documents;

(ix) all Equipment;

(x) all Fixtures;

(xi) all General Intangibles;

(xii) all Goods;

(xiii) all Instruments;

(xiv) all Inventory;

(xv) all Investment Property;

(xvi) all Letter-of-Credit Rights;

(xvii) all Material Contracts and all such other agreements, contracts, leases, licenses, tax sharing agreements or hedging arrangements now or hereafter entered into by an Obligor, as such agreements may be amended or otherwise modified from time to time (collectively, the “Assigned Agreements”), including without limitation, (A) all rights of an Obligor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (B) all rights of an Obligor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (C) claims of an Obligor for damages arising out of or for breach of or default under the Assigned Agreements and (D) the right of an Obligor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

(xviii) all Payment Intangibles;

(xix) all Patent Licenses;

(xx) all Patents;

(xxi) all Trademark Licenses;

(xxii) all Trademarks;

(xxiii) all Supporting Obligations;

(xxiv) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software (owned by such Obligor or in which it has an interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

(xxv) all other personal property of any kind or type whatsoever owned by such Obligor; and

(xxvi) to the extent not otherwise included, all Accessions, Proceeds and products of any and all of the foregoing.

(b) To secure the prompt payment and performance in full when due, whether by acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Obligor hereby grants to the Control Agent, for the benefit of the Administrative Agent (on behalf of the Lenders), a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to the Control Collateral, whether now owned or existing or owned, acquired, or arising hereafter.

(c) The Obligors, the Administrative Agent and the Control Agent hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not to be construed as a present assignment of any Intellectual Property.

(d) The term “Collateral” shall include any Secured Hedging Agreement and any rights of the Obligors thereunder only for purposes of this Section 2.

(e) Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in, any of such Grantor’s rights or interests in or under, (i) any Assigned Agreements to which such Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such Assigned Agreement, result in a breach of the terms of, or constitute a default under, such Assigned Agreement (other than to the extent that any such term would be rendered ineffective pursuant to the UCC or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, that (x) immediately upon the ineffectiveness, lapse or termination of any such provision the Collateral shall include, and such security interest granted hereby shall attach to all such rights and interests without any further act or grant and (y) the proceeds from any such license, contract, permit, Instrument, Security or franchise shall constitute Collateral hereunder; (ii) any property subject to a Permitted Lien, to the extent that the Contractual Obligations governing such Permitted Lien expressly prohibit the granting of a security interest hereunder in such property, except to the extent that the term in such Contractual Obligations providing for such prohibition is ineffective under applicable law (including Sections 9-406, 9-407, 9-408 and 9-409 of the UCC of any relevant jurisdiction); (iii) assets sold to a Person which is not an Obligor in compliance with the Credit Agreement; (iv) assets owned by a Guarantor after the release of the guarantee of such Guarantor pursuant to Section 6.4(a)(vii) of the Credit Agreement; (v) any Letter of Credit Rights for a specified purpose to the extent Obligors is required by applicable law to apply the proceeds of such Letter of Credit Rights for a specified purpose; (vi) any outstanding capital stock of a Foreign Subsidiary to the extent excluded from “Pledged Collateral”, as defined in the Pledge Agreement; and (vii) the real property and improvements located at 9 Long Pond Road, Plymouth, Massachusetts; provided that such property is sold within 90 days following the Effective Date.

3. Provisions Relating to Accounts, Contracts and Agreements.

(a) Anything herein to the contrary notwithstanding, each of the Obligors shall remain liable under each of its Accounts, contracts and agreements to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account or the terms of such contract or agreement. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto), contract or agreement by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any Lender of any payment relating to such Account, contract or agreement pursuant hereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of an Obligor under or pursuant to any Account (or any agreement giving rise thereto), contract or agreement, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b) The Administrative Agent hereby authorizes the Obligors to collect the Accounts; provided, that the Administrative Agent or the Required Lenders may curtail or terminate such authority at any time after the occurrence and during the continuation of an Event of Default. If required by the Administrative Agent or the Required Lenders at any time after the occurrence and during the continuation of an Event of Default, any payments of Accounts, when collected by the Obligors (i) shall be forthwith (and in any event within two (2) Business Days) deposited by the Obligors in a collateral account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 12 hereof and (ii) until so turned over, shall be held by the Obligors in trust for the Administrative Agent and the Lenders, segregated from other funds of the Obligors.

(c) At any time and from time to time but prior to the continuance of an Event of Default and in no event more than one time per fiscal year of the Parent, the ~~Administrative Agent~~Required Lenders shall have the right, but not the obligation, at the expense of the Obligors, to cause a third party (which may be a Lender designated by them) to make test verifications of the Accounts in any manner and through any medium that ~~it~~they reasonably considers advisable, and the Obligors shall furnish all such assistance and information as ~~the Administrative Agent~~such designee may require in connection with such test verifications. Upon the Administrative Agent’s or the Required Lenders’ request, and at the expense of the Obligors, but prior to an Event of Default and in no event shall such request be made more than one time per fiscal year of the Parent, the Obligors shall cause independent public accountants or others satisfactory to the ~~Administrative Agent~~Required Lenders to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts. After the occurrence and continuance of an Event of Default, the Administrative Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the ~~Administrative Agent’s~~Required Lenders’ satisfaction the existence, amount and terms of any Accounts.

4. Representations and Warranties. Each Obligor hereby represents and warrants to the Administrative Agent, for the benefit of the Lenders, that so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the Credit Documents pursuant to the stated terms thereof) remain outstanding, any Credit Document or Secured Hedging Agreement is in effect, and until all of the Commitments shall have been terminated:

(a) Chief Executive Office; Books & Records; Legal Name; State of Formation. As of the Effective Date, each Obligor’s chief executive office and chief place of business are (and for the prior four (4) months has been, unless otherwise indicated) located at the locations set forth on Schedule 3.19(c) to the Credit Agreement, and as of the Effective Date each Obligor keeps its material books and records at such locations. As of the Effective Date, each Obligor’s exact legal name is as shown in this Security Agreement and its state of incorporation or organization is (and for the prior four (4) months has been, unless otherwise indicated) the location set forth on Schedule 3.3 to the Credit Agreement. No Obligor has in the four (4) months preceding the Effective Date changed its name, been party to a merger, consolidation or other change in structure not disclosed on Schedule 4(a) attached hereto (as updated from time to time).

(b) Location of Tangible Collateral. As of the Effective Date, the location of all tangible Collateral (other than Collateral in transit) owned by each Obligor (to the extent the value of the tangible Collateral at any such location exceeds $25,000) is as shown on Schedule 3.19(b) to the Credit Agreement.

(c) Ownership. Each Obligor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same.

(d) Security Interest/Priority. This Security Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of the Lenders, in the Collateral of such Obligor in the United States, and in favor of the Control Agent, for the ratable benefit of the Administrative Agent (for the benefit of the Lenders), in the Control Collateral of such Obligor, and (in the case of the Perfection Collateral), when properly perfected by filing, obtaining possession, the granting of Control to the Administrative Agent or Control Agent or otherwise, shall constitute a valid first priority, perfected security interest in such Perfection Collateral to the extent such security interest can be perfected by (i) filing, obtaining possession, the granting of Control or otherwise under the UCC; (ii) filing an appropriate notice with the United States Copyright Office; or (iii) such other action as may be required pursuant to any applicable jurisdiction’s certificate of title statute), free and clear of all Liens except for Permitted Liens.

(e) Consents. Except for (i) the filing or recording of UCC financing statements, (ii) the filing of appropriate notices with the United States Copyright Office, (iii) obtaining Control to perfect the Liens created by this Security Agreement, and (iv) the filing, registration or other action required pursuant to any applicable certificate of title statute, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder, member or creditor of such Obligor), is required (A) for the grant by such Obligor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Security Agreement by such Obligor or (B) for the perfection of such security interest in the Perfection Collateral or the exercise by the Administrative Agent of the rights and remedies provided for in this Security Agreement.

(f) Types of Collateral. Except as disclosed in writing to the Administrative Agent, none of the Collateral consists of, or is the Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes or standing timber (as such term is used in the UCC).

(g) Accounts. With respect to the Accounts of the Obligors: (i) the goods sold and/or services furnished giving rise to each Account are not subject to any security interest or Lien except the first priority, perfected security interest granted to the Administrative Agent herein and except for Permitted Liens; (ii) no Account of an Obligor is evidenced by any Instrument or Chattel Paper in an amount greater than $1,000,000 unless such Instrument or Chattel Paper has been theretofore endorsed over and delivered to, or submitted to the Control of, the Administrative Agent; (iii) to each of the Obligor’s knowledge, the account debtor with respect to each Account has the capacity to contract; (iv) the right to receive payment under each Account is assignable except where the account debtor with respect to such Account is a Governmental Authority, to the extent assignment of any such right to payment is prohibited or limited by applicable law, regulations, administrative guidelines or contract.

(h) Inventory. No Inventory of an Obligor is held by a third party (other than an Obligor) pursuant to consignment, sale or return, sale on approval or similar arrangement for any period exceeding seven (7) days unless such Obligor has promptly perfected its purchase money Lien in such Inventory.

(i) Intellectual Property.

(i) Schedule 3.16 to the Credit Agreement includes all applications, licenses and registrations pertaining to Intellectual Property owned by or licensed by or to the Obligors as of the date hereof.

(ii) Except to the extent the same could not reasonably be expected to have a Material Adverse Effect, all Intellectual Property of each Obligor is valid, subsisting, unexpired, enforceable and has not been abandoned, and each Obligor is legally entitled to use each of its tradenames.

(iii) Except as set forth in Schedule 3.16 to the Credit Agreement, none of the Intellectual Property of the Obligors is the subject of any licensing or franchise agreement.

(iv) Except to the extent the same could not reasonably be expected to have a Material Adverse Effect, no holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Intellectual Property of the Obligors.

(v) Except to the extent the same could not reasonably be expected to have a Material Adverse Effect, no action or proceeding is pending seeking to limit, cancel or question the validity of any Intellectual Property of the Obligors, or which, if adversely determined, would have a material adverse effect on the value of any such Intellectual Property.

(vi) Except to the extent the same could not reasonably be expected to have a Material Adverse Effect, all applications pertaining to the Intellectual

Property of each Obligor have been duly and properly filed, and all registrations or letters pertaining to such Intellectual Property have been duly and properly filed and issued, and all of such Intellectual Property is valid and enforceable.

(vii) No Obligor has entered into any agreement in conflict with the security interest of the Administrative Agent in the Intellectual Property of each Obligor hereunder, except to the extent that the term in such agreement creating such conflict is ineffective under applicable law (including Sections 9-406, 9-407, 9-408 and 9-409 of the UCC of any relevant jurisdiction).

(j) Documents, Instruments and Chattel Paper. All Documents, Instruments and Chattel Paper describing, evidencing or constituting Collateral are, to the Obligors’ knowledge, complete, valid, and genuine.

(k) Equipment. To the extent deemed prudent (as determined by Obligor in its reasonable discretion), with respect to each Obligor’s material Equipment: (i) such Obligor has good and marketable title thereto; and (ii) all such Equipment is in normal operating condition and repair, ordinary wear and tear alone excepted (subject to casualty events), and is suitable for the uses to which it is customarily put in the conduct of such Obligor’s business.

(l) Collateral Requiring Control to Perfect. Set forth on Schedule 4(l) is a description of all Deposit Accounts, Electronic Chattel Paper, Letter-of-Credit Rights, Securities Accounts and uncertificated Securities of the Obligors as of the Effective Date, including the name and address of (i) in the case of a Deposit Account, the depository institution, (ii) in the case of Electronic Chattel Paper, the account debtor, (iii) in the case of Letter-of-Credit Rights, the issuer or nominated person, as applicable, and (iv) in the case of a Securities Account or other uncertificated Investment Property, the Securities Intermediary or issuer, as applicable.

5. Covenants. Each Obligor covenants that, so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the Credit Documents pursuant to the stated terms thereof) remain outstanding, any Credit Document or Secured Hedging Agreement is in effect, and until all of the Commitments shall have been terminated, such Obligor shall:

(a) Perfection of Security Interest by Filing, Etc. Execute and deliver to the Administrative Agent and/or file such agreements, assignments or instruments (including affidavits, notices, reaffirmations, amendments and restatements of existing documents and any documents as may be necessary if the law of any jurisdiction other than New York becomes or is applicable to the Perfection Collateral or any portion thereof, in each case as the Administrative Agent or the Required Lenders may reasonably request) and do all such other things as the Administrative Agent or the Required Lenders may reasonably deem necessary or appropriate (i) to assure to the Administrative Agent and the Control Agent their security interests hereunder in the Perfection Collateral are perfected, including (A) such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent or the Required Lenders may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in the Perfection Collateral in accordance with the UCC and any other personal property security legislation in the appropriate state(s) or province(s), (B) with regard to Copyrights and Copyright Licenses, a Notice of Grant of Security Interest in Copyrights for filing with the United States Copyright Office in the form of Schedule 5(a)-1 attached hereto, (C) with regard to Patents and Patent Licenses, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Schedule 5(a)-2 attached hereto and (D) with regard to Trademarks and Trademark Licenses, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Schedule 5(a)-3 attached hereto, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent and the Control Agent of their rights and interests hereunder. Each Obligor hereby authorizes the Administrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent or the Required Lenders may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted in the Perfection Collateral hereunder in accordance with the UCC, including, without limitation, any financing statement that describes the Collateral as “all personal property” or “all assets” of such Obligor or that describes the Collateral in some other manner as the Administrative Agent or the Required Lenders reasonably deems necessary or advisable. Each Obligor agrees to mark its books and records to reflect the security interest of the Administrative Agent and the Control Agent, as applicable, in the Collateral.

(b) Perfection of Security Interest by Possession. If (i) any amount payable in excess of $1,000,000 under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Tangible Chattel Paper or Supporting Obligation or (ii) any Collateral valued in excess of $1,000,000 shall be stored or shipped subject to a Document or (iii) any Collateral shall consist of Investment Property in the form of a Certificated Security, concurrently with the delivery of the next financial statement referred to in Section 5.1(b) of the Credit Agreement, notify the Administrative Agent of the existence of such Collateral and deliver such Instrument, Chattel Paper, Supporting Obligation, Document or Investment Property to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Security Agreement.

(c) Perfection of Security Interest Through Control. If any Collateral shall consist of Electronic Chattel Paper, Letter-of-Credit Rights or uncertificated Securities (other than uncertificated Securities in a Securities Account), execute and deliver (and, with respect to any Collateral consisting of uncertificated Securities, cause the issuer with respect to such uncertificated Securities to execute and deliver) to the Administrative Agent all control agreements, assignments, instruments or other documents with a principal amount in excess of $1,000,000 and as reasonably requested by the Administrative Agent or the Required Lenders for the purposes of obtaining and maintaining Control of such Collateral.

If any Collateral shall consist of Deposit Accounts or Securities Accounts, comply with Section 6.14 of the Credit Agreement.

(d) Other Liens. Defend its interests in the Collateral against the material claims and demands of all other parties claiming an interest therein other than the Administrative Agent, the Control Agent and the Lenders, and keep the Collateral free from all Liens, except for Permitted Liens. Neither the Administrative Agent nor any Lender authorizes any Obligor to, and no Obligor shall, sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein, except as permitted under the Credit Agreement.

(e) Preservation of Collateral. Keep the Collateral in good order, condition and repair in all material respects, ordinary wear and tear excepted; not use the Collateral in violation of the provisions of this Security Agreement or in material violation of any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable Requirement of Law; not permit any Collateral to be or become a fixture to real property or an accession to other personal property unless the Administrative Agent has a valid, perfected and first priority security interest for the benefit of the Lenders in such real or personal property, subject to Permitted Liens.

(f) Changes in Structure or Location. Not, without providing ten (10) days prior written notice to the Administrative Agent and without filing (or confirming that the Administrative Agent has filed) such financing statements and amendments to any previously filed financing statements as the Administrative Agent may require, (i) alter its legal existence or, in one transaction or a series of transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets, (ii) change its state of incorporation or organization, or (iii) change its registered legal name.

(g) Inspection. Allow a designee of the Required Lenders (which may include the Administrative Agent or any Lender) (or after the occurrence and during the continuance of an Event of Default, any Lender) or its representatives to visit and inspect the Collateral as set forth in (and subject to the requirements of) Section 5.6 of the Credit Agreement.

(h) Collateral Held by Warehouseman, Bailee, etc. Upon the occurrence of an Event of Default and during the continuance thereof, if any Collateral is at any time in the possession or control of a warehouseman, bailee or any agent or processor of such Obligor, if the aggregate book value of all such Collateral exceeds $500,000, (i) notify the Administrative Agent of such possession, (ii) notify such Person of the Administrative Agent’s security interest for the benefit of the Lenders in such Collateral, (iii) instruct such Person to hold all such Collateral for the Administrative Agent’s account subject to the Administrative Agent’s instructions and (iv) use its best efforts to obtain an acknowledgment from such Person that it is holding such Collateral for the benefit of the Administrative Agent.

(i) Treatment of Accounts. (i) Not grant or extend the time for payment of any Account, or compromise or settle any Account for less than the full amount thereof, or release any person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, other than in the prudent conduct of an Obligor’s business (to be determined in Obligor’s reasonable discretion) and (ii) maintain at its principal place of business a record of Accounts consistent with prudent business practices.

(j) Covenants Relating to Inventory.

(i) Maintain, keep and preserve its Inventory in good salable condition at its own cost and expense.

(ii) Comply with all reporting requirements set forth in the Credit Agreement with respect to Inventory.

(iii) If any of the Inventory valued over $1,000,000 is at any time evidenced by a document of title, promptly notify the Administrative Agent thereof and, upon the request of the Administrative Agent or the Required Lenders, deliver such document of title to the Administrative Agent.

(k) Covenants Relating to Copyrights.

(i) Employ the Copyright for each material Work with such notice of copyright as may be required by law to secure copyright protection.

(ii) Except as could not reasonably be expected to have a Material Adverse Effect, (A) not do any act or knowingly omit to do any act whereby any Copyright may become invalidated; (B) not do any act, or knowingly omit to do any act, whereby any Copyright may become injected into the public domain; (C) notify the Administrative Agent immediately if it knows, or has reason to know, that any Copyright could reasonably be expected to become injected into the public domain or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in any court or tribunal in the United States or any other country) regarding an Obligor’s ownership of any such Copyright or its validity; (D) take all necessary steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each Copyright owned by an Obligor including, without limitation, filing of applications for renewal where necessary; and (E) promptly notify the Administrative Agent of any material infringement of any Copyright of an Obligor of which it becomes aware and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

(iii) Not make any agreement in conflict with the security interest in the Copyrights of each Obligor hereunder, except to the extent that the term in such agreement creating such conflict is ineffective under applicable law (including Sections 9-406, 9-407, 9-408 and 9-409 of the UCC of any relevant jurisdiction).

(l) Covenants Relating to Patents and Trademarks.

(i) Except as could not reasonably be expected to have a Material Adverse Effect, use reasonable efforts to (A) continue to use each Trademark in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (B) maintain as in the past the quality of products and services offered under such Trademark, (C) employ such Trademark with the appropriate notice of registration, (D) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Security Agreement, and (E) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

(ii) Except as could not reasonably be expected to have a Material Adverse Effect, use reasonable efforts to not do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated.

(iii) Except as could not reasonably be expected to have a Material Adverse Effect, promptly notify the Administrative Agent if it knows, or has reason to know, that any application or registration relating to any Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding an Obligor’s ownership of any such Patent or Trademark or its right to register the same or to keep, maintain and use the same.

(iv) Whenever an Obligor, either by itself or through an agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, such Obligor shall report such filing to the Administrative Agent and the Lenders within five (5) Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent or the Required Lenders, an Obligor shall execute and deliver any and all agreements, instruments, documents and papers as the Administrative Agent or the Required Lenders may reasonably request to evidence the Administrative Agent’s and the Lenders’ security interest in any Patent or Trademark and the goodwill and General Intangibles of such Obligor relating thereto or represented thereby.

(v) Except as could not reasonably be expected to have a Material Adverse Effect, take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application, to obtain the relevant registration and to maintain each registration of the Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(vi) Except as could not reasonably be expected to have a Material Adverse Effect, promptly notify the Administrative Agent and the Lenders after it learns that any Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party and if prudent business conduct (to be determined in Obligor’s reasonable discretion) promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as it shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.

(vii) Use reasonable efforts to not make an agreement in conflict with the security interest in the Patents or Trademarks of any Obligor hereunder, except to the extent that the term in such agreement creating such conflict is ineffective under applicable law (including Sections 9-406, 9-407, 9-408 and 9-409 of the UCC of any relevant jurisdiction).

(m) New Patents, Copyrights and Trademarks. Concurrently with the delivery of the next financial statement referred to in Section 5.1(b) of the Credit Agreement, provide the Administrative Agent with (i) a listing of all applications, if any, for new Copyrights, Patents or Trademarks (together with a listing of the issuance of registrations or letters on present applications), which new applications and issued registrations or letters shall be subject to the terms and conditions hereunder, and (ii) (A) with respect to Copyrights, a duly executed Notice of Grant of Security Interest in Copyrights, (B) with respect to Patents, a duly executed Notice of Grant of Security Interest in Patents, (C) with respect to Trademarks, a duly executed Notice of Grant of Security Interest in Trademarks or (D) such other duly executed documents as the Administrative Agent or the Required Lenders may request in a form acceptable to counsel for the Administrative Agent and suitable for recording to evidence the security interest of the Administrative Agent on behalf of the Lenders in the Copyright, Patent or Trademark which is the subject of such new application.

(n) Commercial Tort Claims; Notice of Litigation. (i) Promptly forward to the Administrative Agent written notification of any and all Commercial Tort Claims of the Obligors in excess of $3,000,000, including, but not limited to, any and all actions, suits, and proceedings before any court or Governmental Authority by or affecting such Obligor or any of its Subsidiaries and (ii) execute and deliver such statements, documents and notices and do and cause to be done all such things as may be required by the Administrative Agent or the Required Lenders, or required by law, including all things which may from time to time be necessary under the UCC to fully create, preserve, perfect and protect the priority of the Administrative Agent’s security interest in any Commercial Tort Claim in excess of $3,000,000.

(o) Status of Collateral as Personal Property. At all times maintain the Collateral as personal property and not affix any of the Collateral to any real property in a manner which would change its nature from personal property to real property or a Fixture unless the Administrative Agent has a valid, perfected and first priority security interest for the benefit of the Lenders in such real or personal property, subject to Permitted Liens.

(p) Regulatory Approvals. Promptly, and at its expense, execute and deliver, or cause to be executed and delivered, all applications, certificates, instruments, registration statements, and all other documents and papers the Administrative Agent or the Required Lenders may reasonably request and as may be required by law to acquire any Governmental Approval or the consent, approval, registration, qualification or authorization of any other Person deemed necessary or appropriate for the effective exercise of any of the rights under this Security Agreement. Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, each Obligor shall take any action which the Administrative Agent or the Required Lenders may reasonably request in order to transfer and assign to the Administrative Agent, or to such one or more third parties as the Administrative Agent or the Required Lenders may designate, or to a combination of the foregoing, each Government Approval of such Obligor. To enforce the provisions of this subsection, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent ~~is~~or the Required Lenders are empowered to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the Governmental Authority an involuntary transfer of control of each such Governmental Approval for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. Each Obligor hereby agrees to authorize such an involuntary transfer of control upon the request of the receiver so appointed, and, if such Obligor shall refuse to authorize the transfer, its approval may be required by the court. Upon the occurrence and continuance of an Event of Default, such Obligor shall further use its reasonable best efforts to assist in obtaining Governmental Approvals, if required, for any action or transaction contemplated by this Security Agreement, including, without limitation, the preparation, execution and filing with the Governmental Authority of such Obligor’s portion of any necessary or appropriate application for the approval of the transfer or assignment of any portion of the assets (including any Governmental Approval) of such Obligor. Because each Obligor agrees that the Administrative Agent’s ~~remedy~~and the Required Lender’s remedies at law for failure of such Obligor to comply with the provisions of this subsection would be inadequate and that such failure would not be adequately compensable in damages, such Obligor agrees that the covenants contained in this subsection may be specifically enforced, and such Obligor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

(q) Insurance. Insure, repair and replace the Collateral of such Obligor as set forth in the Credit Agreement. All proceeds derived from insurance on the Collateral shall be subject to the security interest of the Administrative Agent hereunder.

(r) Covenants Relating to the Assigned Agreements.

(i) Upon the request of the Administrative Agent or the Required Lenders, each Obligor shall, at its expense, (A) furnish to the Administrative Agent copies of all notices, requests and other documents received by such Obligor under or pursuant to the Assigned Agreements, and such other information and reports regarding the Assigned Agreements and (B) make to any other party to any Assigned Agreement such demands and requests for information and reports or for action as an Obligor is entitled to make thereunder.

(ii) Unless the applicable Obligor believes it is necessary in the prudent conduct of its business (to be determined in Obligor’s reasonable discretion), no Obligor shall (A) cancel or terminate any Assigned Agreement of such Obligor or consent to or accept any cancellation or termination thereof; (B) amend or otherwise modify any Assigned Agreement of such Obligor or give any consent, waiver or approval thereunder; (C) waive any default under or breach of any Assigned Agreement of such Obligor; or (D) take any other action in connection with any Assigned Agreement of such Obligor which would impair the value of the interest or rights of such Obligor thereunder or which would impair the interests or rights of the Administrative Agent.

6. License of Intellectual Property. The Obligors hereby grant to the Administrative Agent, effective upon the occurrence and during the continuance of any Event of Default, the nonexclusive right and license to use all Intellectual Property owned, where permitted under the applicable third party license agreement, or used by any Obligor that relate to the Collateral and any other collateral granted by the Obligors as security for the Secured Obligations, together with any goodwill associated therewith, all to the extent necessary to enable the Administrative Agent to use, possess and realize on the Collateral and to enable any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of the Administrative Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to the Obligors.

7. Special Provisions Regarding Inventory. Notwithstanding anything to the contrary contained in this Security Agreement, each Obligor may, unless and until an Event of Default occurs and is continuing and the Administrative Agent or the Required Lenders instructs such Obligor otherwise, without further consent or approval of the Administrative Agent or the Required Lenders, use, consume, sell, lease and exchange its Inventory in the prudent conduct of its business, whereupon, in the case of such a sale or exchange, the security interest created hereby in the Inventory so sold or exchanged (but not in any Proceeds arising from such sale or exchange) shall cease immediately without any further action on the part of the Administrative Agent.

8. Performance of Obligations; Advances by Administrative Agent. Upon the occurrence of an Event of Default and during continuance thereof, the Administrative Agent may, at its sole option and in its sole discretion, perform or cause to be performed the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Administrative Agent may make for the protection of the security interest hereof or may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Obligors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the ABR Default Rate. No such performance of any covenant or agreement by the Administrative Agent on behalf of any Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any default under the terms of this Security Agreement, the other Credit Documents or any Secured Hedging Agreement. The Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by an Obligor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

9. Events of Default.

The occurrence of an event which under the Credit Agreement would constitute an Event of Default shall be an event of default hereunder (an “Event of Default”).

10. Remedies.

(a) General Remedies. Upon the occurrence of an Event of Default and during continuation thereof, the Administrative Agent and the Control Agent shall have, in addition to the rights and remedies provided herein, in the Credit Documents, in any Secured Hedging Agreement or by law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Administrative Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Obligors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Obligors to assemble and make available to the Administrative Agent at the expense of the Obligors any Collateral at any place and time designated by the

Administrative Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Obligors hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Neither the Administrative Agent’s compliance with any applicable state or federal law in the conduct of such sale, nor its disclaimer of any warranties relating to the Collateral, shall be considered to adversely affect the commercial reasonableness of such sale. In addition to all other sums due the Administrative Agent and the Lenders with respect to the Secured Obligations, the Obligors shall pay the Administrative Agent and each of the Lenders all reasonable documented costs and expenses incurred by the Administrative Agent or any such Lender, including, but not limited to, reasonable attorneys’ fees and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against the Administrative Agent or the Lenders or the Obligors concerning any matter arising out of or connected with this Security Agreement, any Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the Bankruptcy Code. To the extent the rights of notice cannot be legally waived hereunder, each Obligor agrees that any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Company in accordance with the notice provisions of Section 9.2 of the Credit Agreement at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice. The Administrative Agent and the Lenders shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by law, any Lender may be a purchaser at any such sale. To the extent permitted by applicable law, each of the Obligors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, the Administrative Agent and the Lenders may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Administrative Agent and the Lenders may further postpone such sale by announcement made at such time and place.

(b) Remedies Relating to Accounts. Upon the occurrence of an Event of Default and during the continuation thereof, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder, the Administrative Agent shall have the right to enforce any Obligor’s rights against any account debtors and obligors on such Obligor’s Accounts. Each Obligor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Administrative Agent in accordance with the provisions of this Section shall be solely for the Administrative Agent’s own convenience and that such Obligor shall not have any right, title or interest in such Proceeds or in any such other amounts except as expressly provided herein. To the extent required by the

Administrative Agent or the Required Lenders, each Obligor agrees to execute any document or instrument, and to take any action, necessary under applicable law (including the Federal Assignment of Claims Act) in order for the Administrative Agent to exercise its rights and remedies (or be able to exercise its rights and remedies at some future date) with respect to any Accounts of such Obligor where the account debtor is a Governmental Authority. The Administrative Agent and the Lenders shall have no liability or responsibility to any Obligor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Each Obligor hereby agrees to indemnify the Administrative Agent and the Lenders and their respective officers, directors, employees, partners, members, counsel, agents, representatives, advisors and affiliates from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and reasonable attorneys’ fees suffered or incurred by the Administrative Agent or the Lenders (each, an “Indemnified Party”) because of the maintenance of the foregoing arrangements except as relating to or arising out of the gross negligence or willful misconduct of an Indemnified Party or its officers, employees or agents. In the case of any investigation, litigation or other proceeding, the foregoing indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by an Obligor, its directors, shareholders or creditors or an Indemnified Party or any other Person or any other Indemnified Party is otherwise a party thereto.

(c) Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent shall have the right to enter and remain upon the various premises of the Obligors without cost or charge to the Administrative Agent, and use the same, together with materials, supplies, books and records of the Obligors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Administrative Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral. If the Administrative Agent exercises its right to take possession of the Collateral, each Obligor shall also at its expense perform any and all other steps reasonably requested by the Administrative Agent to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Administrative Agent, appointing overseers for the Collateral and maintaining inventory records.

(d) Nonexclusive Nature of Remedies. Failure by the Administrative Agent or the Lenders to exercise any right, remedy or option under this Security Agreement, any other Credit Document, any Secured Hedging Agreement or as provided by law, or any delay by the Administrative Agent or the Lenders in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the Lenders shall only be granted as provided herein. To the extent permitted by law, neither the Administrative Agent, the Lenders, nor any party acting as attorney for the Administrative Agent or the Lenders, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Administrative Agent and the Lenders under this Security Agreement shall be cumulative and not exclusive of any other right or remedy which the Administrative Agent or the Lenders may have.

(e) Retention of Collateral. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC (or any successor sections of the UCC) or otherwise complying with the notice requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Collateral in satisfaction of the Secured Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

(f) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the Lenders are legally entitled, the Obligors shall be jointly and severally liable for the deficiency, together with interest thereon at the rate of interest applicable thereto pursuant to Section 2.10(b) of the Credit Agreement, together with the costs of collection and the reasonable fees of any attorneys employed by the Administrative Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Obligors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

(g) Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real and other personal property and securities owned by an Obligor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuation of any Event of Default, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, Liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Administrative Agent’s and the Lenders’ rights or the Secured Obligations under this Security Agreement, under any other of the Credit Documents or under any Secured Hedging Agreement.

11. Rights of the Administrative Agent.

(a) Power of Attorney. Each Obligor hereby designates and appoints the Administrative Agent, on behalf of the Lenders, and each of its designees or agents, as attorney-in-fact of such Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

(i) to demand, collect, settle, compromise, adjust and give discharges and releases concerning the Collateral of such Obligor, all as the Administrative Agent may reasonably determine in respect of such Collateral;

(ii) to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle, adjust or compromise any action, suit or proceeding brought with respect to the Collateral and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

(iv) to receive, open and dispose of mail addressed to an Obligor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Obligor, or securing or relating to such Collateral, on behalf of and in the name of such Obligor;

(v) to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

(vi) to adjust and settle claims under any insurance policy relating to the Collateral;

(vii) to execute and deliver and/or file all assignments, conveyances, statements, financing statements, continuation financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may determine necessary in order to perfect (in the case of Perfection Collateral) and maintain the security interests and Liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated herein;

(viii) to institute any foreclosure proceedings that the Administrative Agent may deem appropriate;

(ix) to execute any document or instrument, and to take any action, necessary under applicable law (including the Federal Assignment of Claims Act) in order for the Administrative Agent to exercise its rights and remedies (or to be able to exercise its rights and remedies at some future date) with respect to any Account of an Obligor where the account debtor is a Governmental Authority; and

(x) to do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the Credit Documents pursuant to the stated terms thereof) remain outstanding, any Credit Document or Secured Hedging Agreement is in effect, and until all of the Commitments shall have been terminated. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Administrative Agent solely to perfect (in the case of Perfection Collateral), protect, preserve and realize upon its security interest in the Collateral.

(b) Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Secured Obligations or any portion thereof and/or the Collateral or any portion thereof to a successor Administrative Agent, and the assignee shall be entitled to all of the rights and remedies of the Administrative Agent under this Security Agreement in relation thereto.

(c) Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent or the Control Agent hereunder, neither the Administrative Agent nor the Control Agent shall have any duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Obligors shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent and the Control Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Obligors. The Administrative Agent and the Control Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in their possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent or the Control Agent, as applicable, accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that neither the Administrative Agent nor the Control Agent shall have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 10 hereof, neither the Administrative Agent nor the Control Agent shall have any obligation to clean-up, repair or otherwise prepare the Collateral for sale.

12. Application of Proceeds. After the exercise of remedies by the Administrative Agent or the Lenders pursuant to Section 7.2 of the Credit Agreement (or after the Commitments shall automatically terminate and the Loans (with accrued interest thereon) and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall automatically become due and payable in accordance with the terms of such Section), any proceeds of the Collateral, when received by the Administrative Agent, the Control Agent or any of the Lenders in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in Section 2.13(b) of the Credit Agreement, and each Obligor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Administrative Agent shall have the continuing and exclusive right to apply and reapply any and all such proceeds in the Administrative Agent’s sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

13. Costs of Counsel. If at any time hereafter, whether upon the occurrence of an Event of Default or not, the Administrative Agent or the Control Agent employs counsel to prepare or consider amendments, waivers or consents with respect to this Security Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Security Agreement or relating to the Collateral, or to protect the Collateral or exercise any rights or remedies under this Security Agreement or with respect to the Collateral, then the Obligors agree to promptly pay upon demand any and all such reasonable documented costs and expenses of the Administrative Agent and the Control Agent, all of which costs and expenses shall constitute Secured Obligations hereunder.

14. Continuing Agreement.

(a) This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the Credit Documents pursuant to the stated terms thereof) remain outstanding, any Credit Document or Secured Hedging Agreement is in effect, and until all of the Commitments shall have been terminated. Upon such payment and termination, this Security Agreement shall be automatically terminated and the Administrative Agent, the Control Agent and the Lenders shall, upon the request and at the expense of the Obligors, forthwith release all of the Liens and security interests granted hereunder and shall execute and/or deliver all UCC termination statements and/or other documents reasonably requested by the Obligors evidencing such termination. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Security Agreement.

(b) This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent, the Control Agent or any Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Administrative Agent, the Control Agent or any Lender in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

15. Amendments; Waivers; Modifications. This Security Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 9.1 of the Credit Agreement.

16. Successors in Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Obligor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent, the Control Agent and the Lenders hereunder, to the benefit of the Administrative Agent, the Control Agent and the Lenders and their successors and permitted assigns; provided, however, that none of the Obligors may assign its rights or delegate its duties hereunder without the prior written consent of each Lender or the Required Lenders, as required by the Credit Agreement. To the fullest extent permitted by law, each Obligor hereby releases the Administrative Agent, the Control Agent and each Lender, each of their respective affiliates, officers, employees and agents and each of their respective successors and assigns (each an “Indemnified Party”), from any liability for any act or omission relating to this Pledge Agreement or the Pledged Collateral, except, with respect to any Indemnified Party, for any liability arising from the gross negligence or willful misconduct of such Indemnified Party or its affiliates, officers, employees or agents, in each case as determined by a court of competent jurisdiction pursuant to a final non-appealable judgment.

17. Notices. All notices required or permitted to be given under this Security Agreement shall be in conformance with Section 9.2 of the Credit Agreement.

18. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart. Delivery of executed counterparts of the Security Agreement by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered upon the request of the Administrative Agent.

19. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning, construction or interpretation of any provision of this Security Agreement.

20. Governing Law; Submission to Jurisdiction and Service of Process; Waiver of Jury Trial; Venue. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). The terms of Sections 9.14 and 9.17 of the Credit

Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

21. Severability. If any provision of this Security Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

22. Entirety. This Security Agreement, the other Credit Documents and the Secured Hedging Agreements represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to this Security Agreement, the other Credit Documents, the Secured Hedging Agreements or the transactions contemplated herein and therein.

23. Survival. All representations and warranties of the Obligors hereunder shall survive the execution and delivery of this Security Agreement, the other Credit Documents and the Secured Hedging Agreements, the delivery of the Notes and the making of the Loans and the issuance of the Letters of Credit under the Credit Agreement.

24. Joint and Several Obligations of Obligors.

(a) Each of the Obligors is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Lenders under the Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Obligors and in consideration of the undertakings of each of the Obligors to accept joint and several liability for the obligations of each of them.

(b) Each of the Obligors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Obligors with respect to the payment and performance of all of the Secured Obligations arising under this Security Agreement, the other Credit Documents and the Secured Hedging Agreements, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Obligors without preferences or distinction among them.

(c) Notwithstanding any provision to the contrary contained herein, in any other of the Credit Documents or in any Secured Hedging Agreement, to the extent the obligations of an Obligor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Obligor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

25. Rights of Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders. The provisions of Sections 10, 11 and 26 are intended to specify the rights and remedies of the Administrative Agent and the Lenders with respect to the Collateral and the Obligors. The relative rights of the Administrative Agent on the one hand and the Lenders on the other hand, and the ability of the Administrative Agent (vis-à-vis the Lenders) to take actions under Sections 10, 11 and 26, are as set forth in Section 8.5 of the Credit Agreement; provided that the foregoing shall not create any limitation on the ability of the Administrative Agent vis-à-vis the Obligors to exercise its rights and remedies hereunder and shall not afford any right to, or constitute a defense available to any Obligor.

26. Control Agent.

(a) The Administrative Agent, on behalf of itself and the Lenders, appoints ~~Wachovia Bank, National Association~~Gleacher Products Corp. as its collateral agent (together with any successor in such capacity appointed by the Administrative Agent) for the limited purpose of acting as the agent on behalf of the Administrative Agent (on behalf of the Lenders) with respect to the Control Collateral for purposes of perfecting the Liens of such parties on the Control Collateral. The Control Agent accepts such appointment and agrees to hold such Control Collateral in its possession or control (or in the possession or control of its agents or bailees) as Control Agent for the benefit of the Administrative Agent (on behalf of the Lenders) and any permitted assignee of any thereof solely for the purpose of perfecting the security interest granted to such parties in such Control Collateral. The Administrative Agent hereby acknowledges that the Control Agent will obtain “control” under the UCC over certain Deposit Accounts and Securities Accounts as contemplated by this Security Agreement for the benefit of the Administrative Agent (on behalf of the Lenders). The Administrative Agent hereby also acknowledges and agrees that the Control Agent will enter into landlord lien waivers as contemplated by the Credit Agreement for the benefit of the Administrative Agent (on behalf of the Lenders).

(b) The Control Agent and the Administrative Agent (on behalf of the Lenders), each hereby agrees that the Administrative Agent shall have the sole and exclusive right and authority to give instructions to, and otherwise direct, the Control Agent in respect of the Control Collateral or any control agreement with respect to any Control Collateral. The Obligors hereby jointly and severally agree to pay, reimburse, indemnify and hold harmless the Control Agent to the same extent and on the same terms that the Obligors are required to do so for the Administrative Agent in accordance with the Credit Agreement. The Lenders hereby jointly and severally agree to pay, reimburse, indemnify and hold harmless the Control Agent to the same extent and on the same terms that the Lenders are required to do so for the Administrative Agent in accordance with the Credit Agreement.

(c) The provisions of Article VIII of the Credit Agreement shall inure to the benefit of the Control Agent (as if the Control Agent were the agent named therein) in respect of this Security Agreement, and shall be binding upon all Obligors and all Lenders and upon the parties hereto in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Control Agent therein set forth:

(i) The Control Agent is authorized to take all such actions as are provided to be taken by it as Control Agent hereunder, or as instructed by the Administrative Agent as provided herein, in each case together with all other actions reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Control Collateral), the Control Agent shall act or refrain from acting in accordance with written instructions from the Administrative Agent, or, in the absence of such instructions or provisions, in accordance with its reasonable discretion.

(ii) The Control Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of any Lien created under this Security Agreement in any of the Collateral, whether impaired by operation of Law or by reason of any action or omission to act on its part hereunder unless such action or omission constitutes gross negligence or willful misconduct. The Control Agent shall not have a duty to ascertain or inquire as to the performance or observance of any of the terms of this Security Agreement by any Obligor. This Security Agreement shall not subject the Control Agent to any obligation or liability except as expressly set forth herein. In particular, the Control Agent shall have no duty to investigate whether the obligations of any Obligor to the Administrative Agent or any other Lender are in default or whether the Administrative Agent is entitled under this Security Agreement, or otherwise to give any instructions or notice of exclusive control. The Control Agent is fully entitled to rely upon such instructions as it believes in good faith to have originated from the Administrative Agent.

(iii) Except as set forth in clause (iv) below, the Control Agent shall have no obligation whatsoever to the Administrative Agent or any Lender including, without limitation, any obligation to assure that the Control Collateral is owned by any Obligor or one of their respective Subsidiaries or to preserve rights or benefits of any Person except as expressly set forth in this Section 26.

(iv) In acting on behalf of the Administrative Agent and the Lenders, the duties or responsibilities of the Control Agent under this Section 26 shall be limited solely to:

(A) entering into one or more control agreements in form and substance satisfactory to the Control Agent and the Administrative Agent with respect to Control Collateral consisting of Deposit Accounts and Securities Accounts and exercising the rights of the Secured Parties thereunder in accordance with the instructions of, and on behalf of, the Administrative Agent;

(B) delivering any notices received by it with respect to any item of Control Collateral in its possession or control to the Administrative Agent; and

(C) entering into any landlord lien waivers as directed by the Administrative Agent.

(d) The Control Agent shall not, by reason of the Credit Agreement or this Security Agreement or any other document, have a fiduciary relationship in respect of the Administrative Agent or any Lender or any Obligor.

(e) The Control Agent shall have an unfettered right to resign as Control Agent upon thirty (30) days prior written notice to the Company and the Administrative Agent. If upon the effective date of such resignation no successor to the Control Agent has been appointed by the Administrative Agent, the Control Agent shall enter into any amendments to Control Agreements as may be necessary to allow the Administrative Agent to obtain control of such Control Collateral and the Administrative Agent shall accept and succeed to the role of the Control Agent as the agent for perfection on the Control Collateral.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT C

[Please see attached]

AMENDED AND RESTATED PLEDGE AGREEMENT

THIS AMENDED AND RESTATED PLEDGE AGREEMENT (this “Pledge Agreement”), is entered into as of February 28, 2007, among GATEHOUSE MEDIA HOLDCO, INC., a Delaware corporation (“Holdco”), GATEHOUSE MEDIA OPERATING, INC., a Delaware corporation (the “Company”), GATEHOUSE MEDIA MASSACHUSETTS I, INC., a Delaware corporation (“GateHouse I”), GATEHOUSE MEDIA MASSACHUSETTS II, INC., a Delaware corporation (“GateHouse II”), and ENHE ACQUISITION, LLC, a Delaware limited liability company (“ENHE” and, together with GateHouse I and GateHouse II, collectively the “Subsidiary Borrowers” and individually a “Subsidiary Borrower”), each of the Restricted Subsidiaries from time to time party hereto (together with Holdco, collectively the “Guarantors” and individually a “Guarantor”; the Guarantors, together with the Company and the Subsidiary Borrowers, collectively the “Pledgors” and individually an “Pledgor”), and ~~WACHOVIA BANK, NATIONAL ASSOCIATION~~GLEACHER PRODUCTS CORP., in its capacity as administrative agent under the Credit Agreement referred to below (in such capacity, the “Administrative Agent”) for the several banks and other financial institutions as may from time to time become parties to such Credit Agreement (individually a “Lender” and collectively the “Lenders”).

RECITALS

WHEREAS, the Borrowers, the Guarantors, certain financial institutions, as lenders, and the Administrative Agent are parties to a First Lien Credit Agreement dated as of June 6, 2006 (as amended, modified, extended, renewed, restated, replaced or supplemented prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, in connection with the Existing Credit Agreement, the Borrowers, the Guarantors and the Administrative Agent entered into that certain First Lien Pledge Agreement dated as of June 6, 2006 (as amended, modified, extended, renewed, restated, replaced or supplemented prior to the date hereof, the “Existing Pledge Agreement”);

WHEREAS, the Borrowers, the Guarantors, the Lenders and the Administrative Agent have entered into that certain Amended and Restated Credit Agreement dated as of the date hereof (as amended, modified, extended, renewed, restated, replaced or supplemented from time to time, the “Credit Agreement”), pursuant to which the Existing Credit Agreement has been amended and restated and the obligations under the Existing Credit Agreement have been continued; and

WHEREAS, in connection with the Credit Agreement, the Lenders and the Pledgors have agreed to amend and restate (but not effect a novation of) the Existing Pledge Agreement in accordance with the terms of this Pledge Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms that are defined in the Uniform Commercial Code from time to time in effect in the State of New York (the “UCC”) are used herein as so defined: Certificated Security, Control, Entitlement Order, Financial Asset, Investment Company Security, Securities Account, Security, Security Entitlement, Securities Intermediary and Uncertificated Security. For purposes of this Pledge Agreement, the term “Lender” shall include any Hedging Agreement Provider.

2. Pledge and Grant of Security Interest. To secure the prompt payment and performance in full when due, whether by lapse of time or otherwise, of the Secured Obligations (as defined in Section 3 hereof), each Pledgor hereby pledges and grants to the Administrative Agent, for the ratable benefit of the Lenders, a continuing security interest in any and all right, title and interest of such Pledgor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Pledged Collateral”):

(a) Pledged Capital Stock. (i) 100% (or, if less, the full amount owned by such Pledgor) of the issued and outstanding Capital Stock owned by such Pledgor of each Domestic Subsidiary set forth on Schedule 2(a) attached hereto and (ii) 65% (or, if less, the full amount owned by such Pledgor) of each class of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (“Voting Equity”) and 100% (or, if less, the full amount owned by such Pledgor) of each class of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (“Non-Voting Equity”) owned by such Pledgor of each first-tier Foreign Subsidiary set forth on Schedule 2(a) attached hereto (collectively, together with the Capital Stock and other interests described in clauses (y) and (z) and in Sections 2(b) and 2(c) below, the “Pledged Capital Stock”), including, but not limited to, the following:

(y) subject to the percentage restrictions described above and in Section 2(b) below, all shares, securities, membership interests or other equity interests representing a dividend on any of the Pledged Capital Stock, or representing a distribution or return of capital upon or in respect of the Pledged Capital Stock, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of, the Pledged Capital Stock; and

(z) subject to the percentage restrictions described above and in Section 2(b) below and without affecting the obligations of the Pledgors under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger involving the issuer of any Pledged Capital Stock and in which such issuer is not the surviving entity, all shares of each class of the Capital Stock of the successor entity formed by or resulting from such consolidation or merger.

(b) Additional Interests. (i) 100% (or, if less, the full amount owned by such Pledgor) of each class of the issued and outstanding Capital Stock of any Person which hereafter becomes a Domestic Subsidiary and (ii) 65% (or, if less, the full amount owned by such Pledgor) of the Voting Equity and 100% (or, if less, the full amount owned by such Pledgor) of the Non-Voting Equity of any Person which hereafter becomes a first-tier Foreign Subsidiary, including, without limitation, the certificates representing such Capital Stock.

(c) Other Equity Interests. Subject to the percentage restrictions described above, any and all other Capital Stock or other equity interests owned by the Pledgors in any Domestic Subsidiary or any first-tier Foreign Subsidiary.

(d) Proceeds. All proceeds and products of the foregoing, however and whenever acquired and in whatever form.

Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that a Pledgor may from time to time hereafter pledge and deliver additional shares of Capital Stock or other interests to the Administrative Agent as collateral security for the Secured Obligations. Upon such pledge and delivery to the Administrative Agent, such additional shares of Capital Stock or other interests shall be deemed to be part of the Pledged Collateral of such Pledgor and shall be subject to the terms of this Pledge Agreement whether or not Schedule 2(a) is amended to refer to such additional shares.

3. Security for Secured Obligations. The security interest created hereby in the Pledged Collateral of each Pledgor constitutes continuing collateral security for all of the following, whether now existing or hereafter incurred (the “Secured Obligations”): (a) all of the Credit Party Obligations (including obligations under Secured Hedging Agreements), howsoever evidenced, created, incurred or acquired, whether primary, secondary, direct, contingent, or joint and several and (b) all expenses and charges, legal and otherwise, incurred by the Administrative Agent and the Lenders in collecting or enforcing any of the Credit Party Obligations or in realizing on or protecting any security therefor, including without limitation the security granted hereunder.

4. Delivery of the Pledged Collateral; Perfection of Security Interest. Each Pledgor hereby agrees that:

(a) Delivery of Certificates and Instruments. Each Pledgor shall deliver as security to the Administrative Agent (subject to the percentage limitations set forth in Section 2 above), (i) simultaneously with or prior to the execution and delivery of this Pledge Agreement, all certificates representing the Pledged Capital Stock owned by such Pledgor and (ii) concurrently with the delivery of the next financial statement referred to in Section 5.1(b) of the Credit Agreement after the receipt thereof by or on behalf of a Pledgor, all other certificates and instruments constituting Pledged Collateral owned by a Pledgor. Prior to delivery to the Administrative Agent, all such certificates and instruments constituting Pledged Collateral of a Pledgor shall be held in trust by such Pledgor for the benefit of the Administrative Agent pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 4(a) attached hereto.

(b) Additional Securities. Subject to the percentage restrictions set forth in Section 2, if such Pledgor shall receive by virtue of its being or having been the owner of any Pledged Collateral, any (i) certificate, including without limitation, any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares of Capital Stock, stock splits, spin-off or split-off, promissory notes or other instruments; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends payable in Capital Stock; or (iv) distributions of Capital Stock or other equity interests in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then such Pledgor shall receive such certificate, instrument, option, right or distribution in trust for the benefit of the Administrative Agent, shall segregate it from such Pledgor’s other property and shall deliver it, concurrently with the delivery of the next financial statement referred to in Section 5.1(b) of the Credit Agreement, to the Administrative Agent, in the exact form received accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 4(a) attached hereto, to be held by the Administrative Agent, as Pledged Collateral and as further collateral security for the Secured Obligations.

(c) Financing Statements; Other Perfection Actions. Each Pledgor hereby authorizes the Administrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent or the Required Lenders may from time to time deem reasonably necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, including, without limitation, any financing statement that describes the Pledged Collateral as “all personal property” or “all assets” of such Pledgor or that describes the Pledged Collateral in some other manner as the Administrative Agent or the Required Lenders deems necessary or advisable. Each Pledgor shall also execute and deliver to the Administrative Agent and/or file such agreements, assignments or instruments (including affidavits, notices, reaffirmations, amendments and restatements of existing documents and any documents as may be necessary if the law of any jurisdiction other than New York becomes or is applicable to the Collateral or any portion thereof, in each case as the Administrative Agent or the Required Lenders may reasonably request) and do all such other things as the Administrative Agent or the Required Lenders may reasonably deem necessary or appropriate (i) to assure to the Administrative Agent its security interests hereunder are perfected, including such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent or the Required Lenders may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC and any other personal property security legislation in the appropriate jurisdictions, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent of its rights and interests hereunder.

(d) Provisions Relating to Uncertificated Securities, Security Entitlements and Securities Accounts. The Pledgors shall concurrently with the delivery of the next financial statement referred to in Section 5.1(b) of the Credit Agreement, notify the Administrative Agent of any Pledged Collateral consisting of an Uncertificated Security or a Security Entitlement or any Pledged Collateral held in a Securities Account. With respect to any such Pledged Collateral, (i) the applicable Pledgor and the applicable issuer of the Uncertificated Security or the applicable Securities Intermediary shall enter into, upon the request of the Administrative Agent or the Required Lenders, an agreement with the Administrative Agent granting Control to the Administrative Agent (on behalf of the Lenders) over such Pledged Collateral, such agreement to be substantially in the form of Schedule 4(d) or otherwise in form and substance reasonably satisfactory to the Administrative Agent (a “Control Agreement”) and (ii) the Administrative Agent shall be entitled, upon the occurrence and during the continuance of a Default or an Event of Default, to notify the applicable issuer of the Uncertificated Security or the applicable Securities Intermediary that it should follow the instructions or the Entitlement Orders, respectively, of the Administrative Agent and no longer follow the instructions or the Entitlement Orders, respectively, of the applicable Pledgor. Upon receipt by a Pledgor of notice from a Securities Intermediary of its intent to terminate the Securities Account of such Pledgor held by such Securities Intermediary, prior to the termination of such Securities Account the Pledged Collateral in such Securities Account shall be (i) transferred to a new Securities Account, upon the request of the Administrative Agent, which shall be subject to a control agreement as provided above or (ii) transferred to an account held by the Administrative Agent (in which it will be held until a new Securities Account in the name of the Pledgor and subject to a Control Agreement is established).

5. Representations and Warranties. Each Pledgor hereby represents and warrants to the Administrative Agent, for the benefit of the Lenders, that so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the Credit Documents pursuant to the stated terms thereof) remain outstanding, any Credit Document or Secured Hedging Agreement is in effect, and until all of the Commitments shall have been terminated:

(a) Title. Each Pledgor has good and indefeasible title to the Pledged Collateral of such Pledgor and will at all times be the legal and beneficial owner of such Pledged Collateral free and clear of any Lien, other than Permitted Liens. There exists no “adverse claim” within the meaning of Section 8-102 of the UCC with respect to the Pledged Capital Stock of such Pledgor.

(b) Exercising of Rights. The exercise by the Administrative Agent of its rights and remedies hereunder will not violate any law or governmental regulation or any material contractual restriction binding on or affecting a Pledgor or any of its property.

(c) Pledgor’s Authority. No authorization, approval or action by, and no notice or filing with any Governmental Authority, the issuer of any Pledged Capital Stock or third party is required either (i) for the pledge made by a Pledgor or for the granting of the security interest by a Pledgor pursuant to this Pledge Agreement or (ii) for the exercise by the Administrative Agent or the Lenders of their rights and remedies hereunder (except as may be required by laws affecting the offering and sale of securities).

(d) Security Interest/Priority. This Pledge Agreement creates a valid security interest in favor of the Administrative Agent, for the ratable benefit of the Lenders, in the Pledged Collateral of such Pledgor. The taking possession by the Administrative Agent of the certificates (if any) representing the Pledged Capital Stock and all other certificates and instruments constituting Pledged Collateral will perfect and establish the Administrative Agent’s first priority security interest in all certificated Pledged Capital Stock and such certificates and instruments. Upon the filing of UCC financing statements in the location of each Pledgor’s State of organization, the Administrative Agent shall have a first priority perfected security interest in all uncertificated Pledged Capital Stock consisting of partnership or limited liability company interests that do not constitute a Security pursuant to Section 8-103(c) of the UCC. With respect to any Pledged Collateral consisting of an Uncertificated Security or a Security Entitlement or any Pledged Collateral held in a Securities Account, upon execution and delivery by the applicable Pledgor, the Administrative Agent and the applicable Securities Intermediary or the applicable issuer of the Uncertificated Security of an agreement granting Control to the Administrative Agent over such Pledged Collateral, the Administrative Agent shall have a first priority perfected security interest in such Pledged Collateral. Except as set forth in this Section, no action is necessary to perfect the Administrative Agent’s security interest.

(e) No Other Capital Stock. Except as set forth on Schedule 2(a) attached hereto, no Pledgor owns any Capital Stock of the Borrower or any of its Domestic Subsidiaries as of the Effective Date.

(f) Partnership and Limited Liability Company Interests. Except as disclosed to the Administrative Agent, none of the Pledged Capital Stock consisting of partnership or limited liability company interests (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

6. Covenants. Each Pledgor hereby covenants, that so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the Credit Documents pursuant to the stated terms thereof) remain outstanding, any Credit Document or Secured Hedging Agreement is in effect, and until all of the Commitments shall have been terminated, such Pledgor shall:

(a) Defense of Title. Warrant and defend title to and ownership of the Pledged Collateral of such Pledgor at its own expense against the material claims and demands of all other parties claiming an interest therein; keep the Pledged Collateral free from all Liens, other than Permitted Liens; and not sell, exchange, transfer, assign, lease or otherwise dispose of Pledged Collateral of such Pledgor or any interest therein, except as permitted under the Credit Agreement and the other Credit Documents.

(b) Further Assurances. Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be necessary and desirable or that the Administrative Agent or the Required Lenders may request in order to (i) perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor (including, without limitation, execution and delivery of one or more control agreements reasonably acceptable to the Administrative Agent and the Required Lenders, filing of UCC financing statements and any and all other actions reasonably necessary to satisfy the Administrative Agent that the Administrative Agent has obtained a first priority perfected security interest in all Pledged Collateral); (ii) enable the Administrative Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral of such Pledgor; and (iii) otherwise effect the purposes of this Pledge Agreement, including, without limitation and if requested by the Administrative Agent, delivering to the Administrative Agent irrevocable proxies in respect of the Pledged Collateral of such Pledgor.

(c) Amendments. Not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral of such Pledgor or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral of such Pledgor other than pursuant hereto or as may be permitted under the Credit Agreement.

(d) Compliance with Securities Laws. File all reports and other information now or hereafter required to be filed by such Pledgor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Pledged Collateral of such Pledgor.

(e) Issuance or Acquisition of Capital Stock. Not without executing and delivering, or causing to be executed and delivered, to the Administrative Agent such agreements, documents and instruments as the Administrative Agent or the Required Lenders may reasonably require, issue or acquire any Capital Stock that consists of an interest in a partnership or a limited liability company which (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

7. Performance of Obligations; Advances by Administrative Agent. Upon the occurrence and continuance of an Event of Default the Administrative Agent may, at its sole option and in its sole discretion, perform or cause to be performed the covenants and agreements contained herein that such Pledgor failed to perform and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Administrative Agent may make for the protection of the security interest hereof or may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Pledgors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the ABR Default Rate. No such performance of any covenant or agreement by the Administrative Agent on behalf of any Pledgor, and no such advance or expenditure therefor, shall relieve the Pledgors of any default under the terms of this Pledge Agreement, the other Credit Documents or any Secured Hedging Agreement. The Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

8. Events of Default. The occurrence of an event which under the Credit Agreement would constitute an Event of Default shall be an event of default hereunder (an “Event of Default”).

9. Remedies.

(a) General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent shall have, in respect of the Pledged Collateral of any Pledgor, in addition to the rights and remedies provided herein, in the other Credit Documents, in any Secured Hedging Agreement or by law, the rights and remedies of a secured party under the UCC or any other applicable law.

(b) Sale of Pledged Collateral. Upon the occurrence of an Event of Default and during the continuation thereof, without limiting the generality of this Section and without notice, the Administrative Agent may, in its sole discretion, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Administrative Agent may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law. To the extent permitted by law, any Lender may in such event, bid for the purchase of such securities. Each Pledgor agrees that, to the extent notice of sale shall be required by law and has not been waived by such Pledgor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to such Pledgor, in accordance with the notice provisions of Section 9.2 of the Credit Agreement at least ten (10) days before the time of such sale. The Administrative Agent shall not be obligated to make any sale of Pledged Collateral of such Pledgor regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c) Private Sale. Upon the occurrence of an Event of Default and during the continuation thereof, the Pledgors recognize that the Administrative Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Collateral and that the Administrative Agent may, therefore, determine to make one or more private sales of any such Pledged Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit the issuer of such Pledged Collateral to register such Pledged Collateral for public sale under the Securities Act of 1933. Each Pledgor further acknowledges and agrees that any offer to sell such Pledged Collateral which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933) or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, and the Administrative Agent may, in such event, bid for the purchase of such Pledged Collateral.

(d) Retention of Pledged Collateral. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC (or any successor sections of the UCC) or otherwise complying with the notice requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Pledged Collateral in satisfaction of the Secured Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Pledged Collateral in satisfaction of any Secured Obligations for any reason.

(e) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the Lenders are legally entitled, the Pledgors shall be jointly and severally liable for the deficiency, together with interest thereon at the rate of interest applicable thereto pursuant to Section 2.10(b) of the Credit Agreement, together with the costs of collection and the reasonable fees of any attorneys employed by the Administrative Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Pledgors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

(f) Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Pledged Collateral (including, without limitation, real and other personal property owned by a Pledgor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuation of any Event of Default, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, Liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Administrative Agent’s rights or the Secured Obligations under this Pledge Agreement, under any other of the Credit Documents or under any Secured Hedging Agreement.

10. Rights of the Administrative Agent.

(a) Power of Attorney. Each Pledgor hereby designates and appoints the Administrative Agent, on behalf of the Lenders, and each of its designees or agents as attorney-in-fact of such Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

(i) to demand, collect, settle, compromise, adjust and give discharges and releases concerning the Pledged Collateral of such Pledgor, all as the Administrative Agent may reasonably determine in respect of such Pledged Collateral;

(ii) to commence and prosecute any actions at any court for the purposes of collecting any of the Pledged Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle, adjust or compromise any action, suit or proceeding brought with respect to the Pledged Collateral and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

(iv) to pay or discharge taxes, Liens, security interests, or other encumbrances levied or placed on or threatened against the Pledged Collateral;

(v) to direct any parties liable for any payment under any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(vi) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral of such Pledgor;

(vii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral of such Pledgor;

(viii) to execute and deliver and/or file all assignments, conveyances, statements, financing statements, continuation statements, pledge agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may determine necessary in order to perfect and maintain the security interests and Liens granted in this Pledge Agreement and in order to fully consummate all of the transactions contemplated herein;

(ix) to exchange any of the Pledged Collateral of such Pledgor or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Collateral of such Pledgor with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may determine;

(x) to vote for a shareholder, partner or member resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Collateral of such Pledgor into the name of the Administrative Agent or into the name of any transferee to whom the Pledged Collateral of such Pledgor or any part thereof may be sold pursuant to Section 9 hereof; and

(xi) to do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Pledged Collateral of such Pledgor.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the Credit Documents pursuant to the stated terms thereof) remain outstanding, any Credit Document or Secured Hedging Agreement is in effect, and until all of the Commitments shall have been terminated. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Administrative Agent solely to perfect, protect, preserve and realize upon its security interest in the Pledged Collateral.

(b) Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Secured Obligations or any portion thereof and/or the Pledged Collateral or any portion thereof to a successor Administrative Agent, and the assignee shall be entitled to all of the rights and remedies of the Administrative Agent under this Pledge Agreement in relation thereto.

(c) Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that Pledgors shall be responsible for preservation of all rights in the Pledged Collateral of such Pledgor, and the Administrative Agent shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering the surrender of it to the Pledgors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters; or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

(d) Voting Rights in Respect of the Pledged Collateral.

(i) So long as no Event of Default shall have occurred and be continuing, to the extent permitted by law, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of such Pledgor or any part thereof for any purpose not in violation of the terms of this Pledge Agreement or the Credit Agreement.

(ii) Subject to subsection (e) of this Section, upon the occurrence and during the continuance of a Default or an Event of Default, all rights of a Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of this subsection (d) shall cease and all such rights shall thereupon become vested in the Administrative Agent which shall then have the sole right to exercise such voting and other consensual rights.

(e) Dividend and Distribution Rights in Respect of the Pledged Collateral.

(i) So long as no Event of Default shall have occurred and be continuing, each Pledgor may receive and retain any and all dividends (other than dividends payable in the form of Capital Stock and other dividends constituting Pledged Collateral which are required to be delivered to the Administrative Agent pursuant to Section 4 above), distributions or interest paid in respect of the Pledged Collateral to the extent they are allowed under the Credit Agreement.

(ii) Upon the occurrence and during the continuation of an Event of Default:

(A) all rights of a Pledgor to receive the dividends, distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this subsection (e) shall cease and all such rights shall thereupon be vested in the Administrative Agent which shall then have the sole right to receive and hold as Pledged Collateral such dividends, distributions and interest payments; and

(B) all dividends, distributions and interest payments which are received by a Pledgor contrary to the provisions of clause (A) of this subsection (ii) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Pledgor, and shall be forthwith paid over to the Administrative Agent as Pledged Collateral in the exact form received, to be held by the Administrative Agent as Pledged Collateral and as further collateral security for the Secured Obligations.

(f) Release of Pledged Collateral. The Administrative Agent may release any of the Pledged Collateral from this Pledge Agreement or may substitute any of the Pledged Collateral for other Pledged Collateral without altering, varying or diminishing in any way the force, effect, Lien, pledge or security interest of this Pledge Agreement as to any Pledged Collateral not expressly released or substituted, and this Pledge Agreement shall continue as a first priority Lien on all Pledged Collateral not expressly released or substituted.

11. Application of Proceeds. After the exercise of remedies by the Administrative Agent or the Lenders pursuant to Section 7.2 of the Credit Agreement (or after the Commitments shall automatically terminate and the Loans (with accrued interest thereon) and all other amounts under the Credit Documents shall automatically become due and payable in accordance with the terms of such Section), any proceeds of the Pledged Collateral, when received by the Administrative Agent or any of the Lenders in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in Section 2.13(b) of the Credit Agreement, and each Pledgor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Administrative Agent shall have the continuing and exclusive right to apply and reapply any and all such proceeds in the Administrative Agent’s sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

12. Costs of Counsel. If at any time hereafter, whether upon the occurrence of an Event of Default or not, the Administrative Agent employs counsel to prepare or consider amendments, waivers or consents with respect to this Pledge Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Pledge Agreement or relating to the Pledged Collateral, or to protect the Pledged Collateral or exercise any rights or remedies under this Pledge Agreement or with respect to the Pledged Collateral, then the Pledgors agree to promptly pay upon demand any and all such reasonable documented costs and expenses of the Administrative Agent or the Lenders, all of which costs and expenses shall constitute Secured Obligations hereunder.

13. Continuing Agreement.

(a) This Pledge Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the Credit Documents pursuant to the stated terms thereof) remain outstanding, any Credit Document or Secured Hedging Agreement is in effect, and until all of the Commitments shall have been terminated. Upon such payment and termination, this Pledge Agreement shall be automatically terminated and the Administrative Agent and the Lenders shall, upon the request and at the expense of the Pledgors, forthwith release all of the Liens and security interests granted hereunder and shall deliver all UCC termination statements and/or other documents reasonably requested by the Pledgors evidencing such termination. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Pledge Agreement.

(b) This Pledge Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Administrative Agent or any Lender in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

14. Amendments; Waivers; Modifications. This Pledge Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 9.1 of the Credit Agreement.

15. Successors in Interest. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall be binding upon each Pledgor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent, to the benefit of the Administrative Agent and the Lenders and their successors and permitted assigns; provided, however, that none of the Pledgors may assign its rights or delegate its duties hereunder without the prior written consent of each Lender or the Required Lenders, as required by the Credit Agreement. To the fullest extent permitted by law, each Pledgor hereby releases the Administrative Agent and each Lender, each of their respective officers, employees and agents and each of their respective successors and assigns (each an “Indemnified Party”), from any liability for any act or omission relating to this Pledge Agreement or the Pledged Collateral, except, with respect to any Indemnified Party, for any liability arising from the gross negligence or willful misconduct of such Indemnified Party or its affiliates, officers, employees or agents, in each case as determined by a court of competent jurisdiction pursuant to a final non-appealable judgment.

16. Notices. All notices required or permitted to be given under this Pledge Agreement shall be in conformance with Section 9.2 of the Credit Agreement.

17. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart. Delivery of executed counterparts of the Pledge Agreement by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered upon the request of the Administrative Agent.

18. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning, construction or interpretation of any provision of this Pledge Agreement.

19. Governing Law; Submission to Jurisdiction and Service of Process; Waiver of Jury Trial; Venue. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). The terms of Sections 9.14 and 9.17 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

20. Severability. If any provision of this Pledge Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

21. Entirety. This Pledge Agreement, the other Credit Documents and any Secured Hedging Agreement represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to this Pledge Agreement, the other Credit Documents, any such Secured Hedging Agreement or the transactions contemplated herein and therein.

22. Survival. All representations and warranties of the Pledgors hereunder shall survive the execution and delivery of this Pledge Agreement, the other Credit Documents and any Secured Hedging Agreement, the delivery of the Notes and the making of the Loans and the issuance of the Letters of Credit under the Credit Agreement.

23. Joint and Several Obligations of Pledgors.

(a) Each of the Pledgors is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Lenders under the Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Pledgors and in consideration of the undertakings of each of the Pledgors to accept joint and several liability for the obligations of each of them.

(b) Each of the Pledgors, jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Pledgors with respect to the payment and performance of all of the Secured Obligations arising under this Pledge Agreement, the other Credit Documents and any Hedging Agreement, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Pledgors without preferences or distinction among them.

(c) Notwithstanding any provision to the contrary contained herein, in any other of the Credit Documents or in any Secured Hedging Agreement, to the extent the obligations of a Pledgor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Pledgor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

24. Rights of Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders. The provisions of Sections 9 and 10 are intended to specify the rights and remedies of the Administrative Agent and the Lenders with respect to the Pledged Collateral and the Pledgors. The relative rights of the Administrative Agent on the one hand and the Lenders on the other hand, and the ability of the Administrative Agent (vis-à-vis the Lenders) to take actions under Sections 9 and 10, are as set forth in Section 8.5 of the Credit Agreement; provided that the foregoing shall not create any limitation on the ability of the Administrative Agent vis-à-vis the Pledgors to exercise its rights and remedies hereunder and shall not afford any right to, or constitute a defense available to any Pledgor.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SCHEDULE 1

Possessory Collateral